UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

EXELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2016

NOTICE OF THE ANNUAL MEETING

AND 2016 PROXY STATEMENT

To the shareholders of Exelon Corporation:

Our annual meeting of shareholders will be held on Tuesday, April 26, 2016 at 9:00 a.m. Eastern Time in Energy Hall at PECO Energy Company headquarters, 2301 Market Street, Philadelphia, Pennsylvania to:

1)	Elect director nominees named in the proxy statement;

2)	Ratify PricewaterhouseCoopers LLP as Exelon’s independent auditor for 2016;

3)	Approve the compensation of our named executive officers as disclosed in the proxy statement;

4)	Approve the management proposal to amend Exelon’s Bylaws to provide proxy access; and

5)	Conduct any other business that properly comes before the meeting.

Shareholders of record as of March 4, 2016 are entitled to vote at the annual meeting.

On or about March 16, 2016, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials we are lowering the costs and reducing the environmental impact of our annual meeting.

Bruce G. Wilson

Senior Vice President,

Deputy General Counsel and Corporate Secretary

Your vote is important. We encourage you to vote promptly.

Internet and telephone voting are available through 11:59 p.m.

Eastern Time on April 25, 2016.

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ii	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Proxy Statement Summary

We are providing these proxy materials in connection with the solicitation by the board of directors of Exelon Corporation (“Exelon,” the “company,” “we,” “us,” or “our”), a Pennsylvania corporation, of proxies to be voted at our 2016 annual meeting of shareholders and at any adjournment or postponement. The annual meeting of shareholders will take place on April 26, 2016 at 9:00 a.m. Eastern Time in Energy Hall at PECO Energy Company headquarters, 2301 Market Street, Philadelphia, Pennsylvania.

MATTERS FOR SHAREHOLDER VOTING

At this year’s annual meeting, we are asking our shareholders to vote on the following matters:

Proposal 1: Election of Directors

The board of directors recommends a vote FOR the election of the director nominees named in this proxy statement. See pages 1-18 for further information on the nominees.

Proposal 2: Appointment of PricewaterhouseCoopers LLP as independent auditor for 2016

The board of directors recommends a vote FOR this proposal. See page 40 for details.

Proposal 3: Advisory Approval of Executive Compensation

The board of directors recommends a vote FOR this proposal. See page 41-87 for details.

Proposal 4: Approve Management Proposal to Amend Exelon’s Bylaws to Provide Proxy Access

The board of directors recommends a vote FOR this proposal. See pages 88-91 for details.

The board of directors knows of no other matters to be presented for action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies intend to vote on these matters in the best interest of all shareholders. Your signed proxy card gives this authority to Darryl M. Bradford and Bruce G. Wilson.

Please refer to the material on pages 94-97 for information about how to cast your votes, who may attend the meeting, and other frequently asked questions.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	iii

Proxy Statement Summary

GOVERNANCE HIGHLIGHTS

Exelon is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our investors, employees, customers, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail on pages 19-33 and in our Corporate Governance Principles which are available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab.

Director Independence

•   12 of our 13 nominees are independent.

•    Our CEO is the only management director.

•    During 2015, all of our board committees (except the generation oversight committee and investment oversight committee) were composed exclusively of independent directors.

Board Leadership	• The positions of Chairman and CEO are separated. Our Chairman is independent.

Executive Sessions	• The independent directors regularly meet in executive sessions without management.

Board Oversight of Risk Management

•   Our board reviews Exelon’s systematic approach to identifying and assessing risks faced by Exelon and our business units.

•   The board considers enterprise risk in connection with emerging trends or developments and the evaluation of capital investments and business opportunities.

•    The board’s finance and risk committee oversees our risk management strategy, policies and practices and financial condition and risk exposures.

Stock Ownership Requirements

•   Our independent directors must hold at least 15,000 shares of Exelon common stock within five years after joining the board.

•   Our CEO must, after five years of employment, hold Exelon Common Stock valued at six times base salary.

•    Executive vice presidents and higher officers must, within five years after employment or September 30, 2012, hold Exelon Common Stock, valued at three times base salary.

Board Practices	• Our board annually reviews its effectiveness as a group. • Continuing director education is provided during regular board and committee meetings. • Directors may not stand for election after age 75.

Accountability	• All directors stand for election annually. • In uncontested elections, directors must be elected by a majority of votes cast.

Board Diversity

•   Directors represent the appropriate mix of skills and characteristics required to best fill the needs of the board in light of Exelon’s strategic direction.

•    3 of 13 directors (23%) are female.

•   2 of 13 directors (15%) are minorities.

iv	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Proxy Statement Summary

2015 EXECUTIVE COMPENSATION HIGHLIGHTS

1 STRONG FINANCIAL AND OPERATIONAL PERFORMANCE

•

Exelon’s adjusted non-GAAP operating earnings per share (EPS) beat the annual incentive program (AIP) target by 8 cents, despite a difficult year in the markets, and was at approximately the mid-point of the upward adjusted earnings guidance range.

•

Exelon Utilities had high performance across the 26 metrics we track, with 21 of them being best or second-best ever including top quartile for each of its utilities (BGE, ComEd and PECO) for outage frequency, customer operations performance, and customer satisfaction, while ComEd and PECO had employee safety records approaching best-in-class.

•

Exelon Generation had exceptional plant performance, including world class nuclear capacity factor of nearly 94 percent, power dispatch match of almost 99 percent, and wind and solar energy capture of close to 96 percent, while Constellation’s load business outperformed expectations, experiencing growth in both our power and gas portfolios.

2 STRONG PAY FOR PERFORMANCE ALIGNMENT ON 2013-2015 PERFORMANCE SHARE AWARD PAYOUT

•

The lagging total shareholder return (TSR) performance due to continued low power prices was reflected in the 10 percent reduction in the payout of the 2013-2015 Performance Share Awards as a result of the TSR modifier in the program design.

•	Our 2015 TSR (including reinvested dividends) was down 22 percent for the year, tracking natural gas prices at Henry Hub, which were down 41 percent from the prior year.

•	The impact of low power prices on Exelon is significant as our exposure to power prices is greater compared with that of our peers.

•

Despite Exelon’s strong financial and operational performance, its lagging stock price was largely driven by factors outside of management’s control such as low power prices, low gas prices, and weak load growth.

3 CEO TARGET TOTAL DIRECT COMPENSATION (TDC) INCREASED SLIGHTLY FROM PRIOR YEAR

•	CEO TDC increased 5 percent from the prior year, with 95 percent of the TDC increase in the form of annual and long-term incentives.

•	Better aligns Mr. Crane’s pay with Exelon’s peer group.

•	Recognizes his contributions made to position the business for future success.

4 KEY STRATEGIC INTIATIVES

•	PJM capacity performance auctions results: These results for 2016-2019 were highly beneficial for Exelon’s generation assets in PJM, yielding $1.4 billion in incremental revenues over our plans.

•

Low carbon portfolio standard: We are disappointed that this failed to move in the Illinois legislature due to the current legislative gridlock over the state’s budget. Finding a comprehensive legislative solution that properly values the reliability and carbon-free benefits of our nuclear assets remains a priority for Exelon in 2016.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	v

Proxy Statement Summary

5 COMMITMENT TO SHAREHOLDER ENGAGEMENT

•	The company met with investors holding approximately 46 percent of outstanding shares, consistent with the prior year.

•

Shareholders largely expressed support for the design changes that we implemented in 2013 and recommended that we stay the course, with the exception of replacing one of the financial metrics (FFO/Debt) with Operating EPS, starting with the 2016-2018 Performance Share Award program. This new metric will align more closely with the company’s overall growth strategy.

vi	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

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Cautionary Statements Regarding Forward-Looking Information

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23 and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this proxy statement.

viii	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

The corporate governance committee regularly assesses the size of the board of directors. The committee believes that the current size of the board is appropriate for Exelon, considering the size and geographic scope of the company and our need to access a wide range of views and backgrounds to reflect the diversity and complexity of our business and the markets we serve. In recent years, the size of the board has ranged from 13 to 15. With the retirement of John Canning at the 2016 annual meeting, there are 13 nominees for director.

The board of directors held eight meetings during 2015. The board also attended a two-day strategy retreat with the senior officers of Exelon and subsidiary companies. All directors attended at least 75% of all board and committee meetings that they were eligible to attend, with an average attendance of approximately 96.38% across all directors for all board and committee meetings. Although Exelon does not have a formal policy requiring attendance at the annual shareholders meeting, all directors generally attend the annual meeting and all directors attended the 2015 annual shareholders meeting.

DIRECTOR QUALIFICATIONS AND NOMINATION

Exelon believes that effective development and execution of Exelon’s strategic direction requires a board of directors that includes individuals who bring diverse experiences, skills, backgrounds, viewpoints and perspectives in order to represent effectively the long-term interests of the public and our shareholders. The board of directors seeks to maintain an appropriate balance of diversity, skills and tenure on the board. Fresh perspectives and new ideas are essential to maintain a nimble and strategic board, while long-serving directors can bring important experience to board deliberations.

The corporate governance committee serves as the nominating committee and recommends director nominees. The board of directors receives the proposed nominations from the corporate governance committee and approves the nominees to be included in the Exelon proxy materials that are distributed to shareholders. The board believes that cognitive diversity among directors is an important consideration in selecting candidates for nomination. When considering candidates, the corporate governance committee and the full board take into account each candidate’s race, ethnicity, gender, age, cultural background, professional experience and other attributes relevant to our business and strategy. The corporate governance committee and the full board determine the appropriate mix of skills and characteristics required to best fill the needs of the board and periodically review and update the criteria as deemed necessary in light of Exelon’s strategic direction. All candidates are considered in light of the following standards and qualifications for director that are contained in the Exelon Corporate Governance Principles:

•	Highest personal and professional ethics, integrity and values;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education or technology;

•	Expertise useful to Exelon and complementary to the background and experience of other Exelon board members;

•	Willingness to devote the required amount of time to the duties and responsibilities of board membership;

•	A commitment to serve over a period of years to develop knowledge about Exelon; and

•	Involvement only in activities or interests that do not create a conflict with responsibilities to Exelon and its shareholders.

The satisfaction of these criteria is assessed by the corporate governance committee and the board. All of the nominees for director meet the standards listed above. In addition, all of the nominees demonstrate an appreciation for diversity among directors.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	1

Election of Directors

The corporate governance committee and the board of directors regularly consider the company’s strategy and the particular skills, experiences and other qualifications that should be represented on the board as a whole in order to achieve Exelon’s strategic direction. Listed below are summaries of specific qualifications that the corporate governance committee and the board believe must be represented on the board.

•	Financial, accounting and financial reporting experience

Exelon uses a wide range of financial metrics to measure its operating performance and strategic opportunities. Accurate and transparent financial reporting, measurement of operating performance, and assessment of the financial merits of strategic opportunities are critical to the company’s success.

•	Senior management leadership / CEO experience

Exelon believes that directors who have significant senior leadership experience are better able to recognize and develop leadership skills in others and are more likely to have a practical understanding of organizations and drivers of individual growth and development.

•	Knowledge of Exelon’s business / industry experience

Exelon engages in a complex business with significant public policy and public safety implications. The development and execution of effective strategy at Exelon depends on directors who have experience with issues of public policy and economics, energy markets, technology, nuclear power, renewable energy, and electric and gas transmission and distribution infrastructure. As the largest operator of nuclear power plants in the country and one of the largest in the world, it is important that the Exelon board include individuals with experience in the operation and oversight of nuclear power facilities.

•	Innovation and technology experience

The industry in which Exelon conducts its business is changing rapidly with the development of new technologies, changing energy policy and environmental regulation, rapid changes in energy markets, and physical and cyber threats against the security of assets and systems. Exelon recognizes the importance of representation on the board of directors by individuals who possess experience in these areas.

•	Government and regulatory experience

Exelon is engaged in a business subject to extensive regulation by multiple state and federal regulatory authorities. Experience with and understanding of government regulation is critical to Exelon’s ability to help shape public policy and government regulation that has a direct effect on Exelon’s business.

•	Risk oversight / risk management experience

Exelon’s business is subject to a number of highly varied risks that could have a significant effect on public safety and shareholder value. An understanding of the most significant risks facing Exelon is a critical skill that must be represented on the board of directors.

•	Investor relations / investment management experience

Exelon must assure strong alignment with its investors in setting strategy and direction. For this reason, the Exelon board of directors must include individuals who have an understanding of investments and the investment decision-making process in order to focus management and the board on significant value drivers.

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Election of Directors

•	Manufacturing, construction, engineering and performance management experience

Exelon invests billions of dollars each year on maintenance and growth investments to improve reliability of Exelon’s electric and gas transmission and distribution systems and enhance customer service. Exelon also invests substantial sums each year for maintenance of complex machinery in the generation portfolio and in development and construction of generation assets. Experience with these complex processes is important for the board of directors to provide appropriate decision-making and oversight related to complex capital projects and large and complex organizations and systems.

DIRECTOR NOMINEES

Upon the recommendation of the corporate governance committee, the board nominated the 13 candidates named below for election as directors, each to serve a term ending with the annual meeting in 2017. Each of the nominees has agreed to be named in this proxy statement and to serve as a director, if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. Exelon does not expect that any director nominee will be unable to serve.

The corporate governance committee and the board believe the skills and experiences listed above are adequately represented among the nominees for director and that the nominees have a wide diversity of experiences that fill the needs of the board and its committees. For example, ten nominees are current or former CEOs of corporations and three others have senior executive leadership experience. Two directors have extensive nuclear experience. Six directors have experience in banking and investment management. Two have served in government or government regulation and one has flag officer military experience. Individual directors have experience or expertise in accounting, auditing, information technology, innovation, utility regulation and operations, and environmental matters, law, the economics of energy, and government affairs. Included in each director nominee’s biographical information is a listing of the key qualifications, skills and experience of each nominee. Each nominee has other qualifications, skills and experiences that are not specifically listed.

The corporate governance committee believes that the nominees for director represent an effective mix of directors in terms of the range of backgrounds and experience and diversity. The nominees consist of directors who range in age from 50 to 71, with an average age of 62 and a median age of 61. The tenure of the nominees as directors is similarly varied, with one director having served since the company’s creation in 2000, one since 2002, two since 2007, one since 2009, five since 2012, one since 2013, one joining in 2015, and one joining in 2016. Four directors come from the Chicago area and one from the Philadelphia area, while eight come from other parts of the country including major metropolitan areas such as New York and Washington, D.C.

A brief summary of the qualifications of all of the nominees as a group is presented below.

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Election of Directors

4	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Election of Directors

The board of directors unanimously recommends a vote “FOR” each of the director nominees below.

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Election of Directors

  ANTHONY K. ANDERSON

 Retired Vice Chair and  Midwest Area Managing  Partner of

 Ernst & Young

 Age: 60

 Director since: 2013

 Committees:

 Chair-Audit Committee

 Member-Finance and Risk

 Committee

 Member-Generation Oversight

 Committee

In 2012, Mr. Anderson retired as the Vice Chair and Midwest Area Managing Partner of Ernst & Young, after a 35-year career with E&Y. In that capacity, Mr. Anderson oversaw a practice of 3,500 audit, tax, and transaction professionals serving clients through the Midwest. Mr. Anderson also served for six years in the Los Angeles area as managing partner of E&Y’s Pacific Southwest region. Mr. Anderson also served as a member of Ernst & Young’s governing body, the Americas Executive Board. Mr. Anderson currently serves on the boards of AAR Corp. (aerospace and defense), where he serves on the audit and compensation committees; Avery Dennison Corporation (labeling and packaging materials), where he serves on the audit and finance committee; and First American Financial Corporation (financial services), where he serves on the governance and nominating committee. Mr. Anderson previously served as a director of the Federal Reserve Bank of Chicago from 2008-2010. Mr. Anderson is the chairman of the board of the Perspectives Charter School. He is also a member of the boards of Chicago Urban League, The Chicago Council on Global Affairs, the Regional Transportation Authority and World Business Chicago. In Los Angeles, Mr. Anderson served as chairman of Town Hall Los Angeles, the Children’s Bureau of Southern California, and the California Science Center. Mr. Anderson is a member of the American, California, and Illinois Institute of Certified Public Accountants.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

Mr. Anderson’s experience as the vice chair of a global professional services firm and his training and experience as an audit partner and certified public accountant enhance his contribution to the Exelon board and add value to his service on the audit, finance and risk and generation oversight committees.

6	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Election of Directors

  ANN C. BERZIN

 Former Chairman and Chief  Executive Officer of Financial  Guaranty Insurance Company  (FGIC)

 Age: 63

 Director since: 2012

 Committees:

 Member-Audit Committee

 Member-Finance and Risk

 Committee

Ms. Berzin served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (FGIC), an insurer of municipal bonds, asset-backed securities and structured finance obligations from 1992 to 2001. Ms. Berzin joined FGIC in 1985 as its General Counsel following seven years of securities law practice in New York City. Ms. Berzin is a director of Ingersoll-Rand plc, Chair of its finance committee, and a member of its audit committee, and previously served as a director of Kindred Healthcare, Inc. (healthcare services) from 2006-2012. Ms. Berzin also served as a director of Constellation Energy Group from 2008 through March 2012 when Constellation merged with Exelon. Ms. Berzin also serves on the board of Baltimore Gas and Electric Company (BGE), an Exelon subsidiary.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Ms. Berzin has broad business and executive leadership experience, as well as expertise in the financial services sector, which is particularly valuable for her service on the finance and risk and audit committees.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	7

Election of Directors

  CHRISTOPHER M. CRANE

 President and Chief Executive  Officer of Exelon Corporation

 Age: 57

 Director since: 2012

 Committees:

 Member-Finance and Risk

 Committee (eff. 2/1/16)

 Member-Generation Oversight

 Committee

 Member-Investment Oversight

 Committee

Mr. Crane is President and Chief Executive Officer of Exelon Corporation. Previously, he served as President and Chief Operating Officer, Exelon and Exelon Generation from 2008 to 2012. In that role, he oversaw one of the U.S. industry’s largest portfolios of electric generating capacity, with a multi-regional reach and the nation’s largest fleet of nuclear power plants. He directed a broad range of activities including major acquisitions, transmission strategy, cost management initiatives, major capital programs, generation asset optimization and generation development. Mr. Crane is one of the leading executives in the electric utility and power industries. He is a member of the executive committee of the Edison Electric Institute and the board of directors of the Institute of Nuclear Power Operations, the industry organization promoting the highest levels of safety and reliability in nuclear plant operation. He is vice chairman of the Nuclear Energy Institute, the nation’s nuclear industry trade association, where he has also served as chairman of the New Plant Oversight Committee and as a member of the Nuclear Strategic Issues Advisory Committee, the Nuclear Fuel Supply Committee and the Materials Initiative Group. Mr. Crane served as a director of Aleris International Inc. from 2010 through 2013 (manufacture and sale of aluminum rolled and extruded products), where he served on the compensation committee and as the chair of the nominating and corporate governance committee. Mr. Crane also serves as chair of the boards of directors of Exelon subsidiaries BGE, Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO).

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Innovation and technology experience

•   Government and regulatory experience

•   Risk oversight / risk management experience

•   Investor relations / investment management experience

•   Manufacturing, construction, engineering and performance management experience

Mr. Crane oversees a family of companies representing every stage of the energy value chain, including Exelon Generation, one of the largest competitive U.S. power generators, with approximately 32,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets; Constellation, which provides energy products and services to more than 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100; and Exelon’s three utilities, which deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

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Election of Directors

  YVES C. DE BALMANN

 Former Co-Chairman of  Bregal  Investments LP

 Age: 69

 Director since: 2012

 Committees:

 Member-Audit Committee  Member-Compensation and  Leadership Development

 Committee

 Member-Finance and Risk

 Committee

Mr. de Balmann served as the Co-Chairman of Bregal Investments LP, a private equity investing firm, from September 2002 through December 2012. He was Vice-Chairman of Bankers Trust Corporation, in charge of Global Investment Banking, until its merger with Deutsche Bank in 1999 when he became Co-Head of Deutsche Bank’s Global Investment Bank, and Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from June 1999 to April 2001, and then a Senior Advisor to Deutsche Bank AG from April 2001 to June 2003. Mr. de Balmann served as a director of Laureate Education, Inc. through December 2014; and he is non-executive Chairman of Conversant Intellectual Property Management. Mr. de Balmann served as a director of Constellation Energy Group from 2003 through March 2012 when Constellation merged with Exelon.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

•    Manufacturing, construction, engineering and performance management experience

Mr. de Balmann has extensive experience in corporate finance, including the derivatives and capital markets as well as industry experience as a director of Constellation Energy Group from 2003 through 2012.

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Election of Directors

NICHOLAS DEBENEDICTIS Chairman, Aqua America Inc. Age: 70 Director since: 2002 Committees: Member-Corporate Governance Committee Member-Finance and Risk Committee Member-Generation Oversight Committee

Mr. DeBenedictis is the Chairman (since 1993) and former President and Chief Executive Officer (1992 - 2015) of Aqua America Inc., a water utility with operations in 10 states. Aqua America is the second largest U.S.-based, publicly-traded water and wastewater company in the country. As CEO, Mr. DeBenedictis has experience in dealing with many of the same development, land use and utility regulatory issues that affect Exelon and its subsidiaries. Mr. DeBenedictis also has extensive experience in environmental regulation and economic development, having served in two cabinet positions in the Pennsylvania government, as Secretary of the Pennsylvania Department of Environmental Resources and as Director of the Office of Economic Development. He also spent eight years with the U.S. Environmental Protection Agency and was President of the Greater Philadelphia Chamber of Commerce for three years. Mr. DeBenedictis joined the board of MISTRAS Group (non-destructive testing) in October 2015 and serves on the Audit Committee. Mr. DeBenedictis has also served as a director of P.H. Glatfelter, Inc. (global supplier of specialty papers and engineered products) since 1995, where he has served on the audit, compensation and finance, and nominating and corporate governance committees and currently serves as the chair of the finance committee and on the compensation committee. Mr. DeBenedictis served as a director of Met-Pro Corporation (global provider of solutions and products for product recovery, pollution control, and fluid handling applications) (1997-2010). While a director of Met-Pro, he served as presiding independent director, chair of the corporate governance and nominating committee and a member of the audit committee. Mr. DeBenedictis has a master’s degree in environmental engineering and science. Mr. DeBenedictis also serves on the boards of ComEd and PECO, which are Exelon subsidiaries.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Government and regulatory experience

•   Risk oversight / risk management experience

•   Investor relations / investment management experience

•   Manufacturing, construction, engineering and performance management experience

As a leader in the greater Philadelphia business community, Mr. DeBenedictis has knowledge of the communities and local economies served by PECO. Mr. DeBenedictis’ contribution to the Exelon board is enhanced by his experience as the former CEO of a public company, his experience on the boards of other companies, his experience as a utility executive, and his experience with environmental regulation, all of which bring useful perspectives to the Exelon board’s finance and risk committee and the generation oversight committee. His prior experience as the presiding director and chair of the corporate governance committee of another public company offers additional insight to the functions of the Exelon corporate governance committee.

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Election of Directors

NANCY L. GIOIA Former Executive, Ford Motor Company Age: 55 Director since: 2016 Committees: Member-Finance and Risk Committee (eff. 2/1/16) Member-Generation Oversight Committee (eff. 2/1/16)

Ms. Gioia formerly served as Ford Motor Company’s Director of Global Connectivity, Electrical and User Experience. During Ms. Gioia’s more than 30-year career at Ford, she led the company’s global electrification efforts. In this role, Ms. Gioia developed the technology, vehicle programs and value chain strategies as well as assessed the economic, social and environmental impacts including consumer insights and acceptance. Ms. Gioia worked closely with the Edison Electric Institute, the U.S. Department of Energy and the engineers at Ford to pilot and implement the strategy. Ms. Gioia serves on the board of Brady Corporation (international manufacturer and marketer, since 2013), where she is technology committee chair and serves on the compensation and management development committee. She also serves on the board and nominating committee of Inforum (women’s professional development and business forum, since 2012) and is the former chair of the Automotive NEXT executive committee. Since 2014, she has also served as an advisory council member on the board of the University of Michigan Electrical and Computer Engineering Council.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Innovation and technology experience

•   Government and regulatory experience

•   Manufacturing, construction, engineering and performance management experience

Ms. Gioia’s extensive background in innovation and product development provides the board with invaluable expertise. Ms. Gioia holds a bachelor of science in Electrical Engineering from the University of Michigan and a master of science in Manufacturing Systems Engineering from Stanford University.

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Election of Directors

  LINDA P. JOJO

 Executive Vice President and  Chief Information Officer of  United Continental Holdings,  Inc.

 Age: 50

 Director since: 2015

 Committees:

 Member-Compensation and  Leadership Development  Committee (eff. 2/1/16)

 Member-Finance and Risk  Committee

Ms. Jojo is Executive Vice President and Chief Information Officer of United Continental Holdings, Inc. She is responsible for the effective implementation and management of technology strategy and solutions to support United’s global business. She has held her current position at United since September 2014. Prior to joining United, she served as Executive Vice President and Chief Information Officer for Rogers Communications Inc., a position she assumed in July 2011. There she was responsible for all IT systems for both customer facing and business support systems. Ms. Jojo served from 2008 to 2011 as Senior Vice President and Chief Information Officer for Energy Future Holdings Corporation in Dallas, which holds a portfolio of competitive and regulated energy companies. She served as Chief Information Officer of Flowserve Corporation in Irving, Texas, from June 2004 to 2008. Ms. Jojo worked for nearly 15 years in leadership positions at General Electric, ultimately serving as the Chief Information Officer of GE Silicones. She started her career at Digital Equipment Corporation. She is also on the board of trustees of the Adler Planetarium in Chicago.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Innovation and technology experience

•   Manufacturing, construction, engineering and performance management experience

Ms. Jojo has a wealth of experience leading complex IT organizations and brings important information technology and innovation expertise to Exelon’s board of directors. Ms. Jojo holds a bachelor’s degree in Computer Science and a master’s degree in Industrial Engineering, both from Rensselaer Polytechnic Institute, Troy, N.Y.

12	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Election of Directors

  PAUL L. JOSKOW, PH. D.

 President of the Alfred P.  Sloan  Foundation

 Age: 68

 Director since: 2007

 Committees:

 Member-Audit Committee

 Member-Finance and Risk  Committee

 Member-Investment Oversight  Committee

Dr. Joskow has been the President of the Alfred P. Sloan Foundation since January 1, 2008. The Sloan Foundation is a philanthropic institution that supports research and education in science, technology and economic performance. He is also the Elizabeth and James Killian Professor of Economics and Management Emeritus at the Massachusetts Institute of Technology (MIT). Dr. Joskow joined the MIT faculty in 1972 and served as head of the MIT Department of Economics (1994-1998) and Director of the MIT Center for Energy and Environmental Policy Research (1999-2007). At MIT he was engaged in teaching and research in the areas of industrial organization, energy and environmental economics, competition policy, and government regulation of industry for over 35 years. Much of his research and consulting activity has focused on the electric power industry, electricity pricing, fuel supply, demand, generating technology, and regulation. He is a Fellow of the American Academy of Arts and Sciences, the Econometric Society and a Distinguished Fellow of the American Economic Association. He has served on the U.S. Environmental Protection Agency’s (“EPA”) Acid Rain Advisory Committee, on the Environmental Economics Committee of EPA’s Science Advisory Board, and on the National Commission on Energy Policy. He served as the Chair of the National Academies Board of Science, Technology and Economic Policy through April 1, 2015 and on the Secretary of Energy Advisory Board until October 1, 2015. He is also a Trustee of the Putnam Mutual Funds. In addition to his teaching, research, publishing and consulting activities, he has experience in the energy business, serving as a director of New England Electric System, a public utility holding company (1987-2000), until it was acquired by National Grid. He then served as a director of National Grid plc, an international electric and gas utility holding company, and one of the largest investor-owned utilities in the world (2000-2007). Dr. Joskow served as a director of TransCanada Corporation from 2004 until March 2013. TransCanada is an energy infrastructure company with gas pipelines, oil pipelines, electric power operations, and natural gas storage facilities. He served on the audit and governance committees of TransCanada. He previously served on the audit committee of National Grid (2000-2005) and was chair of its finance committee until 2007. He also served on the audit committee of New England Electric System and as the chair of the audit committee of the Putnam Mutual Funds (2002-2005).

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Dr. Joskow’s extensive background in economics and experience as a utilities director offer a unique set of skills to the company’s board of directors.

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Election of Directors

  ROBERT J. LAWLESS

 Former Chairman of the Board  of McCormick & Company,  Inc.

 Age: 69

 Director since: 2012

 Committees:

 Chair-Corporate Governance  Committee

 Member-Compensation and  Leadership Development  Committee

 Member-Finance and Risk  Committee (eff. 2/1/16)

Mr. Lawless served as Chairman of the Board of McCormick & Company, Inc. (food manufacturing industry) from January 1997 until March 2009, having also served as President until December 2006 and Chief Executive Officer until January 2008, and is now retired. He is also a director of The Baltimore Life Insurance Company. Mr. Lawless served as a director of Constellation Energy Group from 2002 through March 2012 when Constellation merged with Exelon.

KEY EXPERIENCE AND SKILLS:

•   Financial, accounting and financial reporting experience

•   Senior Management Leadership / CEO Experience

•   Knowledge of Exelon’s business / industry experience

•   Investor relations / investment management experience

•   Manufacturing, construction, engineering and performance management experience

Mr. Lawless has extensive executive leadership and strategic planning experience. As a former chief executive officer of a public company, he can provide a critical perspective on issues affecting public companies.

14	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Election of Directors

  RICHARD W. MIES

 President and Chief Executive  Officer of The Mies Group,  Ltd.

 Age: 71

 Director since: 2009

 Committees:

 Chair-Generation Oversight  Committee

 Member-Audit Committee  Member-Finance & Risk  Committee

Admiral Mies is President and Chief Executive Officer of The Mies Group, Ltd, a private consulting firm that provides strategic planning and risk assessment advice and assistance to clients on international security, energy, defense, and maritime issues. A graduate of the Naval Academy, he completed a 35-year career as a nuclear submariner in the US Navy. Admiral Mies has a wide range of operational command experience; he served as the senior operational commander of the US Submarine Force and he commanded U.S. Strategic Command for four years prior to retirement in 2002. He subsequently served as a Senior Vice President of Science Applications International Corporation, a provider of scientific and engineering applications for national security, energy, and the environment, and as the President and Chief Executive Officer of Hicks and Associates, Inc, a subsidiary of Science Applications International Corporation from 2002-2007. Admiral Mies served as a director of Mutual of Omaha, an insurance and banking company, from 2002-2014, where he chaired the governance committee and served as a member of the audit, compensation, investment, and executive committees. From 2008–2010 Admiral Mies was a director of McDermott International, an engineering and construction company focused on energy infrastructure, where he served on the audit and governance committees. In 2010 he transitioned to the board of Babcock and Wilcox (B&W) when that company spun off from McDermott International. He was the chair of B&W’s safety and security committee and served on the governance committee. Following the split of B&W into Babcock and Wilcox Enterprises and BWX Technologies, Inc., he transitioned to the board of BWXT where he serves on the governance and compensation committees. He is also a member of the Boards of Governors of Los Alamos and Lawrence Livermore National Security LLCs that operate their respective national laboratories. In addition to an undergraduate degree in mechanical engineering and mathematics, Admiral Mies completed post-graduate education at Oxford University, the Fletcher School of Law and Diplomacy, and Harvard University and holds a master’s degree in government administration and international relations.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Innovation and technology experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Manufacturing, construction, engineering and performance management experience

Admiral Mies makes a unique contribution to Exelon’s generation oversight, finance and risk, and audit committees through his extensive leadership experience with nuclear power and strategic planning in the Navy and in business and through his experience on the boards of other companies.

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Election of Directors

  JOHN W. ROGERS, JR.

 Chairman and CEO of Ariel  Investments, LLC

 Age: 57

 Director since: 2000

 Committees:

 Chair-Investment Oversight  Committee

 Member-Corporate Governance  Committee

 Member-Finance and Risk  Committee (eff. 2/1/16)

Mr. Rogers is the founder, Chairman and CEO of Ariel Investments, LLC, an institutional money management firm with over $9 billion in assets under management, and serves as trustee of the Ariel Investment Trust. Since 2003, he has served as a director of McDonald’s Corporation (global foodservice retailer) where he has served on the compensation, finance and governance committees. Previously, he served as a director of Aon Corporation (risk management services, insurance and reinsurance brokerage and human capital and management consulting services) (1993-2012), where he served on the finance committee and as chair of the audit committee; GATX Corporation (rail, marine and industrial equipment leasing) (1998-2004), where he served on the audit committee; Bank One Corporation (bank) (1998-2004), where he served on the audit and risk management and public responsibility committees; and Bally Total Fitness (fitness and health clubs) (2003-2006), where he served as the lead independent director and as chair of the compensation committee.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Mr. Rogers’ experience on the boards of a number of major corporations based in Chicago in a variety of industries has made him a leader in the Chicago business community with perspective into Chicago business developments. His role in Chicago’s and the nation’s African-American community brings diversity to the board and emphasis to Exelon’s diversity initiatives and community outreach. His experience in investment management and financial markets and as a director of an insurance brokerage and services company are useful to Exelon, particularly with respect to risk management and the management of Exelon’s extensive nuclear decommissioning and pension and post-retirement benefit trust funds, which are overseen by the investment oversight committee, which he chairs. Mr. Rogers’ service on the boards and committees of other companies has given him experience that adds further depth to the Exelon corporate governance committee. He has spoken at and participated in a number of corporate governance conferences. He was named by the Outstanding Directors Exchange as one of six 2010 Outstanding Directors.

16	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Election of Directors

  MAYO A. SHATTUCK III

 Former Chairman, President  and Chief Executive Officer of  Constellation Energy

 Age: 61

 Director since: 2012

 Chairman of the Board

 Committees:

 Member-Finance and Risk  Committee (eff. 2/1/16)

 Member-Generation

 Oversight Committee

 Member-Investment

 Oversight Committee

Mr. Shattuck is Chairman of the Board of Exelon Corporation. Previously, Mr. Shattuck served as the Executive Chairman from March 2012 to February 2013. Prior to joining Exelon, Mr. Shattuck was the Chairman, President and Chief Executive Officer of Constellation Energy, a position he held from 2001 to March 2012. Mr. Shattuck was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Bank Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, he served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in June 1999. From 1991 until 1997, Mr. Shattuck was President and Chief Operating Officer and a Director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. Mr. Shattuck is the past Chairman of the Board of the Institute of Nuclear Power Operations and was previously a member of the executive committee of the board of Edison Electric Institute. He was also Co-Chairman of the Center for Strategic & International Studies Commission on Nuclear Policy in the United States. He currently serves on the board of directors of Gap Inc. and is chairman of its audit and finance committee. He also serves as a director of Capital One Financial Corporation, where he is chairman of its compensation committee.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Knowledge of Exelon’s business / industry experience

•    Innovation and technology experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

•    Manufacturing, construction, engineering and performance management experience

Mr. Shattuck’s qualifications to serve as director include his extensive experience in business and the energy industry in particular, gained from his service as Constellation Energy’s Chief Executive Officer, which enables him to effectively identify strategic priorities and execute strategy. His financial expertise gained from his years of experience in the financial services industry also brings a valuable perspective to the board.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	17

Election of Directors

STEPHEN D. STEINOUR Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated Age: 57 Director since: 2007 Committees: Chair-Finance & Risk Committee Member-Audit Committee

Mr. Steinour is the Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated (since 2009), a $64 billion regional bank holding company. Previously, he was the Chairman and Managing Partner of CrossHarbor Capital Partners, a private equity firm (2008-January 2009). From 2006 to 2008, he was President and CEO of Citizens Financial Group, Inc., a multistate commercial bank holding company. Prior to that, Mr. Steinour served as Vice Chairman and Chief Executive Officer of Citizens Mid-States regional banking (2005-2006). He served as Vice Chairman and Chief Executive Officer of Citizens Mid-Atlantic Region (2001-2005). At the beginning of his career, Mr. Steinour was an analyst for the U.S. Treasury Department and subsequently worked for the Federal Deposit Insurance Corporation. Mr. Steinour was a member of the board of trustees of the Liberty Property Trust (an office and industrial property real estate investment trust) from February 2010 until May 2014, where he served on its audit and compensation committees. Mr. Steinour has served on the board of directors of L Brands (fashion retailer) since 2014. He was elected to The Ohio State University Wexner Medical Center Board in November 2013. Mr. Steinour is a member of council of The Pennsylvania Society, a non-profit, charitable organization which celebrates service to the Commonwealth of Pennsylvania. He also serves as a trustee of the Eisenhower Fellowships and is a member of the Columbus Partnership and a trustee of the Columbus Downtown Development Corporation. He is a member of the American Bankers Association. Mr. Steinour also served as a member on the policy and legal affairs committees of the Pennsylvania Business Roundtable, an association of CEOs in large Pennsylvania companies representing significant employment and economic activity in the Commonwealth. He also has served on the board of and as the chairman of the Greater Philadelphia Chamber of Commerce.

KEY EXPERIENCE AND SKILLS:

•    Financial, accounting and financial reporting experience

•    Senior Management Leadership / CEO Experience

•    Innovation and technology experience

•    Government and regulatory experience

•    Risk oversight / risk management experience

•    Investor relations / investment management experience

Mr. Steinour’s experience at Citizens Bank gave him knowledge of the markets that Exelon Generation and PECO serve. His experience as a banker, with strong credit and risk management experience and knowledge of credit and capital markets, and his experience as Chairman and CEO of Huntington Bancshares enhances Mr. Steinour’s value to the Exelon board and to the finance and risk and audit committees.

18	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Corporate Governance at Exelon

DIRECTOR INDEPENDENCE

Under Exelon’s Corporate Governance Principles, a substantial majority of the board must be composed of independent directors, as defined by the NYSE. In addition to complying with the NYSE rules, Exelon monitors the independence of audit and compensation and leadership development committee members under rules of the SEC (for members of the audit committee and compensation and leadership development committee) and the Internal Revenue Service (for members of the compensation and leadership development committee). The board has adopted independence criteria corresponding to the NYSE rules for director independence and the following categorical standards to address those relationships that are not specifically covered by the NYSE rules:

1.	A director’s relationship with another company with which Exelon does business will not be considered a material relationship that would impair the director’s independence if the aggregate of payments made by Exelon to that other company, or received by Exelon from that other company, in the most recent fiscal year, is less than the greater of $1 million or 5% of the recipient’s consolidated gross revenues in that year. In making this determination, a commercial transaction will not be deemed to affect a director’s independence, if and to the extent that: (a) the transaction involves rates or charges that are determined by competitive bidding, set with reference to prevailing market prices set by a well-established commodity market, or fixed in conformity with law or governmental authority; or (b) the provider of goods or services in the transaction is determined by the purchaser to be the only practical source for the purchaser to obtain the goods or services.

2.	If a director is a current employee, or a director’s immediate family member is an executive officer, of a charitable or other tax-exempt organization to which Exelon has made contributions, the contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 2% of that organization’s consolidated gross receipts in that year. In any other circumstance, a director’s relationship with a charity or other tax-exempt organization to which Exelon makes contributions will not be considered a material relationship that would impair the director’s independence if the aggregate of all contributions made by Exelon to that organization in its most recent fiscal year is less than the greater of $1 million or 5% of that organization’s consolidated gross receipts in that year. Transactions and relationships with charitable and other tax-exempt organizations that exceed these standards will be evaluated by the board to determine whether there is any effect on a director’s independence.

Each year, directors are requested to provide information about their business relationships with Exelon, including other boards on which they may serve, and their charitable, civic, cultural and professional affiliations. We also gather information on significant relationships between their immediate family members and Exelon. All relationships are evaluated by Exelon’s Office of Corporate Governance for materiality. Data on transactions between Exelon and companies for which an Exelon director or an immediate family member serves as a director or executive officer are presented to the corporate governance committee, which reviews the data and makes recommendations to the full board regarding the materiality of such relationships for the purpose of assessing director independence. The same information is considered by the full board in making the final determination of independence.

Mr. Crane is not considered an independent director because of his employment as president and chief executive officer of Exelon. Each of the other current Exelon directors was determined by our board of directors to be “independent” under applicable guidelines presented above. The amounts involved in the transactions between Exelon and its subsidiaries, on the one hand, and the companies with which a director or an immediate family member is associated, on the other hand, all fell below the thresholds specified by the NYSE rules and the categorical standards specified in the company’s Corporate Governance Principles. Because Exelon provides utility services through its subsidiaries BGE, ComEd, PECO and Constellation and many of its directors live in areas served by the Exelon subsidiaries, many of the directors are affiliated with businesses and charities that receive utility services from Exelon’s subsidiaries. The corporate governance committee does not review transactions pursuant to which Exelon sells gas or electricity to these businesses or charities at tariffed rates. Similarly, because Exelon and its subsidiaries are active in their communities and make substantial charitable

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Corporate Governance at Exelon

contributions, and many of Exelon’s directors live in communities served by Exelon and its subsidiaries and are active in those communities, many of Exelon’s directors are affiliated with charities that receive contributions from Exelon and its subsidiaries. None of the directors or their immediate family members is an executive officer of any charitable organizations to which Exelon or its subsidiaries contribute. All such payments to charitable organizations were immaterial under the applicable independence criteria.

We describe below various transactions and relationships considered by the board in assessing the independence of Exelon directors.

Ann C. Berzin

Ms. Berzin serves as a director of a public company that provides equipment and services to Exelon Generation. In 2015, Exelon paid that company approximately $238,000.

Nicholas DeBenedictis

Mr. DeBenedictis serves as the chairman, president and chief executive officer of a public water utility company that received approximately $11,800,000 from Exelon for water supplies. Exelon made these purchases under tariffed utility rates. Mr. DeBenedictis serves as a director of a not-for-profit company that received approximately $4,000,000 from Exelon for health care coverage for Exelon employees. Mr. DeBenedictis serves as a director of a company that Exelon paid $1,500,000 in 2015 for Renewable Energy Credits. Mr. DeBenedictis also serves on the Advisory Board of a company which provides financial services for which Exelon paid $7,200,000 in 2015.

Linda P. Jojo

Ms. Jojo is an employee of a commercial airline. In 2015, Exelon paid that company approximately $5,400,000.

Richard W. Mies

Admiral Mies serves as the director of a public company that provides services to Exelon Generation. In 2015, Exelon paid that company approximately $3,900,000.

John W. Rogers, Jr.

Mr. Rogers serves as a director of a company that is a customer of Exelon. The company paid Exelon approximately $18,700,000 in 2015.

Mayo A. Shattuck III

Mr. Shattuck serves as a director of a company that provides service fees and hosting and maintenance fees in connection with analytic services. In 2015, Exelon paid that company approximately $1,800,000 as a result of a competitive bidding process.

Stephen D. Steinour

Mr. Steinour is the chairman, president and chief executive officer of a company that provided financial services to Exelon. In 2015, Exelon paid that company approximately $1,100,000. For additional information, see Related Person Transactions below.

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Corporate Governance at Exelon

RELATED PERSON TRANSACTIONS

Exelon has a written policy for the review and approval or the ratification of related person transactions. Transactions covered by the policy include commercial transactions for goods and services and the purchase of electricity or gas at non-tariffed rates from Exelon or any of its subsidiaries by an entity affiliated with a director or officer of Exelon. The retail purchase of electricity or gas from BGE, ComEd or PECO at rates set by tariff, and transactions between or among Exelon or its subsidiaries are not considered. Charitable contributions approved in accordance with Exelon’s Charitable Contribution Guidelines are deemed approved or ratified under the Related Persons Transaction policy and do not require separate consideration and ratification.

As required by the policy, the board reviewed all commercial, charitable, civic and other relationships with Exelon in 2015 that were disclosed by directors and executive officers of Exelon, BGE, ComEd and PECO, and by executive officers of Exelon Generation that required separate consideration and ratification. The Office of Corporate Governance collected information about each of these transactions, including the related persons and entities involved and the dollar amounts either paid by or received by Exelon. The Office of Corporate Governance also conducted additional due diligence, where required to determine the specific circumstances of the particular transaction, including whether it was competitively bid or whether the consideration paid was based on tariffed rates.

The corporate governance committee and the board reviewed the analysis prepared by the Office of Corporate Governance, which identified those related person transactions which required ratification or approval, under the terms of the policy, or disclosure under the SEC regulations. The corporate governance committee and the board considered the facts and circumstances of each of these related person transactions, including the amounts involved, the nature of the director’s or officer’s relationship with the other party to the transaction, whether the transaction was competitively bid and whether the price was fixed or determined by a tariffed rate.

The committee recommended that the board ratify all of the transactions. On the basis of the committee’s recommendation, the board did so. Several transactions were ratified because the related person served only as a director of the affiliated company, was not an officer or employee of the affiliated company and did not have a pecuniary or material interest in the transaction. For some of these transactions, the value or cost of the transaction was very small, and the board considered the de minimis nature of the transaction as further reason for ratifying it. The board approved and ratified other transactions that were the result of a competitive bidding process, and therefore were considered fairly priced, or arms-length, regardless of any relationship. The remaining transactions were approved by the board, even though the director is an executive officer of the affiliated company, because the transactions involved only retail electricity or gas purchases under tariffed rates or the price and terms were determined as a result of a competitive bidding process. Only one of the related person transactions is required to be disclosed in this proxy statement.

Huntington Bank is a lender to Exelon and its subsidiaries and participates in their credit facilities. Huntington participates in the credit facilities on the same basis as other participating banks with terms based on a competitive process with a syndicate of banks. In 2015, Exelon and its subsidiaries paid Huntington Bank approximately $1,100,000 in fees for credit facilities and letters of credit. Mr. Steinour, an Exelon director, is also Chairman, President and Chief Executive Officer of Huntington Bancshares, the parent of Huntington Bank.

The corporate governance committee and the Exelon board reviewed Huntington Bank’s participation in the credit facilities as related person transactions and concluded that the transactions were in the best interests of Exelon because Huntington participates in the credit facilities on terms equivalent to those of an unrelated bank. There is no indication that Mr. Steinour was involved in the negotiations of the credit facilities or had any direct or indirect material interest in the transactions or influence over them. As compared to Exelon’s and Huntington’s overall revenues, the transactions are immaterial, individually and in the aggregate.

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Corporate Governance at Exelon

CORPORATE GOVERNANCE PRINCIPLES

Exelon is committed to maintaining the highest standards of corporate governance. We believe that strong corporate governance is critical to achieving our performance goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies and other stakeholders.

Our Corporate Governance Principles, together with the board committee charters, provide the framework for the effective governance of Exelon. The board of directors has adopted our Corporate Governance Principles to address matters including qualifications for directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluating board, committee and individual director performance. The Corporate Governance Principles also address director orientation and training, the evaluation of the chief executive officer and succession planning. The Corporate Governance Principles are revised from time to time to reflect emerging governance trends and to better address the particular needs of the company as they change over time.

THE BOARD’S FUNCTION AND STRUCTURE

Exelon’s business, property and affairs are managed under the direction of the board of directors. The board is elected by shareholders to oversee management of the company in the long-term interest of all shareholders. All directors stand for election annually and in uncontested elections must be elected by a majority of the votes cast. The board considers the interests of other constituencies, which include customers, employees, annuitants, suppliers, the communities we serve, and the environment. The board is committed to ensuring that Exelon conducts business in accordance with the highest standards of ethics, integrity, and transparency.

BOARD LEADERSHIP

Exelon’s Corporate Governance Principles grant the board of directors discretion to separate the roles of chairman and chief executive officer if the board determines that such a separation is in the best interests of Exelon and its shareholders. Upon the completion of the merger between Exelon and Constellation Energy Group in 2012, the board of directors separated the positions of chairman of the board and chief executive officer. Currently, Mayo A. Shattuck III serves as the independent chairman of the board of directors. Christopher M. Crane serves as president and chief executive officer of Exelon.

As specified in the Corporate Governance Principles, in the event the chairman of the board cannot fulfill his duties, the chair of the corporate governance committee would serve as the acting chairman of the board until such time as a chairman of the board is selected.

Exelon’s Corporate Governance Principles establish the position of Lead Director when (1) the positions of chairman of the board and the chief executive officer are held by the same person, or (2) for other reasons the person holding the position of chairman of the board is not an independent director under the applicable director independence standards. Dr. William C. Richardson served as Lead Director during 2015. Exelon’s chairman of the board is currently an independent director, so the board has not appointed a Lead Director. In the absence of appointment of a Lead Director when a Lead Director is required, the Corporate Governance Principles call for the chair of the corporate governance committee to serve as the Lead Director. Exelon’s Corporate Governance Principles specify in detail the responsibilities of the Lead Director.

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Corporate Governance at Exelon

The board believes that Exelon has in place effective arrangements and structures to ensure that the company maintains the highest standard of corporate governance and board independence and independent board leadership and continued accountability of the chairman and the CEO to the board. These arrangements and structures include:

•

12 of the 13 nominees are independent and meet the independence requirements under the NYSE listing standards and the additional independence requirements under the company’s Corporate Governance Principles.

•

The audit, compensation and leadership development, and corporate governance committees are composed solely of and chaired by independent directors. The finance and risk, investment oversight and generation oversight committees are chaired by independent directors.

•

A significant portion of the business of the Exelon board is reviewed or approved by the board’s committees, and the agendas of the board’s committees are driven by the independent chairs through their discussions with management.

•

The board agendas, in turn, are determined in large part by the committee agendas, and discussions at board meetings are driven to a significant degree by the committee agendas and the reports the committee chairs present to the full board.

•

The performance and compensation of the CEO is reviewed annually by the full board in executive session under the leadership of the corporate governance and compensation and leadership development committees.

DIRECTOR RETIREMENT POLICY

Exelon’s director retirement policy provides that independent directors must retire at the end of the calendar year in which he or she reaches the age of 75. Dr. William C. Richardson reached age 75 during 2015 and retired from the board effective December 31, 2015. Also, independent directors are required to submit to the board of directors a letter offering to resign if his or her principal occupation or business association changes substantially during his or her tenure as a director. The corporate governance committee will review and recommend to the board the action, if any, to be taken with respect to the offer of resignation.

BOARD OVERSIGHT OF RISK

The company operates in a market and regulatory environment that involves significant risks, many of which are beyond its control. The company has a risk management group consisting of a Chief Enterprise Risk Officer, a Chief Commercial Risk Officer, a Chief Credit Officer and a full-time staff of 130. The risk management group draws upon other company personnel for additional support on various matters related to the identification, assessment and management of enterprise risks. The company also has a Risk Management Committee comprising company officers who meet regularly to discuss matters related to enterprise risk management generally and particular risks associated with new developments or proposed transactions under consideration. Management of the company regularly meets with the Chief Enterprise Risk Officer and the Risk Management Committee to identify and evaluate the most significant risks of the businesses and appropriate steps to manage and mitigate those risks. In addition, the Chief Enterprise Risk Officer and the risk management group perform an annual assessment of enterprise risks, drawing upon resources throughout the company for an assessment of the probability and severity of the identified risks. The Chief Enterprise Risk Officer and senior executives of the company discuss those risks with the board’s finance and risk committee as well as the audit committee and, when appropriate, the BGE, ComEd and PECO boards of directors. In addition, the Exelon board’s generation oversight committee evaluates risks related to the company’s generation business. The committees of the Exelon board regularly report to the full board on the committees’ discussions of enterprise risks. In addition, the Exelon board regularly discusses enterprise risks in connection with consideration of emerging trends or developments and in connection with the evaluation of capital investments and other business opportunities and business strategies.

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Corporate Governance at Exelon

BOARD/COMMITTEE/DIRECTOR EVALUATION

The board has a three-part annual evaluation process that is coordinated by the chair of the corporate governance committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (1) the effectiveness of the board organization and committee structure; (2) the quality of meetings, agendas, presentations and meeting materials; (3) the effectiveness of director preparation and participation in discussions; (4) the effectiveness of director selection, orientation and continuing education processes; (5) the effectiveness of the process for establishing the CEO’s performance criteria and evaluating his performance; and (6) the quality of administrative planning and logistical support.

Individual director performance assessments are conducted informally as needed and involve a discussion among the chairman and other directors, including members of the corporate governance committee, using the performance expectations for directors contained in the Corporate Governance Principles. In addition, the chair of the corporate governance committee or the chairman of the board provides individual feedback, as necessary.

DIRECTOR EDUCATION

The board has a program for orienting new directors and providing continuing education for all directors that is overseen by the corporate governance committee. The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the board. New directors receive materials about Exelon, the board and board policies and operations and attend meetings with the CEO and executive vice presidents and members of their staff for a briefing on the executives’ responsibilities, programs and challenges. New directors are also scheduled for tours of various company facilities, depending on their orientation needs (incumbent directors are also invited to participate in the site visits, if available).

Continuing director education is provided during portions of regular board and committee meetings and focuses on the topics necessary to enable the board to consider effectively issues before them at that time (such as new regulatory or accounting standards). The education often takes the form of “white papers,” covering timely subjects or topics, which a director can review before the meeting and ask questions about during the meeting. The audit committee devotes a meeting each year to educating the committee members about new accounting rules and standards, and topics that are necessary to having a good understanding of our accounting practices and financial statements. The generation oversight committee uses site visits as a regular part of education for its members; the committee holds each meeting at a different generating station (nuclear, fossil or hydro) and the agenda always includes a briefing by local plant management, a tour of the facility and lunch with plant personnel. Continuing director education also involves individual directors’ attendance at director education seminars. The company pays the cost for any director to attend outside director education seminars on corporate governance or other topics relevant to their service as directors.

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INFORMATION ABOUT THE BOARD COMMITTEES

In determining the membership of the committees, the corporate governance committee has sought to have each committee reflect a range of backgrounds and experience and diversity. Every member of the audit committee qualifies as an “audit committee financial expert,” as defined by SEC rules, and most of the members serve or have served on audit committees of other companies. The chairs of the audit and finance and risk committees sit on each other’s committees, and there was significant overlap in the membership of these two committees in 2015. Similarly, the chairs of the corporate governance and compensation and leadership development committees sit on each other’s committees, which is helpful in the company’s process for evaluating the performance and setting the compensation of the CEO. Several members of the corporate governance committee serve or have served on the corporate governance committees of other corporations. Several of the members of the compensation and leadership development committee have served on the compensation committees of other corporations. The investment oversight committee includes members with experience in investment banking and the economics of energy. Effective February 1, 2016, the finance and risk committee includes all members of the board of directors. The finance and risk committee, therefore, includes members with experience in the economics of energy, nuclear operations, and banking and investment management, reflecting experience in dealing with the range of risks that the company faces.

In 2015, six standing committees assisted the board in carrying out its duties: the audit committee, the compensation and leadership development committee, the corporate governance committee, the finance and risk committee, the generation oversight committee and the investment oversight committee. The chairman and the CEO are invited guests and are welcome to attend all committee meetings, except for the CEO when the independent directors meet in executive session. The committees, their membership during 2015 and current memberships, changes in committee assignments in 2015 and 2016, and their principal responsibilities are described below:

Audit	Compensation and Leadership Development	Corporate Governance	Finance and Risk	Generation Oversight	Investment Oversight
Anderson (Chair)	Canning (Chair)	Lawless (Chair)	Steinour (Chair)	Mies (Chair)	Rogers (Chair)
Berzin	de Balmann	Canning	Anderson	Anderson	Crane
de Balmann	Jojo[2]	DeBenedictis	Berzin	Crane	Joskow
Joskow	Lawless	Richardson[1]	Canning[2]	DeBenedictis	Shattuck
Mies	Richardson[1]	Rogers	Crane[2]	Diaz[3]
Richardson[1]			de Balmann	Gioia[2]
Steinour			DeBenedictis	Shattuck
Diaz[3]
Gioia[2]
Jojo[4]
Joskow
Lawless[2]
Mies
Rogers[2]
Shattuck[2]

Notes to Committee Membership Table:

1)	Through December 31, 2015, upon Dr. William C. Richardson’s retirement from the board.

2)	Effective February 1, 2016.

3)	Through April 28, 2015, upon Hon. Nelson A. Diaz’ retirement from the board.

4)	Effective September 1, 2015.

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Corporate Governance at Exelon

AUDIT COMMITTEE

Report of the Audit Committee

The audit committee’s primary responsibility is to assist the board of directors in fulfilling its responsibility to oversee and review the quality and integrity of the company’s financial statements and internal controls over financial reporting, the independent auditor’s qualifications and independence, and the performance of the company’s internal audit function and of its independent auditor.

The audit committee is comprised entirely of independent directors and is governed by a board-approved, written charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The audit committee charter was last amended on January 26, 2016, and is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 93 of this proxy statement.

The audit committee satisfies the independence, financial experience and other qualification requirements of the New York Stock Exchange (NYSE) and applicable securities laws and regulations. The board of directors has determined that each of the members of the audit committee is an “audit committee financial expert” for purposes of the SEC’s rules and also that each of the members of the audit committee is independent as defined by the rules of the NYSE and Exelon’s Corporate Governance Principles.

Under its charter, the audit committee’s principal duties include:

•

Having sole authority to appoint, retain, or replace the independent auditor, subject to shareholder ratification, and to oversee the independence, compensation and performance of the independent auditor;

•	Reviewing financial reporting and accounting policies and practices;

•	Overseeing the work of the internal auditor and reviewing internal controls;

•	With the advice and assistance of the finance and risk committee, reviewing in a general manner the processes by which Exelon assesses and manages enterprise risk; and

•

Reviewing policies and procedures with respect to internal audits of officers’ and directors’ expenses, compliance with Exelon’s Code of Business Conduct, and the receipt and response to complaints regarding accounting, internal controls or auditing matters.

Each member of the audit committee also serves on the finance and risk committee. On occasion, the audit and finance and risk committees have met jointly to review areas of mutual interest between the two committees.

The audit committee meets outside the presence of management for portions of its meetings to hold separate discussions with the independent auditor, the internal auditors, and the chief legal officer.

The audit committee met eight times in 2015, fulfilling its duties and responsibilities as outlined in its charter, as well as receiving periodic updates on the company’s financial performance and strategic initiatives, as well as other matters germane to its responsibilities.

Management has primary responsibility for preparing the company’s financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), the company’s independent auditor, is responsible for auditing those financial statements and expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.

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In this context, the audit committee has reviewed and discussed with management and PwC the company’s audited financial statements contained in the 2015 Annual Report on SEC Form 10-K, including the critical accounting policies applied by the company in the preparation of these financial statements. The audit committee discussed with PwC the requirements of the Public Company Accounting Oversight Board (PCAOB), and had the opportunity to ask PwC questions relating to such matters. These discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

At each of its meetings in 2015, the audit committee met with the company’s chief financial officer and other senior members of the company’s financial management. The audit committee reviewed with PwC and the company’s internal auditor the overall scope and plans for their respective audits in 2015. The audit committee also received regular updates from the company’s internal auditor on internal controls and business risks and from the company’s general counsel on compliance and ethics issues.

The audit committee met with the internal auditor and PwC, with and without management present, to discuss their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting. The audit committee also met with the company’s general counsel and deputy general counsel, with and without management present, to review and discuss compliance and ethics matters, including compliance with the company’s Code of Business Conduct.

On an ongoing basis, the audit committee considers the independence, qualifications, compensation and performance of PwC. Such consideration includes reviewing the written disclosures and the letter provided by PwC in accordance with applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and discussing with PwC their independence.

The audit committee is responsible for the approval of audit fees, and the committee reviewed and pre-approved all fees paid to PwC in 2015. The audit committee has adopted a policy for pre-approval of services to be performed by the independent auditor. Further information on this policy and on the fees paid to PwC in 2015 and 2014 can be found in the section of this proxy statement titled “Ratification of PriceWaterhouseCoopers LLP as Exelon’s Independent Auditor for 2016.” The audit committee periodically reviews the level of fees approved for payment to PwC and the pre-approved non-audit services PwC has provided to the company to ensure their compatibility with independence. The audit committee also monitors the company’s hiring of former employees of PwC.

The audit committee monitors the performance of PwC’s lead partner responsible for the audit, oversees the required rotation of PwC’s lead audit partner and, through the audit committee chair, reviews and approves the selection of the lead audit partner. In addition, to help ensure auditor independence, the audit committee periodically considers whether there should be a rotation of the independent auditor.

PwC has served as the company’s independent auditor since the company’s formation in 2000. As in prior years, the audit committee and management have engaged in a review of PwC in connection with the audit committee’s consideration of whether to recommend that shareholders ratify the selection of PwC as the company’s independent auditor for 2016. In that review, the audit committee considered both the continued independence of PwC and whether retaining PwC is in the best interests of the company and its shareholders. In addition to independence, other factors considered by the audit committee included:

•	PwC’s historical and recent overall performance on the audit, including the quality of the audit committee’s ongoing discussions with PwC;

•

PwC’s expertise and capability in handling the accounting, internal control, process and system risks and practices present in the company’s energy generation and utility businesses, including relative to the corresponding expertise and capabilities of other audit firms;

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Corporate Governance at Exelon

•	the quality, quantity and geographic location of PwC staff, and PwC’s ability to provide responsive service;

•	PwC’s tenure as the company’s independent auditor and its familiarity with the company’s operations and businesses, accounting policies and practices and internal control over financial reporting;

•	the significant time commitment required to onboard and educate a new audit firm that could distract management’s focus on financial reporting and internal control;

•	the appropriateness of PwC’s fees, on both an absolute basis and as compared to services provided by other auditing firms to peer companies;

•	an assessment of PwC’s identification of its known significant legal risks and proceedings that may impair PwC’s ability to perform the audit; and

•	external information on audit quality and performance, including recent PCAOB reports on PwC and its peer firms.

The audit committee has concluded that PwC is independent from the company and its management, and has retained PwC as the company’s independent auditor for 2016. The audit committee and the board believe that the continued retention of PwC is in the best interests of the company and its shareholders and have recommended that shareholders ratify the appointment of PwC as the company’s independent auditor for 2016.

In addition, in reliance on the reviews and discussions referred to above, the Exelon audit committee recommended to the Exelon board of directors (and the Exelon board of directors approved) that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

February 8, 2016 THE AUDIT COMMITTEE
Anthony K. Anderson, Chair Ann C. Berzin Yves C. de Balmann	Paul L. Joskow Richard W. Mies Stephen D. Steinour

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

The compensation and leadership development committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The compensation and leadership development committee charter was last amended on January 26, 2016, and is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 93 of this proxy statement.

The compensation and leadership development committee met six times in 2015. The committee’s principal duties, as discussed in its charter, include:

•	Ensuring that executive compensation levels and targets are aligned with, and designed to achieve, Exelon’s strategic and operating objectives;

•

Reviewing recommendations from management and outside consultants and approving or recommending approval of matters of executive compensation for officers of Exelon and its subsidiaries, including base salary, incentive awards, equity grants, perquisites, and other forms of compensation; and

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•	Reviewing and making recommendations to the board on leadership development, succession planning (other than the chief executive officer and president) and diversity.

Executive officers are involved in evaluation of the performance and development of initial recommendations with respect to compensation adjustments; however, the compensation and leadership development committee (and the independent directors with respect to the compensation of the CEO) makes the final determinations with respect to compensation programs and adjustments. The chairman and the CEO are considered invited guests and are welcome to attend the meetings of the compensation and leadership development committee, except when the committee meets in executive session to discuss, for example, the CEO’s compensation. The chairman and the CEO cannot call meetings of the compensation and leadership development committee.

Management, including the executive officers, makes recommendations as to goals for the incentive compensation programs that are aligned with Exelon’s business plan. The compensation and leadership development committee reviews the recommendations and establishes the final goals. The committee strives to ensure that the goals are consistent with the overall strategic goals set by the board of directors (including the individual goals of subsidiaries, as appropriate), that they are sufficiently difficult to meaningfully incent management performance, and, if the targets are met, that the payouts will be consistent with the design for the overall compensation program. Executive officers take an active role in evaluating the performance of the executives who report to them, directly or indirectly, and in recommending the amount of compensation their subordinate executives receive. Executive officers review peer group compensation data for each of their subordinates in conjunction with their annual performance reviews to formulate a recommendation for base salary and whether to apply an individual performance multiplier to the subordinate executive’s incentive payouts, and if so, the amount of the multiplier.

Executive officers generally do not make recommendations with respect to annual and long-term incentive target percentages or payouts. The CEO reviews all of the recommendations of the executive officers before they are presented to the compensation and leadership development committee. The human resources function provides to the compensation and leadership development committee and the independent directors data showing the history of the compensation of the CEO and data that analyzes the cost of a range of several alternatives for changes to the compensation of the CEO, but the executive officers, the CEO do not make any recommendation to the compensation and leadership development committee or the independent directors with respect to the compensation of the CEO.

The compensation and leadership development committee has delegated to the CEO the authority to make off-cycle equity awards to employees who are not subject to the limitations of Internal Revenue Code Section 162(m), are not executive officers for purposes of reporting under Section 16 of the Securities Exchange Act of 1934, and are not executive vice presidents or higher officers of Exelon, provided that such authority is limited to making grants of up to 600,000 shares in the aggregate, and 20,000 shares per recipient in any year. The compensation and leadership development committee reviews and ratifies these grants.

During fiscal 2015 and as of the date of this proxy statement, none of the members of the compensation and leadership development committee was or is an officer or employee of the company, and no executive officer of the company served or serves on any compensation committee or board of any company that employed or employs any members of the company’s compensation and leadership development committee or board of directors.

Compensation Consultant

Pursuant to the compensation and leadership development committee’s charter, the committee is authorized to retain and terminate, without board or management approval, the services of an independent compensation consultant to provide advice and assistance, as the committee deems appropriate. The committee has the sole authority to approve the consultant’s fees and other retention terms, and reviews the independence of the consultant and any other services that the

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Corporate Governance at Exelon

consultant or the consultant’s firm may provide to the company. The chair of the compensation and leadership development committee reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant directly reports to the committee.

The compensation and leadership development committee has engaged Semler Brossy Consulting Group, LLC and its Managing Principal Ms. Blair Jones as its consultant. The committee determined that Semler Brossy offered the strongest and most responsive team and would provide the most reliable and cost-competitive advice through experience, research and benchmarking. In reviewing the engagement in December 2015, the committee considered the following factors in determining that Ms. Jones and the firm are independent consultants and do not have any conflicts of interest:

•	Semler Brossy performs no other services for the company or its affiliates and received no other fees from the company;

•	the firm has formal written policies designed to prevent conflicts of interest; and

•

there were no relationships of the firm and its consultants and Exelon and its officers, directors or affiliates except that Dr. Richardson had known another consultant from the firm in connection with his consulting for the compensation committee at another company where Dr. Richardson had previously served as a director.

As part of its ongoing services to the compensation and leadership development committee, the compensation consultant supports the committee in executing its duties and responsibilities with respect to Exelon’s executive compensation programs by providing information regarding market trends and competitive compensation programs and strategies. In supporting the committee, the compensation consultant does the following:

•	Prepares market data for each senior executive position, including evaluating Exelon’s compensation strategy and reviewing and confirming the peer group used to prepare the market data;

•	Provides the committee with an independent assessment of management recommendations for changes in the compensation structure;

•	Works with management to ensure that the company’s executive compensation programs are designed and administered consistent with the committee’s requirements; and

•	Provides ad hoc support to the committee, including discussing executive compensation and related corporate governance trends.

Exelon’s human resources staff and senior management use the data provided by the compensation consultant to prepare documents for use by the compensation and leadership development committee in preparing their recommendations to the full board of directors or, in the case of the CEO, the independent directors, on compensation for the senior executives. In addition to its general responsibilities, the compensation consultant attends the compensation and leadership development committee’s meetings, if requested. The committee, or Exelon’s management on behalf of the committee, may also ask the compensation consultant to perform other executive and non-executive compensation-related projects. The committee has established a process for determining whether any significant additional services will be needed and whether a separate engagement for such services is necessary.

The committee has a formal compensation consultant independence policy that codifies its past practices. The compensation consultant independence policy is available on the Exelon website at www.exeloncorp.com, on the corporate governance page under the Investors tab. The purpose of the policy is to ensure that the advisers or consultants retained by the committee are independent of the company and its management, as determined by the committee using its reasonable business judgment. The committee considers all facts and circumstances it deems relevant, such as the nature of any relationship between a compensation consultant, the compensation consultant’s firm, and the company and the nature of any services provided by the compensation consultant’s firm to the company that are unrelated to the compensation consultant’s

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work for the committee. Under the policy, a compensation consultant shall not be considered independent if the compensation consultant or the compensation consultant’s firm receives more than one percent of its annual gross revenues for services provided to the company. Under the policy, the compensation consultant reports directly to the chair of the compensation and leadership development committee, and the committee approves the aggregate amount of fees to be paid to the compensation consultant or the compensation consultant’s firm. The policy requires that the compensation consultant and any associates providing services to the compensation and leadership development committee have no direct involvement with any other aspects of the compensation consultant’s firm’s relationship with Exelon (other than any director compensation services that may be performed for the corporate governance committee), and that no element of the compensation consultant’s compensation may be based on any consideration of the revenues for other services that the firm may provide to Exelon. For 2015, no fees were paid to Semler Brossy for additional services beyond its work as consultant to the compensation and leadership development committee.

CORPORATE GOVERNANCE COMMITTEE

The corporate governance committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The corporate governance committee charter was last amended on January 26, 2016, and is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 93 of this proxy statement.

The corporate governance committee met five times in 2015. In addition to its other duties described elsewhere in this proxy statement, the corporate governance committee’s principal duties, as discussed in its charter, include:

•	Reviewing and making recommendations on corporate, board and committee structure, organization, committee membership, functions, compensation and effectiveness;

•	Monitoring corporate governance trends and making recommendations to the board regarding the Corporate Governance Principles;

•	Identifying potential director candidates and coordinating the nominating process for directors;

•	Coordinating the board’s role in establishing performance criteria for the CEO and evaluating the performance of the CEO;

•	Monitoring CEO succession planning;

•	Overseeing Exelon’s strategies and efforts to protect and improve the environment, including climate change and sustainability policies;

•	Approving or amending delegations of authority for Exelon and its subsidiaries; and

•	Overseeing Exelon’s efforts to promote diversity among its contractors and suppliers.

The committee may act on behalf of the full board when the board is not in session. The committee utilizes an independent compensation consultant to assist it in evaluating directors’ compensation, and for this purpose it periodically asks the consultant to prepare a study of the compensation of the company’s directors compared to the directors of companies in the same peer group used for executive compensation. This study is used as the basis for the corporate governance committee’s recommendations to the full board with respect to director compensation. The corporate governance committee may utilize other consultants, such as specialized search firms to identify candidates for director.

As part of the corporate governance committee’s role in monitoring and oversight of CEO succession planning, the committee developed an emergency CEO succession plan, which is reviewed by the committee and the full board

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annually. In addition, CEO succession is a topic on the agenda for meetings of the full board at least twice each year. In these discussions, the board reviews the qualifications of several potential internal succession candidates and considers their development opportunities.

FINANCE AND RISK COMMITTEE

The finance and risk committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The charter is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback. The finance and risk committee charter was last amended on January 26, 2016, and is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab, and is available in print to any shareholder who requests a copy from Exelon’s corporate secretary as described on page 93 of this proxy statement.

The finance and risk committee met five times in 2015. The finance and risk committee’s principal duties, as discussed in its current charter, include:

•	Overseeing the company’s risk management functions;

•	Overseeing matters relating to the financial condition and risk exposures by Exelon;

•	Monitoring the financial condition, capital structure, financing plans and programs, dividend policy, treasury policies and liquidity and related financial risk at Exelon and its major subsidiaries;

•	Overseeing or appraising of the capital management and planning process, including capital investments, acquisitions and divestitures;

•	Overseeing the company-wide risk management strategy, policies, procedures, and mitigation efforts, including insurance programs;

•	Overseeing the strategy and performance of risk management policies relating to risks associated with marketing and trading of energy and energy-related products; and

•	Reviewing and approving risk policies relating to power marketing, hedging and the use of derivatives.

GENERATION OVERSIGHT COMMITTEE

The generation oversight committee met four times in 2015.

The generation oversight committee’s principal duties, as discussed in its charter, include:

•

Advising and assisting the full board in fulfilling its responsibilities to oversee the safe and reliable operation of all generating facilities owned or operated by Exelon or its subsidiaries, including those in which Exelon has significant equity or operational interests;

•	Overseeing the management and operation of the company’s generating facilities and the overall organizational effectiveness (both corporate and stations) of the generation operations;

•	Overseeing the establishment of and compliance with policies and procedures to manage and mitigate risks associated with the security and integrity of Exelon Generation’s assets; and

•	Reviewing environmental, health and safety issues related to the company’s generating facilities.

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INVESTMENT OVERSIGHT COMMITTEE

The investment oversight committee is responsible for general oversight of Exelon’s investment management functions. The committee serves as a resource and advisory panel for Exelon’s management-level investment management team and reports to the board.

The investment oversight committee met three times in 2015.

The investment oversight committee’s principal duties, as discussed in its charter, include:

•

Overseeing the management and investment of the assets held in trusts established or maintained by the company or any subsidiary for the purpose of funding the expense of decommissioning nuclear facilities;

•	Monitoring the performance of the nuclear decommissioning trusts and the trustees, investment managers and other advisors and service providers for the trusts;

•

Overseeing the evaluation, selection and retention of investment advisory and management, consulting, accounting, financial, clerical or other services with respect to the nuclear decommissioning trusts;

•	Overseeing the evaluation, selection and appointment of trustees and other fiduciaries for the nuclear decommissioning trusts;

•	Overseeing the administration of the nuclear decommissioning trusts; and

•	Monitoring and receiving periodic reports concerning the investment performance of the trusts under the pension and post-retirement welfare plans and the investment options under the savings plans.

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Compensation of Non-Employee Directors

COMPENSATION OF NON-EMPLOYEE DIRECTORS

For their service as directors of the corporation in 2015, Exelon’s non-employee directors received the compensation shown in the following table and explained in the accompanying notes. Mr. Crane, not shown in the table, received no additional compensation for his service as a member of the board of directors or its committees.

	Fees Earned or Paid in Cash		Stock Awards (see description below)	All Other Compensation (Note 1)	Total
	Annual Board & Committee Retainers	Board & Committee Meeting Fees
Anderson	$110,000	$55,000	$100,000	$—	$265,000
Berzin	85,000	46,000	100,000	15,000	246,000
Canning	90,000	34,000	100,000	15,000	239,000
de Balmann	85,000	58,000	100,000	—	243,000
DeBenedictis	85,000	54,000	100,000	15,000	254,000
Diaz [2]	27,788	7,000	32,692	505,000	572,480
Jojo [3]	26,739	10,000	33,152	—	69,891
Joskow	85,000	52,000	100,000	—	237,000
Lawless [4]	90,000	46,000	100,000	—	236,000
Mies	110,000	58,000	100,000	15,000	283,000
Richardson [4]	110,000	60,000	100,000	500,000	770,000
Rogers	90,000	36,000	100,000	15,000	241,000
Shattuck	385,000	38,000	100,000	15,000	538,000
Steinour	95,000	40,000	100,000	15,000	250,000
Total All Directors	1,474,528	594,000	1,265,844	1,110,000	4,444,372

Notes:

(1)

Values in this column represent the company’s matching portion of the director’s contribution to qualified non-for-profit organizations pursuant to Exelon’s matching gift plan described below in Other Compensation. For Mr. Diaz and Dr. Richardson, the amount includes charitable contributions made by Exelon following their retirement in honor of their service to the company and its shareholders.

(2)	Mr. Diaz retired from the board effective April 28, 2015. All retainers were prorated through that date.
(3)	Ms. Jojo was appointed to the board effective September 1, 2015. All retainers were prorated from that date.
(4)

In addition to the amounts shown in the table, Mr. Lawless and Dr. Richardson, who also served as directors of the Exelon Foundation during 2015, received $4,000 each from the Foundation for attending meetings of the Foundation’s board. Exelon contributes to the Foundation to pay for the Foundation’s operating expenses.

Fees Earned or Paid in Cash

In 2015, all directors received an annual retainer of $80,000 paid in cash. In 2015, Dr. Richardson served as the Lead Director and received an additional annual retainer of $25,000. The non-executive chairman of the board received an annual retainer at the rate of $300,000 per year in addition to board and selected committee meeting fees. Committee chairs receive an additional $10,000 retainer per year. In recognition of the additional time commitment and responsibility, members of the audit committee and generation oversight committee, including the committee chairs, receive an additional $5,000 per year for their participation on these committees, and the chairs of these committees receive a $20,000 annual retainer.

Directors receive $2,000 for each meeting of the board that they attend, whether in person or by means of teleconferencing or video conferencing equipment. Directors serving on board committees receive $2,000 for each meeting they attend;

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directors serving on the generation oversight committee receive $3,000 for each meeting of that committee they attend due to the additional travel that is required and the length of those meetings. Directors also receive a $2,000 meeting fee for attending the annual shareholders meeting and the annual strategy retreat.

Stock Awards

Rather than paying directors entirely in cash, Exelon pays a significant portion of director compensation in the form of deferred stock units. Directors receive deferred stock units worth $100,000 per year. Deferred stock units are granted and credited to a notional account maintained on the books of the corporation at the end of each calendar quarter based upon the closing price of Exelon common stock on the day the quarterly dividend is paid. Deferred stock units earn the same dividends available to all holders of Exelon common stock, which are reinvested in the account as additional stock units. The deferred stock units are not paid out to the directors until they retire from the board, leaving these amounts at risk during the director’s entire tenure on the board.

As of December 31, 2015, the directors held the following amounts of deferred Exelon common stock units. The units are valued at the closing price of Exelon common stock on December 31, 2015, which was $27.77. Legacy plans include those stock units earned from Exelon’s predecessor and merged companies, PECO Energy Company, Unicom Corporation and Constellation Energy Group, Inc. For Mr. Rogers, the legacy deferred stock units reflect accrued benefits from the Unicom 1996 Directors Fee Plan, which was terminated in 2000; for Ms. Berzin, Mr. de Balmann and Mr. Lawless the legacy units reflect accrued benefits from the Constellation Energy Group, Inc. Deferred Compensation Plan for Non-employee Directors, which was terminated on March 12, 2012.

	Year First Elected to the Board	Deferred Stock Units From Legacy Plans #	Deferred Stock Units From Exelon Plan #	Total Deferred Stock Units #	Fair Market Value as of 12/31/15 $
Anthony K. Anderson	2013	—	9,765	9,765	$271,174
Ann C. Berzin	2012	25,997	12,767	38,764	1,076,476
John A. Canning	2008	—	23,096	23,096	641,376
Yves C. de Balmann	2012	35,897	12,767	48,664	1,351,399
Nicholas DeBenedictis	2002	—	31,138	31,138	864,702
Nelson A. Diaz	2004	—	28,663	28,663	795,972
Linda P. Jojo	2015	—	1,221	1,221	33,907
Paul L. Joskow	2007	—	24,670	24,670	685,086
Robert J. Lawless	2012	39,830	12,767	52,597	1,460,619
Richard W. Mies	2009	—	21,838	21,838	606,441
William C. Richardson	2005	—	28,652	28,652	795,666
John W. Rogers, Jr	2000	4,760	40,838	45,598	1,266,256
Mayo A. Shattuck III	2012	—	9,495	9,495	263,676
Stephen D. Steinour	2007	—	25,026	25,026	694,972
Total All Directors		106,484	282,703	389,187	$10,807,722

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	35

Compensation of Non-Employee Directors

Deferred Compensation

Directors may elect to defer any portion of their meeting fees and cash retainers as described above in a non-qualified multi-fund deferred compensation plan. Each director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including those amounts invested in the Exelon common stock fund) will be settled in cash and may be distributed in a lump sum or in annual installment payments upon a director’s reaching age 65, age 72 or upon retirement from the board. These funds are identical to those that are available to company employees who participate in the Exelon Employee Savings Plan.

Other Compensation

Exelon has a board expense reimbursement policy under which directors are reimbursed for reasonable travel to and from their primary or secondary residence and lodging expenses incurred when attending board and committee meetings or other events on behalf of Exelon (including director’s orientation or continuing education programs, facility visits or other business related activities for the benefit of Exelon). Under the policy, Exelon will arrange for its corporate aircraft to transport groups of directors, or when necessary, individual directors, to meetings in order to maximize the time available for meetings and discussion. Directors may bring their spouses or guests on Exelon’s corporate aircraft when they are invited to an Exelon event, and the value of this travel, calculated according to IRS regulations, is imputed to the director as additional taxable income.

Exelon pays the cost of a director’s spouse’s travel, meals, lodging and related activities when the spouses are invited to attend company or industry related events where it is customary and expected that directors attend with their spouses. The cost of such travel, meals and other activities is imputed to the director as additional taxable income. However, in most cases there is no direct incremental cost to Exelon of providing transportation and lodging for a director’s spouse when he or she accompanies the director, and the only additional costs to Exelon are those for meals and activities and to reimburse the director for the taxes on the imputed income. In 2015, Exelon incurred no direct incremental cost to provide these perquisites and the aggregate amount paid to all directors as a group (14 directors) for reimbursement of taxes on imputed income was $525.

Exelon has a matching gift program available to directors, officers and employees that matches their contributions to eligible not-for-profit organizations up to $15,000 per year for directors; $10,000 per year for executives and up to $5,000 per year for other employees.

Compensation Philosophy

The Exelon board has a policy of targeting their compensation to the median board compensation of the same peer group of companies used to benchmark executive compensation. In January 2014, the board increased the annual cash retainer for board service from $50,000 to $80,000 in order to bring total director compensation closer to the median target, but left all other compensation unchanged. Director compensation has remained unchanged since January 2014.

36	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Ownership of Exelon Stock

STOCK OWNERSHIP REQUIREMENTS FOR DIRECTORS AND OFFICERS

Under Exelon’s Corporate Governance Principles, all directors are required to own, within five years after election to the board, at least 15,000 shares of Exelon common stock or deferred stock units or shares accrued in the Exelon common stock fund of the directors’ deferred compensation plan. The board amended the corporate governance principles in July 2013 to increase the ownership requirement from 5,000 shares to 15,000 shares. The corporate governance committee utilized an independent compensation consultant who determined that, compared to its peer group, Exelon’s ownership requirement is reasonable.

To strengthen the alignment of executives’ interests with those of shareholders, the compensation and leadership development committee establishes stock ownership requirements for officers of the company. Officers, other than the CEO, are required to own, within the later of five years after their employment or September 30, 2012, stock having a market value (based on the 60-day average stock price as of September 30, 2012) equal to or greater than multiples of their base salary or fixed numbers of shares as shown in the table below. The CEO is required to own six times his base salary. The compensation and leadership development committee has determined that stock options are not considered for purposes of satisfying this requirement. Unvested restricted shares, restricted stock units, and shares held in the Exelon Stock Deferral Plan will count toward the stock ownership requirement, as will certificates and dividend reinvestment plans; shares held in 401(k) Employee Savings Plans; shares held by spouses or children; broker accounts held in street name; and IRAs and trust accounts in which the executive is a beneficiary. These guidelines may be equitably adjusted in the case of promotions in the discretion of the Senior Vice President and Chief Human Resources Officer.

Officer	Number of Exelon Shares
Chief Executive Officer	6 x annual salary divided by 60-day average share price
Exelon executive vice presidents and above	3 x annual salary divided by 60-day average share price
Presidents of subsidiary companies	2 x annual salary divided by 60-day average share price
Senior vice presidents	The lesser of 17,500 shares or 2 x annual salary divided by 60-day average share price
Vice presidents and other executives	The lesser of 6,500 shares or 1 x annual salary divided by 60-day average share price

The following table shows the status of each currently-employed NEO against the new ownership targets as of January 31, 2016.

Name	Stock Ownership Target (Shares) [A]	Total Shares and Share Equivalents Held as of January 31, 2016 [B]	Stock Ownership Percentage [B]/[A]
Crane	188,062	468,294	249%
Thayer	53,148	160,792	303%
Cornew	57,236	159,840	279%
Von Hoene	57,236	161,404	282%
O’Brien	59,280	149,051	251%

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	37

Ownership of Exelon Stock

BENEFICIAL OWNERSHIP TABLE

The following table shows the ownership of Exelon common stock as of January 31, 2016 by each director, each named executive officer in the Summary Compensation Table, and for all directors and executive officers as a group.

	[A]	[B]	[C]	[D]=[A]+[B]+[C]	[E]	[F]=[D]+[E]
Directors (Note 3)	Beneficially Owned Shares	Shares Held in Company Plans (Note 1)	Vested Stock Options and Options that Vest Within 60 days	Total Shares Held	Share Equivalents to be Settled in Cash (Note 2)	Total Share Interest
Anthony K. Anderson[4]	—	9,765	—	9,765	—	9,765
Ann C. Berzin	—	38,764	—	38,764	12,957	51,721
John A. Canning, Jr.	5,000	23,096	—	28,096	1,152	29,248
Yves, C. de Balmann	1,910	48,664	—	50,574	—	50,574
Nicholas DeBenedictis	5,000	31,138	—	36,138	—	36,138
Linda P. Jojo[4]	—	1,221	—	1,221	—	1,221
Paul L. Joskow	2,000	24,670	—	26,670	6,285	32,955
Robert J. Lawless	3,273	52,597	—	55,870	11,812	67,682
Richard W. Mies	—	21,838	—	21,838	—	21,838
William C. Richardson	1,786	28,652	—	30,438	—	30,438
John W. Rogers, Jr.	11,374	45,598	—	56,972	14,325	71,297
Mayo A. Shattuck III	491,436	9,495	2,955,520	3,456,451	—	3,456,451
Stephen D. Steinour	5,001	25,026	—	30,027	30,751	60,778
Christopher M. Crane	240,157	222,126	544,000	1,006,283	6,011	1,012,294
Jonathan W. Thayer	70,784	90,008	650,366	811,158	—	811,158
Kenneth W. Cornew	62,844	95,394	143,700	301,938	1,602	303,540
William A. Von Hoene, Jr.	87,509	70,766	251,200	409,475	3,129	412,604
Denis P. O’Brien	79,364	63,913	249,700	392,977	5,774	398,751
Total
Directors & Executive Officers as a group (23 people) See Note 3	1,242,880	1,020,478	5,018,886	7,282,244	93,798	7,376,042

(1)	The shares listed under Shares Held in Company Plans, Column [B], include directors’ deferred stock units, officers’ restricted stock units and deferred shares held in the Stock Deferral Plan.
(2)

The shares listed above under Share Equivalents to be Settled in Cash, Column [E], include phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination.

38	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Ownership of Exelon Stock

(3)

Beneficial ownership, shown in Column [A], of directors and executive officers as a group represents less than 1% of the outstanding shares of Exelon common stock. Total includes share holdings from all directors and NEOs as well as those executive officers listed in Item 1, Executive Officers of the Registrants in Exelon’s 2015 Annual Report on Form 10-K filed on February 3, 2016 who are not NEOs for purposes of compensation disclosure.

(4)	Mr. Anderson was appointed to the board effective February 1, 2013; Ms. Jojo was appointed to the board effective September 1, 2015.

OTHER SIGNIFICANT OWNERS OF EXELON STOCK

Shown in the table below are those owners who are known to Exelon to hold more than 5% of the outstanding common stock. This information is based on the most recent Schedule 13Gs filed with the SEC by BlackRock, Inc. on February 10, 2016, Capital Research Global Investors on February 16, 2016, FMR LLC on February 12, 2016, The Vanguard Group on February 10, 2016, and State Street Corporation on February 12, 2016.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	66,693,581	7.25%
Capital Research Global Investors (2) 333 South Hope Street Los Angeles, CA 90071	60,495,735	6.58%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	57,627,572	6.26%
FMR LLC (4) 245 Summer Street Boston, MA 02210	53,391,732	5.80%
State Street Corporation (5) State Street Financial Center One Lincoln Street Boston, MA 02111	52,883,925	5.75%

(1)	BlackRock, Inc. disclosed in its Schedule 13G/A that it has sole power to vote or to direct the vote of 58,837,656 shares and sole power to dispose or direct the disposition of 66,693,581 shares.
(2)	Capital Research Global Investors disclosed in its Schedule 13G/A that it has sole voting and dispositive power over 60,495,735 shares.
(3)

The Vanguard Group disclosed in its Schedule 13G/A that it has sole power to vote or direct the vote of 1,689,231 shares, shared voting power over 87,100 shares, sole power to dispose or direct the disposition of 55,849,781 shares, and shared dispositive power over 1,777,791 shares.

(4)	FMR LLC disclosed in its Schedule 13G that it has sole power to vote or direct the vote of 3,030,691 shares and sole power to dispose or direct the disposal of 53,391,732 shares.
(5)	State Street Corporation disclosed in its Schedule 13G/A that it has shared voting power over 42,704,841 shares and shared dispositive power over 52,883,925 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon signed affirmations received from directors and officers, as well as administrative review of company plans and accounts administered by private brokers on behalf of directors and officers which have been disclosed to Exelon by the individual directors and officers, Exelon believes that its directors and officers made all required filings on a timely basis during 2015.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	39

Exelon’s Independent Auditor for 2016

PROPOSAL 2: THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS EXELON’S INDEPENDENT AUDITOR FOR 2016

The audit committee and the board of directors have concluded that retaining PricewaterhouseCoopers LLP (PwC) is in the best interests of the company and its shareholders based on consideration of the factors set forth in the Report of the Audit Committee on pages 26-28 of this proxy statement. Representatives of PwC will attend the annual meeting to answer appropriate questions, and may make a statement if they desire.

The Exelon audit committee policy for pre-approval of audit and non-audit services to be performed by the independent auditor is available on the Exelon website at www.exeloncorp.com on the corporate governance page under the Investors tab. Under this policy the audit committee pre-approves all audit and non-audit services to be provided by the independent auditor, taking into account the nature, scope and projected fees of each service as well any potential implications on auditor independence. The policy specifically sets forth services the independent auditor is prohibited from performing by applicable law or regulation. Further, the audit committee may determine to prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the audit committee on an annual basis. For any services not covered by these initial pre-approvals, the audit committee has delegated authority to the committee’s chair to pre-approve any audit or permitted non-audit service with fees in amounts less than $500,000. Services with fees exceeding $500,000 require full committee pre-approval. The audit committee receives quarterly reports on the actual services provided by and fees incurred with the independent auditor. None of the services provided by the independent auditor was provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Exelon’s annual financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	Year Ended December 31,
(in thousands)	2015	2014
Audit fees (a)	$18,287	$17,751
Audit related fees (b)	2,392	1,607
Tax fees (c)	1,250	1,562
All other fees (d)	160	37

(a)

Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including issuance of comfort letters and consents for debt and equity issuances and other attest services required by statute or regulation.

(b)

Audit related fees consist of assurance and related services that are traditionally performed by the auditor such as accounting assistance and due diligence in connection with proposed acquisitions or sales, consultations concerning financial accounting and reporting standards and audits of stand-alone financial statements or other assurance services not required by statute or regulation.

(c)

Tax fees consist of tax compliance, tax planning and tax advice and consulting services, including assistance and representation in connection with tax audits and appeals, tax advice related to proposed acquisitions or sales, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(d)	All other fees primarily reflect accounting research software license costs.

The board of directors unanimously recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor for 2016.

40	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing shareholders with an annual advisory vote on the compensation paid to the company’s named executive officers, as disclosed in this proxy statement, in accordance with the compensation disclosure rules of the SEC. Accordingly, you may vote on the following resolution at the 2016 annual meeting.

RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.

The board of directors recommends a vote FOR this proposal because it believes:

•	The company’s compensation framework is effective in achieving its goals of providing market competitive pay that fosters the attraction, motivation and retention of key talent;

•	A majority of compensation is performance-based and contingent on achieving financial and operational results that align the interests of executives with those of the company’s shareholders; and

•	The compensation framework is consistent with best practices that drive outstanding company performance while creating long-term shareholder value.

While this advisory proposal, commonly referred to as “say-on-pay,” is not binding, the board of directors and the compensation and leadership development committee will review and consider the voting results when annually evaluating our executive compensation program.

When casting your 2016 say on pay vote, we encourage you to consider the company’s 2015 performance, which included strong financial performance in the middle of Exelon’s upwardly adjusted earnings guidance range, with the utilities earning over $1 billion in net income and an aggregate return on equity of 9.5 percent leveraging strong results in reliability, customer service, and outstanding operational performance. The utilities achieved best or second best ever in 21 of the 26 metrics we track and Exelon Nuclear performed at world class levels for reliability in all seasons at a nearly 94 percent capacity factor. We were, however, disappointed with lagging total shareholder return, which followed gas prices down. The compensation and leadership development committee and board continue to believe that the changes to the compensation program we made in 2013, largely based on shareholder feedback and alignment with market practice, have strengthened the connection of pay with performance. The committee and the board appreciate your feedback and continue to look forward to hearing from shareholders about potential future program enhancements.

The board of directors unanimously recommends a vote “FOR” approval of the compensation paid to the company’s named executives, as disclosed in this proxy statement.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	41

Report of the Compensation and Leadership Development Committee

“Exelon’s executive compensation framework is designed to pay for performance and align the interests of executives, shareholders and other key stakeholders.”

The Compensation & Leadership Development Committee

The committee is composed solely of independent directors, and we are accountable for ensuring that the decisions we make about executive compensation are in the best long-term interests of shareholders. We accomplish this objective by having robust executive compensation principles. One of the tenets is having a strong compensation framework that drives pay for performance and aligns executive pay with shareholder interests. For Exelon’s CEO, 90 percent of his compensation is at risk in the form of annual and long-term incentives, with 78 percent of total pay tied directly to Exelon’s stock price performance. Therefore, as the stock rises or falls, the CEO’s compensation is aligned with shareholders’ interests.

The committee proactively seeks shareholder feedback as part of its year-round engagement program, which includes reaching out to our top shareholders to listen to feedback regarding our executive compensation program, disclosure practices and corporate governance. The committee values our shareholders’ insights and considers their feedback in addition to other factors such as emerging market practices, when formulating our executive compensation programs and making pay decisions. A full description of our shareholder outreach efforts and the changes we have made based on your feedback is detailed under “Shareholder Engagement” below.

The compensation and leadership development committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in the 2016 Proxy Statement. Dr. William C. Richardson, a long-time member of the committee, retired from the board of directors on December 31, 2015, and Linda Jojo was appointed to the committee as of February 1, 2016, after the 2015 compensation decisions had been made.

February 25, 2016

THE COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE

John A. Canning, Jr., Chair

Yves C. de Balmann

Robert J. Lawless

42	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Compensation Discussion & Analysis

Section I:	Overview
Section II:	How We Design Our Executive Compensation Programs to Pay for Performance
Section III:	What We Pay and Why We Pay it
Section IV:	Governance Features of Our Executive Compensation Programs

Section I: Overview

Company Strategy

Exelon’s key objectives are to employ our competitive integrated business model to deliver stable growth, sustainable earnings and an attractive dividend.

•	Stable Growth – Grow our regulated and contracted businesses and optimize our existing generation portfolio

•

Sustainable Earnings – Profits from utilities, contracted assets, and balanced generation to load strategy are an engine for predictable earnings, and our generation business positions us to capture market upside

•	Attractive Dividend – Dividend will be covered by the utilities, insulated from the earnings volatility of the generation business

Exelon will continue to do what it does best: operate its generation, transmission and distribution assets at the highest levels of excellence and reliability; find and deliver innovative and responsive solutions for customer priorities; invest for stable and reliable returns; and work to ensure a fair and competitive environment for our assets. The pace of change in our business is unprecedented. Exelon’s culture of innovation and excellence is designed to ensure that we keep this pace, and that we never take our eye off the essentials – keeping the lights on and the gas flowing.

Executive Compensation Goals are aligned with the Company’s Strategy: In designing the company’s executive compensation programs, the committee strives to align the goals and underlying metrics with the company’s strategy, while including compensation risk-mitigating design features to discourage our executives and employees from taking excessive risks for short-term benefits that may harm the company and our shareholders. We believe consistent execution of our strategy over multi-year periods will lead to long-term value creation for our shareholders.

Base Salary increases are modest and averaged 2.5 percent in 2015 for our NEOs, which was lower than the 3.0 percent market data for executives.

For the company’s Annual Incentive Program (“AIP”), all named executive officers (“NEOs”), with the exception of the CEO of Exelon Utilities, are tied 100 percent to adjusted non-GAAP operating earnings per share (“EPS”), directly correlating to bottom-line financial results that drive shareholder value creation. For the Long-Term Incentive (“LTI”) Program, our NEOs receive both Performance Share Units (“PShares”) and Restricted Stock Units (“RSUs”). The PShares are contingent on achieving a threshold level of performance over a three-year period based on two goals — financial management and operational excellence — that are aligned with driving long-term shareholder value creation. A full scorecard for the PShare goals, underlying metrics, and 2013-2015 performance, including the total shareholder return (“TSR”) modifier is set forth below.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	43

Compensation Discussion & Analysis

Key Take-Aways for 2015

1 STRONG FINANCIAL AND OPERATIONAL PERFORMANCE

•

Exelon’s adjusted non-GAAP operating earnings per share (EPS) beat the annual incentive program (AIP) target by 8 cents, despite a difficult year in the markets, and was at approximately the mid-point of the upward adjusted earnings guidance range.

•

Exelon Utilities had high performance across the 26 metrics we track, with 21 of them being best or second-best ever including top quartile for each of its utilities (BGE, ComEd and PECO) for outage frequency, customer operations performance, and customer satisfaction, while ComEd and PECO had employee safety records approaching best-in-class.

•

Exelon Generation had exceptional plant performance, including world class nuclear capacity factor of nearly 94 percent, power dispatch match of almost 99 percent, and wind and solar energy capture of close to 96 percent, while Constellation’s load business outperformed expectations, experiencing growth in both our power and gas portfolios.

2 STRONG PAY FOR PERFORMANCE ALIGNMENT ON 2013-2015 PSHARE PAYOUT

•	The lagging TSR performance due to continued low power prices was reflected in the 10 percent reduction in the payout of the 2013-2015 PShares as a result of the TSR modifier in the program design.

•	Our 2015 TSR (including reinvested dividends) was down 22 percent for the year, tracking natural gas prices at Henry Hub, which were down 41 percent from the prior year.

•	The impact of low power prices on Exelon is significant as our exposure to power prices is greater compared with that of our peers.

•

Despite Exelon’s strong financial and operational performance, its lagging stock price was largely driven by factors outside of management’s control such as low power prices, low gas prices, and weak load growth.

3 CEO TARGET TOTAL DIRECT COMPENSATION (TDC) INCREASED SLIGHTLY FROM PRIOR YEAR

•	CEO TDC increased 5 percent from the prior year, with 95 percent of the TDC increase in the form of annual and long-term incentives.

•	Better aligns Mr. Crane’s pay with Exelon’s peer group.

•	Recognizes his contributions made to position the business for future success.

4 KEY STRATEGIC INTIATIVES

•	PJM capacity performance auctions results: These results for 2016-2019 were highly beneficial for Exelon’s generation assets in PJM, yielding $1.4 billion in incremental revenues over our plans.

•

Low carbon portfolio standard: We are disappointed that this failed to move in the Illinois legislature due to the current legislative gridlock over the state’s budget. Finding a comprehensive legislative solution that properly values the reliability and carbon-free benefits of our nuclear assets remains a priority for Exelon in 2016.

44	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Compensation Discussion & Analysis

5 COMMITMENT TO SHAREHOLDER ENGAGEMENT

•	The company met with investors holding approximately 46 percent of outstanding shares, consistent with the prior year.

•

Shareholders largely expressed support for the design changes that we implemented in 2013 and recommended that we stay the course, with the exception of replacing one of the financial metrics (FFO/Debt) with Operating EPS, starting with the 2016-2018 PShare program. This new metric will align more closely with the company’s overall growth strategy.

Strategic Business Results for 2015

Strong Financial and Operational Performance with Lagging 2015 TSR Performance: Despite a challenging year for the sector and a difficult year in the markets, strong operating performance at both the utility and generation business enabled Exelon to deliver strong 2015 earnings, coming in at $2.49 per share in (non-GAAP) operating earnings. This ended up roughly in the middle of our upward adjusted EPS range of $2.40-$2.60 despite the effects of the extension of bonus depreciation and the drag resulting from the delay in closing the PHI merger.

Strong 2015 company performance demonstrated once again our ability to run the business well and manage through even the most challenging environments. Highlights for both the utility and generation business are shown below:

Exelon Utilities – Operational Excellence Drove Strong Financial Performance and Positive Regulatory Outcomes in 2015

Leading Operational Excellence

•	First quartile SAIFI (“Outage Frequency”) performance

•	First quartile CAIDI (“Outage Duration”) performance

•	First quartile customer satisfaction – best ever scores at ComEd and BGE

Strong Financial Performance

•	Delivered the highest utilities earnings on record exceeding $1 billion in net income

•	Invested $3.7 billion to make the grid smarter, more reliable and provide better services to customers

Positive Regulatory Outcomes

•	Unanimous approval of PECO’s rate case settlement and Long Term Infrastructure Improvement Plan

•	Fourth year of constructive outcomes in ComEd’s formula rate filings

Exelon Generation Delivered Strong Operational and Financial Performance in 2015

World Class Operational Performance

•	Nuclear Capacity Factor of nearly 94%

•	Best average refueling outage duration since 2002: 22 days

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	45

Compensation Discussion & Analysis

•	Power dispatch match of almost 99%

•	Renewables energy capture close to 96%

Industry Leading Load Serving Business

•	At Constellation, our Generation to Load matching strategy meaningfully contributed to 2015 earnings with both power and gas experiencing growth in the load serving business

•	Served 195 terawatt hours of wholesale and retail load, which was 40 terawatt hours more than in 2014

•	Increased our delivered retail gas by 40 percent to 710 BCF

Looking Forward to 2016 and Beyond:

Proper valuation of the reliable, carbon-free attributes of our nuclear generation assets was a key public policy issue in 2015 for the company, and will continue to be in 2016. Revenue uplifts from the PJM capacity performance auction results for 2016-2019 were highly beneficial for Exelon’s generation assets in PJM.

As discussed on our February 3, 2016 earnings call, our board approved a policy to raise our dividend by 2.5 percent each year for the next three years beginning with the June 2016 dividend. The dividend increase shows our commitment to provide an attractive total return proposition for our shareholders and reflects the shift in focus toward our regulated utility and long-term contract businesses. Our balance sheet and our cash flow profile support the shift in the dividend policy, allowing us to maintain a high credit quality, while investment grade rating remains a top priority. We also affirmed our 3 percent to 5 percent compound annual growth rate for 2016-2018 for Exelon and 7 percent to 9 percent for the utilities.

Exelon is also working on company-wide initiatives as it seeks to increase shareholder value such as:

•

Cost savings of $400 million have been identified and incorporated into the current long range plan, comprising $175 million at Exelon Generation, $175 million in Corporate Shared Services, and $50 million of nuclear fuel savings; and

•

Innovation initiatives that explore new technologies to improve performance and efficiency. Examples include, “digital worker” technologies, such as wearable technologies, biometrics, expanded mobile apps, etc., and advanced analytics that will optimize asset performance and predictive maintenance.

The continued investments in ComEd’s smart grid and grid modernization initiatives, and significant gas and electric infrastructure improvements across all three utilities, are designed to improve reliability, customer service and shareholder return, despite continued weak load growth. The investments also include commitments to innovative technology and customer-oriented systems. The utilities are transforming the way they interact with customers through innovative online and mobile-based applications, and with strategic partnerships to leverage the capabilities of the smart grid network.

In 2016, at Exelon Generation, we will continue to operate a world-class fleet of assets at the highest level of performance while continuing to execute our strategy of growing the contracted generation business with 350 megawatts of wind projects in development. At Constellation, we expect to achieve our targets of serving 210 terawatt hours of load across our wholesale and retail base, using our commercial platform as both a risk management vehicle and an earnings driver. Each of our businesses is well positioned to continue strong performance in 2016 operationally and financially.

46	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Compensation Discussion & Analysis

Executive Compensation Framework and Central Themes

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareholders by delivering on objectives set forth in the company’s long-term strategic plan. This goal affects the compensation elements we use and drives our compensation decisions. The primary compensation elements are depicted in the table below, with all except for base salary being “pay-at-risk” and linked to changes in the stock price and achievement of short and long-term company financial and operational goals that build shareholder value.

Executive Compensation Principles

The following principles help guide and inform the committee in delivering highly effective executive compensation programs that drive performance, mitigate risk, and foster the attraction, motivation and retention of top leadership talent in order to enable the company to execute against its strategic business plan and ultimately deliver long-term shareholder value.

We Manage for the Long-term The board manages for the long-term and makes pay decisions that are in the best long-term interests of the company and shareholders.

Strong Compensation Framework

We have a strong compensation framework that is market-based and drives pay for performance and alignment with shareholders based on having a majority of NEO pay at risk in the form of annual incentives and stock awards.

Strong Shareholder Engagement We engage directly with shareholders and take actions to improve our compensation programs based on year-round feedback from shareholders.
Competitiveness Our NEOs’ pay levels are set by taking into consideration multiple factors, including peer group market data, internal equity comparisons, experience, performance and retention.

Robust Stock Ownership Guidelines

Executives are required to meet and maintain significant stock ownership requirements. For 2015, our CEO’s requirement was 6X base salary, while other NEOs were 3X base salary.

Balance Since we manage for the long-term, we believe pay at risk should reward the appropriate balance of short- and long-term financial and strategic business results.

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Compensation Discussion & Analysis

CEO Pay at-a-Glance

2015 Target Total Direct Compensation (TDC): In determining target TDC for the CEO, the independent directors considered his individual performance and assessed market competitiveness before it set Mr. Crane’s 2015 target TDC at $12.65 million (up 5.0 percent from the prior year) as shown in the table below.

Component	Percent Increase	Dollar Increase	Percent of Total Increase	Approved 2015 level
Base Salary	2.5%	$30,000	5%	$1.23 million
AIP Target	6.7%	$99,000	16%	$1.60 million
LTI	5.0%	$476,000	79%	$9.82 million
Target TDC	5.0%	$605,000	N/A	$12.65 million

Almost the entire amount (95 percent) of Mr. Crane’s 2015 TDC increase was in the form of AIP and LTI, with only 5 percent of the total amount in the form of a base salary increase.

Looking ahead to 2016 Target Total Direct Compensation (TDC): Mr. Crane’s 2016 TDC was set at $13.0 million, representing a 2.8 percent increase from 2015. Base salary increased 2.5 percent to $1.261 million, AIP remained flat at 130 percent of base salary, and LTI target opportunity increased to $10.1 million. These adjustments were made to ensure that Mr. Crane’s pay remain competitive relative to Exelon’s 20 company peer group.

2015 CEO Payouts:

Strong financial performance drives above-target 2015 AIP: For Mr. Crane, the independent directors on the board awarded a 2015 AIP payout of $2,072,777 based on operating EPS performance of $2.49 (129.63 percent of target).

2013-2015 PShare payout slightly above target: The independent directors also approved the 2013-2015 PShare award of 202,500 shares based on an overall performance of 105.91 percent (average of 2013, 2014 and 2015 PShare performance, including a 10 percent reduction as a result of the TSR modifier), valued at $5,499,900 based on the closing stock price of $27.16 on January 25, 2016.

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Compensation Discussion & Analysis

Effective payout is only 92 percent of target value

Even though the overall performance factor was 105.91 percent of target, the effective payout was only about 92 percent of the grant date value, resulting in our CEO’s actual payout being almost $500,000 less than the target or intended value as shown in the table below:

Target Performance Shares at Grant Date (“Intended Value”)
Grant Date	Grant Stock Price	Performance Multiplier Range	Target Shares	Intended Value
1/28/2013	$31.18	50% to 150%	191,200	$5,961,616

Board Approved Performance Shares (“Actual Value”)
Award Date	Vesting Stock Price	Performance Multiplier	Awarded Shares	Actual Value
1/25/2016	$27.16	105.91%	202,500	$5,499,898
Dollar Difference of Actual vs. Intended Value				($461,718)
Actual Value as a Percent of Intended Value				92%

Shareholder Engagement

2015 Advisory Vote on Executive Compensation. Shareholders approved our advisory vote on executive compensation with 82 percent of the votes cast FOR the compensation of our NEOs, which was a 13 percentage point increase from the prior year. Based on our conversations with shareholders, the higher vote in favor of executive compensation was primarily a result of:

•	Positive 2014 total shareholder return (over 40.6 percent), and

•	Strong compensation framework and disclosure, and robust goals, with eight of the ten underlying PShare metrics increasing in difficulty from the prior year.

We actively engage our shareholders throughout the year. Since 2006, we have maintained a shareholder engagement program in which we proactively contact our top shareholders and leading proxy advisory services firms and educate them about the corporate governance and executive compensation changes we have implemented, while also seeking feedback on executive compensation and corporate governance matters. Our engagement team comprises leaders from human resources, investor relations and the office of corporate governance. For 2015, the company offered the participation of the committee chair.

Robust 2015 Shareholder Outreach. In the spring and fall of 2015, we spoke with holders of about 46 percent of our outstanding common shares. These discussions were highly valuable, as we were able to summarize and answer questions about the 2015 proxy statement and key executive compensation and corporate governance matters, as well as review executive compensation changes that were implemented based on prior shareholder input. Overall, the feedback we received was positive and supported our programs.

Positive shareholder feedback for 2014 CEO pay (reported in 2015 proxy):

•	Pay-for-performance alignment: 2014 CEO pay as reported in the Summary Compensation Table decreased, and total shareholder return was up significantly,

•

Strong stock ownership achievement levels: Each NEO owns at least 200 percent of his stock ownership target, and the CEO’s target is now 6X base salary and the CEO owns over 200 percent of this target,

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Compensation Discussion & Analysis

•	Pay-at-risk: CEO’s pay-at-risk is 90 percent (with 78 percent in the form of LTI),

•	LTI mix: 67 percent PShares and 33 percent RSUs for NEOs,

•

Quality of disclosure: Shareholders complimented the robust and comprehensive executive compensation disclosures, noting the simplified and summarized relevant information and the use of graphics and an executive summary.

Our 2015 executive compensation program was largely unchanged from 2014 as the committee believes the program is aligned strongly with shareholder interests and market practice. The shareholder feedback we received, including the higher level of support on the say on pay vote in 2015, was positive. Even though the committee believes the program is meeting its objectives in rewarding financial, operational, and strategic success, it is always seeking ways to improve the executive compensation program and disclosure. During 2015, the company assessed trends in executive compensation practices and looked for ways to improve disclosures about our program. In addition, the committee and management reviewed correspondence submitted by individual and institutional shareholders, analyzed market practices at peer companies, and sought advice from the committee’s independent compensation consultant. Based on shareholder discussions and recommendations, the committee, during its annual evaluation of the company’s executive compensation programs made only slight modifications to our programs, and disclosures:

2015 Shareholder Feedback	Exelon Actions as a result of 2015 Shareholder Feedback
Replace FFO/Debt with a growth metric for the PShare Program	Starting with the 2016-2018 PShare program, Operating EPS will replace FFO/Debt, aligning with the company’s growth story of 3 percent – 5 percent CAGR through 2018
Concern about any Individual Performance Multiplier (IPM) above 100 percent for NEOs	Even though the company had strong financial and operational performance in 2015, no NEO received an IPM greater than 100 percent in either the AIP or PShare program
Requested a greater focus on performance goals and transparency	The company added a detailed performance scorecard for each year of the 2013-2015 PShare program
Supported Proposal to Allow EVPs and higher officers to elect the form of PShare settlement	Starting with the settlement of the 2013-2015 PShare program (paid out in January 2016), EVPs and above who owned two times their stock ownership guidelines could elect to have the PShares paid out 100 percent in stock, half in stock and half in cash, or 100 percent in cash

Section II: How We Design Our Executive Compensation Programs to Pay for Performance

Our approach to compensating our NEOs is to align the long-term interests of Exelon’s executives with those of our shareholders. Our compensation framework is based on providing market-competitive programs that attract and retain top talent necessary to effectively lead a company with the scale and technical complexity of Exelon throughout all phases of the business cycle. The framework promotes pay for performance by putting a majority of pay at risk and directly linking it to Exelon’s shareholder returns and to other performance factors that measure our progress against the financial management and operational excellence goals in our strategic and operating plans. This means when excellent performance is achieved, pay will be above target. Failure to achieve objectives will result in below-market pay.

In order to reaffirm the link between pay and performance, the committee annually reviews the executive compensation components, targets and payouts and approves compensation for all NEOs except the CEO, whose compensation is approved by the independent directors on the recommendation of the committee and its independent consultant (Semler

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Compensation Discussion & Analysis

Brossy Consulting Group). The committee evaluates goals under the annual and long-term incentive programs to ensure that they are challenging, contain appropriate stretch, and are designed to mitigate excessive risk. Goals are selected and evaluated based on support for Exelon’s long-term business plan.

2015 NEO Pay Decisions

As stated in its charter, one of the committee’s most important responsibilities is to recommend the CEO’s compensation to the independent directors. The committee fulfills its oversight responsibilities and provides thoughtful recommendations by analyzing peer group compensation data with its independent compensation consultant and company performance data. The committee reviews the various elements of the CEO’s compensation in the context of the target total direct compensation (base salary, annual and long-term incentive target opportunities) and then presents its recommendations following the compensation governance process set forth below.

Roles of board, compensation and leadership development committee, and CEO
• CEO compensation decisions are made by the independent members of the board, based on recommendation of the compensation and leadership development committee.
• Other NEO compensation decisions are made by the committee, based on a number of factors including input from the CEO and the independent compensation consultant.
• The committee is advised by an independent compensation consultant.

The key executive compensation activities that occur annually are shown below:

Activities	Timing
Design Compensation Program – 2015 incentive programs are discussed, including AIP and LTI designs and compensation study comparing executive officer compensation with their peers.	November 24, 2014
Establish Range of Compensation Opportunities – AIP and LTI opportunities are set with appropriate stretch (threshold, target, and distinguished performance levels). Individual AIP and LTI opportunities are established, as well as any base salary adjustment.	January 26, 2015
Review Performance – Performance is reviewed, which leads to payout decisions (e.g., AIP, and 2013-2015 PShare award).	January 25, 2016

How Pay-for-Performance Works

Overview. Exelon has a long-standing commitment to link pay and performance by providing a majority of compensation that is tied to stock price or contingent on achieving short and long-term objectives.

•

Program Design: Over 80 percent of NEO pay at Exelon is variable as depicted in the chart below, which directly ties pay to the company’s performance, including financial results, operational goals, and stock performance relative to our peer group.

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Compensation Discussion & Analysis

•

Performance Assessment: The committee uses a comprehensive and well-defined process to assess performance, which encompasses both short and long-term financial and operational results relative to our goals. The committee ensures that the goal-setting process is rigorous and contains appropriate stretch for both internal measures and operational metrics that generally set achieving industry first quartile performance as the target.

Almost 78 percent of our CEO’s target total direct compensation is in the form of LTI, which is almost 7 percentage points higher than the average CEO in our peer group.

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Compensation Discussion & Analysis

What We Do and Don’t Do

Exelon’s executive compensation philosophy focuses on pay-for-performance and reflects appropriate governance practices aligned with the needs of our business. Below is a summary of our executive compensation practices that are aligned with best practices, as well as a list of those practices we avoid because they do not align with shareholders’ long-term interests.

What We Do

✓	Pay for performance – 90 percent of CEO pay (and almost 81 percent for other NEOs) is at risk

✓	Require robust stock ownership – 6X base salary for CEO and 3X for other NEOs

✓	Mitigate undue risk in executive compensation programs (e.g., incentive awards are capped at 200 percent)

✓	Require double-trigger for change-in-control benefits – change-in-control plus involuntary termination

✓	Retain an independent compensation consultant to advise the committee

✓	Evaluate management succession and leadership development efforts annually

✓	Provide limited, modest perquisites based on sound business rationale

✓	Proactively seek investor feedback on executive compensation programs, reaching 46 percent in 2015

✓	Prohibit hedging transactions, short sales, derivative transactions or pledging of company stock

✓	Require executive officers to trade through 10b5-1 trading plans or obtain pre-approval before trading Exelon stock

✓	Annually assess our programs against peer companies and best practices

✓	Include appropriate stretch in incentive targets based on industry performance and/or Exelon’s business plan

✓	Clawback incentive compensation paid to an executive who has engaged in fraud or intentional misconduct

What We Don’t Do

✗	No guaranteed minimum payout of AIP or LTI programs

✗	No employment agreements

✗	No dividend-equivalents on unearned PShares

✗	No excise tax gross-ups for change-in-control agreements entered into after April 2009

✗	No inclusion of the value of LTI awards in pension or severance calculations

✗	No additional credited service under supplemental pension plans since 2004

✗	No option re-pricing or buyouts

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Compensation Discussion & Analysis

Assessing Executive Compensation Programs

Overview. An assessment of our executives’ compensation levels against our peer group is one of several considerations in the pay setting process. Peer group practices are analyzed each year for target total direct compensation and for other pay practices, such as perquisites and the mix of LTI vehicles. Because Exelon is one of the largest energy services companies, we compare executive compensation against a blended peer group with which we compete for talent. Each year the compensation and leadership development committee, working with its independent consultant, reviews the composition of the peer group and determines whether any changes should be made. For 2015, the committee approved a change to the peer group to remove PepsiCo Inc., which was larger than the company’s criteria of 0.5X to 2.0X for both revenue and market capitalization. Additionally, Caterpillar and PPG Industries did not participate in the TowersWatson executive compensation survey. As a result, the committee approved replacing these three companies with Deere & Company, General Dynamics and Northrup Grumman. These companies all fit within our parameters for both revenue and market capitalization and those averages did not materially change as a result of these changes. The peer group has the following general characteristics:

•	Includes 10 energy services companies and 10 general industry companies

•	General industry peers include an emphasis on companies that are capital asset-intensive and may be subject to effects of commodity prices

•	Energy Services peers include an emphasis on companies that have at least 25 percent of their assets in unregulated businesses

•	These Competitive Integrated peers include Entergy, FirstEnergy, NextEra, and Public Service Enterprise Group and form our TSR peer group as well.

•	Comparable annual sales (.5x to 2x) and market capitalizations generally above $10 billion

•	Median revenue of our peer group for the year ended December 31, 2015 was approximately $18.5 billion

•	As compared to Exelon’s revenues of $29.4 billion

•	Median market capitalization of our peer group was $29.7 billion at December 31, 2015

•	As compared to Exelon’s market capitalization of $25.5 billion

The peer group for 2015 is shown in the table below:

General Industry		Energy Services
3M	Hess Corporation	AEP Co., Inc.	FirstEnergy Corp.
Alcoa	Honeywell Co.	Dominion Resources, Inc.	NextEra Energy, Inc.
Deere & Company	International Paper	Duke Energy Corp.	PG&E Corp.
EI DuPont	Johnson Controls Inc.	Edison International	PSEG, Inc.
General Dynamics	Northrop Grumman	Entergy Corporation	Southern Company

Setting Target TDC for our NEOs. The committee initially sets target TDC at market median of peer group companies, but TDC can vary based on competencies and skills, scope of responsibilities, the executive’s experience and performance, retention, succession planning and the organizational structure of the businesses (e.g., internal alignment and reporting relationships). In establishing NEO compensation levels, the committee does not formally consider the ratio of individual NEO compensation relative to other NEOs.

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Compensation Discussion & Analysis

Section III: What We Pay and Why We Pay it

Our NEOs for 2015 are unchanged from 2014 as shown below:

Name	Title
Christopher M. Crane	President and Chief Executive Officer, Exelon
Jonathan W. Thayer	Senior EVP and Chief Financial Officer, Exelon
Kenneth W. Cornew	Senior EVP and Chief Commercial Officer, Exelon; President and Chief Executive Officer, Exelon Generation
Denis P. O’Brien	Senior EVP, Exelon; Chief Executive Officer, Exelon Utilities
William A. Von Hoene, Jr.	Senior EVP and Chief Strategy Officer, Exelon

Compensation Framework and 2015 Performance-based Pay Actions

Pay at Risk

Pay at risk in action. Consistent with our pay-for-performance culture and to ensure alignment with shareholder interests, the committee recommends CEO pay decisions to the independent directors based on the core compensation principle of putting the majority of compensation in the form of variable pay that is at risk.

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Compensation Discussion & Analysis

Base Salary

Overview. We pay base salaries to attract and retain talented executives and to provide a fixed level of cash compensation. Base salaries for our NEOs are set by the committee and adjusted following an annual market assessment of peer group compensation. Base salaries may be adjusted (1) as part of the annual merit review, or (2) based on a promotion or significant change in job scope. The committee considers the results of the annual market assessment in addition to the following factors when contemplating a merit review: individual performance, scope of responsibility, leadership skills and values, current compensation, internal equity, and legacy matters.

2015 base salary adjustments. The table below depicts 2015 base salary adjustments that were effective March 1, 2015 as part of the annual merit review. There were no adjustments based on promotion or significant change in job scope in 2015.

Name	Merit Increase
Crane	2.5%
Thayer	2.5%
Cornew	2.6%
O’Brien	2.5%
Von Hoene, Jr.	2.5%

Performance-based Annual Incentive Program

Overview. We grant performance-based annual incentive awards to compensate our NEOs for achieving the company’s annual performance goals. These awards represent a relatively small percentage of the executives’ target total direct compensation (e.g., 13 percent for our CEO to about 18 percent for all other NEOs on average), as a majority of NEO pay is in the form of LTI. Both the AIP and the LTI are considered at risk and subject to recoupment pursuant to Exelon’s recoupment policy in the case of a material negative adjustment of Exelon’s financial or operational results.

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Compensation Discussion & Analysis

Performance Goals. The performance goal used to determine the annual incentives and bonuses for the named executive officers was adjusted non-GAAP operating EPS, which represents earnings directly related to ongoing operations of the business. Mr. O’Brien, the CEO of Exelon Utilities, has an AIP target based on a blend of EPS and the average operational and cost results for our three utilities (BGE, ComEd, and PECO). These goals were chosen because they reflect financial management and operational excellence goals that are associated with the creation of value for shareholders. Financial and operational goals are set at threshold (50 percent), target (100 percent) and distinguished (200 percent) levels based on objectives in the company’s strategic business plan. The 2015 adjusted non-GAAP operating EPS target approved by the committee contains stretch goals based on the company’s internal business plan. The committee set the operational goals based on industry performance benchmarks (where available).

Target Annual Incentive Opportunity	X	Company/Business Unit Performance	X	Individual Performance Multiplier (IPM)	=	Actual Annual Incentive Award
• Expressed as percentage of base salary, as of 12/31/15 • CEO annual incentive target of 130 percent • Other NEO annual incentive targets range from 85 percent to 100 percent		• Based on non-GAAP operating EPS for all NEOs, except Mr. O’Brien • Performance is 0 percent to 200 percent (target of 100 percent)

•   Measures individual performance

•     Can range from 50 percent to 110 percent for NEOs (target of 100 percent)

•   IPMs determined by the committee, with the exception of the CEO’s IPM, which the independent directors approve

• Maximum award of 200 percent of target

2015 Performance. The committee approved a payout of 129.63 percent, based on adjusted non-GAAP operating EPS performance of $2.49 per share, with the exception of Mr. O’Brien whose payout was 133.38 percent, based on a blend of EPS and utility financial and operational metrics. All NEOs received an IPM of 100 percent.

The following table describes the performance scales and results for the 2015 goals:

Goals	Threshold	Target	Distinguished	2015 Results	Unadjusted Payout as a % of Target
Adjusted (non-GAAP) Operating Earnings Per Share (EPS)	$2.24	$2.41	$2.68	$2.49	129.63%
Avg of BGE, ComEd and PECO Operational Results*	Performance scale is a composite of multiple measures				137.60%
Avg of BGE, ComEd and PECO Cost Results*					128.70%
*	Mr. O’Brien’s performance factor differs from the other NEO’s based on the following weighting: 25% Utilities cost measures, 25% Utilities operational measures, and 50% Operating EPS. His resultant performance factor is 133.38%.

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Compensation Discussion & Analysis

Note: Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings are provided as a supplement to results reported in accordance with GAAP. The adjustments generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains or losses from nuclear decommissioning trust fund adjustments. Management uses such adjusted (non-GAAP) operating earnings internally to evaluate the company’s performance and manage its operations and externally to report performance to investors. Accordingly, management also uses adjusted (non-GAAP) operating earnings as a goal in its annual incentive plan. A reconciliation of adjusted (non-GAAP) operating earnings per share to reported GAAP earnings for 2015 is presented below; amounts may not add due to rounding:

2015 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share	$2.49
Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.18
Tax Settlements	0.06
CENG Non-Controlling Interest	0.04
Mark-to-Market Impact of PHI Related Interest Rate Swaps	0.02
Midwest Generation Recoveries	0.01
ARO Update	0.01
Reduction in State Income Tax Reserve	0.01
Amortization of Commodity Contract Intangibles	—
Unrealized Gain (Losses)-NDTF	(0.13)
Merger and Integration Costs	(0.07)
Reassessment of State Deferred Income Taxes	(0.05)
Long-lived Asset Impairments	(0.02)
PHI Merger Related Debt Exchange	(0.01)
Plant Retirements and Divestitures	—
Bargain-Purchase Gain on Integrys Acquisition	—
Gain on CENG Integration	—
2015 GAAP Earnings (Loss) Per Share	$2.54

The following table shows how the formula was applied and the actual amounts awarded.

NEO	Salary		Target AIP%		Performance Factor		Total Award for 2015 Performance		IPM%		Actual Award
Crane	$1,230,000	x	130%	x	129.63%	=	$2,072,777	x	100%	=	$2,072,777
Thayer	$750,000	x	95%	x	129.63%	=	$947,006	x	100%	=	$947,006
Cornew	$820,000	x	100%	x	129.63%	=	$1,090,185	x	100%	=	$1,090,185
O’Brien	$765,500	x	95%	x	133.38%	=	$994,688	x	100%	=	$994,688
Von Hoene, Jr.	$740,000	x	85%	x	129.63%	=	$835,753	x	100%	=	$835,753

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Compensation Discussion & Analysis

2015 LTI Awards

One of our central tenets of executive compensation is to manage for the long-term and we believe that execution against the company’s strategy over multi-year periods will position the company for future growth and lead to an increase in long-term shareholder value creation. The LTI program for our senior vice presidents and higher officers (including our NEOs) consists of RSUs and PShares.

The committee approves the annual equity grants at its meeting in January. On January 26, 2015, the committee approved the 2015 grants for RSUs and PShares, which are shown in detail in the Grants of Plan-Based Awards table.

The number of shares subject to each award type was based on the 2015 target awards that were approved by the committee. The grant date fair value of the awards based on the January 26, 2015 closing stock price of $37.34 is shown in the Summary Compensation Table, and the amounts of equity awards granted to each NEO are listed below as well as in the Grants of Plan-Based Awards table. Outstanding equity awards are shown in the Outstanding Equity Awards table.

Restricted Stock Units. RSUs vest ratably over three years. The committee believes that RSUs provide stability, foster retention and less volatility than other forms of LTI such as stock options, but are still linked to changes in shareholder value. Dividend equivalents with respect to RSUs are reinvested as additional RSUs, subject to the same vesting conditions as the underlying RSUs.

Performance Share Units. Beginning in 2013, the committee adopted overlapping three-year PShare cycles rather than discrete performance cycles to increase the focus on long-term shareholder value creation while aligning the structure to market practice. The PShare program is based on two three-year goals consisting of financial management (weighted 60 percent) and operational excellence (weighted 40 percent), with ten underlying metrics as defined below. Final payout is subject to a total shareholder return modifier (up to +/- 25 percent) over three years relative to Exelon’s TSR peer group comprising competitive integrated companies that have at least 25 percent or more of their assets in unregulated businesses (Entergy, First Energy, NextEra Energy, and PSEG). PPL formerly was part of the TSR peer group but dropped after 2015 once they spun off part of their business to form Talon Energy. We compare our performance against these companies due to their similar operating model and investment profile.

How the Performance Share Units Work. Each NEO’s target performance share award is applied against the following:

Average of 2015, 2016 and 2017 performance	X	Total Shareholder Return Modifier	X	Individual Performance Multiplier (IPM)	=	Actual Performance Share Award
• Three year goals (financial management and operational excellence)		• Total shareholder return measured over three years relative to peer group may increase or decrease the award up to 25 percent		• IPM can decrease the award by up to 50 percent or increase the award by up to 10 percent		• 150 percent maximum award prior to total shareholder return and IPM (200 percent maximum after total shareholder return and IPM)

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Compensation Discussion & Analysis

PShare Weighting Based on Financial and Operational Goals

Financial Metrics

•	ROE: Measures the company’s ability to generate earnings in relation to the amount of equity shareholders have invested in the company.

•	FFO/Debt: Key ratio analyzed by the rating agencies in determining the company’s credit rating.

Operational Metrics

•	Outage Duration: Calculated as the total number of customer interruption minutes divided by the total number of customer interruptions. Applies to BGE, ComEd, and PECO for a total of three metrics.

•	Outage Frequency: Calculated as the total number of customer interruptions divided by the total number of customers served. Applies to BGE, ComEd, and PECO for a total of three metrics.

•

Net Fleetwide Capacity Factor: The weighted average of the capacity factor of all Exelon nuclear units, calculated as the sum of net generation in megawatt hours divided by the sum of the hourly annual mean net megawatt rating, multiplied by the number of hours in a period.

•	Dispatch Match: Measure the responsiveness of a fossil generating unit to the market.

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Compensation Discussion & Analysis

2015 PShare Performance

In 2015, we completed the first year of the PShare performance period for our 2015-2017 award, the second year of the PShare performance period for our 2014-2016 award, and the third year of the PShare performance period of our 2013-2015 award.

The table below reflects the 2015 PShare Scorecard, which uses a “stair-step” approach with no interpolation between data performance levels. The committee may elect to modify the metric targets annually on a forward-looking basis to address unintended consequences with the challenges of setting three-year goals. Once the annual scorecard is approved for the year, the goals are locked-down and may not be reset. However, for the upcoming year the performance levels around a metric such as ROE may be adjusted on a forward-looking basis for the year based on updated financial information and changing market conditions.

Goal Setting: All metrics are designed to be challenging to achieve and were chosen because they are key measures for driving long-term success for Exelon. Operational metrics are set at challenging levels (i.e., target typically corresponds to top quartile performance) compared to industry standards. Financial metrics (e.g., ROE and FFO/Debt) have targets that are set based on the internal business plan. For 2015, six of the ten metrics were made more challenging, which is consistent with the 2014 Committee actions.

For the PShare scorecard below, a lower number is more challenging for both outage duration and outage frequency, whereas a higher number is more challenging for all other metrics. The checkmark indicates the 2015 metric was set more challenging relative to 2014.

2015 Performance Share Scorecard
Goals/ Weighting	Metrics	Metric Weighting	Operating Company	Threshold	Target	Year-over- Year More Challenging?	Target Calibrated to	Disting- uished	Final Score	Actual Award vs. Metric Weighting
Financial Management	ROE	30.0%	Exelon Corp	7.25%	7.75%		Budget	8.50%	8.23%	37.5%
	FFO/Debt	30.0%	ExGen HoldCo	27.0%	30.0%		Budget	42.7%	33.1%	30.0%
Operational Excellence	Outage Duration (Average)	6.7%	BGE	100.0	88.0	✓	1st Quartile	85.0	91.0	1.68%
			ComEd	93.0	83.0	✓	1st Quartile	82.0	82.0	3.35%
			PECO	93.0	87.0	✓	1st Quartile	85.0	84.0	3.35%
	Outage Frequency (Average)	6.7%	BGE	1.00	0.80	✓	1st Decile	0.76	0.82	1.68%
			ComEd	0.87	0.77	✓	1st Decile	0.74	0.78	1.68%
			PECO	0.87	0.77	✓	1st Decile	0.74	0.70	3.35%
	Net Fleetwide Capacity Factor	13.3%	Nuclear	91.1%	93.1%		1st Quartile	93.6%	93.9%	19.95%
	Dispatch Match	13.3%	Power	94.3%	96.6%		Internal Measure	97.8%	98.6%	19.95%
								Committee Approved Performance		122.48%

Rationale for the four metrics that were set at a less challenging level in 2015 compared to 2014 is below:

•	ROE

•

The target decreased from 8.00% in 2014 to 7.75% in 2015 based on the business plan target being slightly lower from the prior year, as well as tightening the performance scale (i.e., we decreased the range from threshold to distinguished from 7.00% to 9.00% in 2014 to 7.25% to 8.50% in 2015).

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Compensation Discussion & Analysis

•	FFO/Debt

•	The target decreased from 40.5% in 2014 to 30.0% in 2015 primarily due to a higher debt balance as a result of incremental cash needs across the organization.

•	Net Fleetwide Capacity Factor

•

The target decreased from 93.3% in 2014 to 93.1% in 2015 based on refueling outages increasing from 9 in 2014 to 13 in 2015. The duration of the refueling outages also increased from 212 days in 2014 to 284 days in 2015.

•	Dispatch Match

•

The target decreased from 97.1% in 2014 to 96.6% in 2015 primarily due to two drivers: the portfolio makeup changed, driven by asset divestitures; and the composition of units contributing to Dispatch Match changed driven by market forces, such as older and less reliable units.

TSR Modifier. The amount of the 2013-2015 PShare award was reduced by 10 percent based on Exelon’s TSR performance relative to the TSR average of its peer group from 2013-2015. The table below to the left depicts the stair-step approach that was used for determining the TSR modifier performance level. The table below to the right illustrates each peer group’s TSR from 2013-2015.

How the 2013-2015 PShare Performance was Determined. The PShare payout for the 2013-2015 cycle was approved by the committee at the January 25, 2016 meeting at 105.91 percent as shown in the table on line 1. This was based on the average annual PShare performance results over 2013, 2014, and 2015 factoring in the TSR modifier of negative 10 percent based on Exelon’s performance relative to the Competitive Integrated peer group from 2013-2015.

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Compensation Discussion & Analysis

However, as shown in the table below under line 2, the payout for our CEO would have been $355,000 higher if the independent directors had not applied downward discretion to reduce the payout percent applicable to 2013 performance from 147.8 percent to 125 percent.

Settlement of PShares is 50 percent in shares with the balance in cash. However, executive vice presidents and higher officers who have achieved 200 percent or more of their stock ownership target as of September 30 of the year prior to payout have the option of settling the award (a) entirely in stock, (b) entirely in cash, or (c) half in stock and half in cash.

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Compensation Discussion & Analysis

Supplemental information: 2014 and 2013 PShare Scorecards

Below are the 2014 and 2013 PShare Scorecards that were used to determine the 2013-2015 PShare performance. Versions of these 2014 and 2013 scorecards were disclosed in the Exelon 2015 and 2014 proxy statements, on pages 53 and 56, respectively. We have included them to assist the reader in better understanding our overall performance on the key metrics below.

2014 Performance Share Scorecard
Goals/ Weighting	Metrics	Metric Weighting	Operating Company	Threshold	Target	Target Calibrated to	Disting- uished	Final Score	Actual Award vs. Metric Weighting
Financial Management	ROE	30.0%	Exelon Corp	7.0%	8.0%	Budget	9.0%	8.22%	30.00%
	FFO/Debt	30.0%	ExGen HoldCo	39.0%	40.6%	Budget	43.1%	41.0%	30.00%
Operational Excellence	Outage Duration (Average)	6.7%	BGE	113.0	95.0	2nd Quartile	91.5	92.0	2.79%
			ComEd	94.0	85.0	1st Quartile	84.0	84.0	3.35%
			PECO	94.0	88.0	1st Quartile	85.5	90.0	1.68%
	Outage Frequency (Average)	6.7%	BGE	1.12	0.97	2nd Quartile	0.91	0.77	3.35%
			ComEd	0.90	0.78	1st Decile	0.76	0.81	1.68%
			PECO	0.90	0.78	1st Decile	0.76	0.77	2.79%
	Net Fleetwide Capacity Factor	13.3%	Nuclear	91.3%	93.3%	1st Quartile	93.8%	94.2%	19.95%
	Dispatch Match	13.3%	Power	95.1%	97.1%	Internal Measure	97.9%	96.5%	9.98%
							Committee Approved Performance		105.56%

2013 Performance Share Scorecard
Goals/ Weighting	Metrics	Metric Weighting	Operating Company	Threshold	Target	Target Calibrated to	Disting- uished	Final Score	Actual Award vs. Metric Weighting
Financial Management	ROE	30.0%	Exelon Corp	8.0%	9.0%	Budget	9.5%	9.70%	45.00%
	FFO/Debt	30.0%	ExGen HoldCo	25.0%	27.0%	Budget	30.0%	37.0%	45.00%
Operational Excellence	Outage Duration (Average)	6.7%	BGE	126.0	120.0	3rd Quartile	116.5	96.0	3.35%
			ComEd	94.0	86.0	1st Quartile	85.0	81.0	3.35%
			PECO	94.0	88.0	1st Quartile	87.0	94.0	1.12%
	Outage Frequency (Average)	6.7%	BGE	1.25	1.10	2nd Quartile	1.04	0.87	3.35%
			ComEd	1.02	0.89	1st Quartile	0.87	0.76	3.35%
			PECO	0.90	0.81	1st Quartile	0.76	0.68	3.35%
	Net Fleetwide Capacity Factor	13.3%	Nuclear	91.1%	93.1%	Best-in-Class	93.6%	94.1%	19.95%
	Dispatch Match	13.3%	Power	93.4%	96.6%	Internal Measure	97.4%	99.1%	19.95%
							Formulaic Payout		147.8%
							Final Committee Discretion		125%

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Compensation Discussion & Analysis

Section IV: Governance Features of Our Executive Compensation Programs

CEO Annual Performance Assessment

On an annual basis, the independent directors of the Exelon board conduct a thorough review of CEO performance. In 2015, the review considered the extent of Mr. Crane’s achievement in executing against Exelon’s strategy to deliver stable growth, sustainable earnings and an attractive dividend. The board considered strong financial (beat plan for EPS by 8 cents) and exceptional operational performance (best-in-class or first decile performance against industry standards on several metrics). Mr. Crane prepared a detailed self-assessment reporting to the board on his performance during the year with respect to each of the performance requirements. The Exelon board considered the financial highlights of the year and a strategy scorecard that assessed performance against the company’s vision and goals. This review was considered in making decisions regarding Mr. Crane’s compensation.

Stock Ownership and Trading Requirements

To strengthen the alignment of executives’ interests with those of shareholders, officers of the company are required to own certain amounts of Exelon common stock. Executives must meet these guidelines within five years after the later of the implementation of the new guidelines, their employment or promotion to a new position. As of the annual measurement date of September 30, 2015, all NEOs exceeded 200 percent of their stock ownership guidelines as shown in the table below:

Name	Required Minimum Ownership	Ownership as of Sept 30, 2015
Crane	6 times base salary	207% (of 6x)
Thayer	3 times base salary	229% (of 3x)
Cornew	3 times base salary	244% (of 3x)
O’Brien	3 times base salary	221% (of 3x)
Von Hoene, Jr.	3 times base salary	250% (of 3x)

For additional information about Exelon’s stock ownership guidelines, please see Stock Ownership Requirements for Directors and Officers and the Beneficial Ownership Table.

Exelon has adopted a policy requiring executive vice presidents and higher officers who wish to sell Exelon common stock to do so only through Rule 10b5-1 stock trading plans, and permitting other officers to enter into such plans. This requirement is designed to enable officers to diversify a portion of their holdings in excess of the applicable stock ownership requirements in an orderly manner as part of their retirement and tax planning activities. The use of Rule 10b5-1 stock trading plans serves to reduce the risk that investors will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of Exelon’s stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for accusations of trading on the basis of material, non-public information, which could damage the reputation of the company. Exelon’s stock trading policy does not permit short sales, hedging or pledging.

Recoupment (Clawback) Policy

Consistent with the pay-for-performance policy, in May 2007, the board of directors adopted a recoupment policy as part of Exelon’s Corporate Governance Principles. The board of directors will seek recoupment of incentive compensation paid to an executive officer if the board determines, in its sole discretion, that:

•	the executive officer engaged in fraud or intentional misconduct;

•	as a result of which Exelon was required to materially restate its financial results;

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Compensation Discussion & Analysis

•	the executive officer was paid more incentive compensation than would have been payable had the financial results been as restated;

•	recoupment is not precluded by applicable law or employment agreements; and

•	the board concludes that, under the facts and circumstances, seeking recoupment would be in the best interest of Exelon and its shareholders.

Compensation Policies and Practices as They Relate to Risk Management

The compensation and leadership development committee has considered Exelon’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives and believes that such policies and practices are not reasonably likely to have a material adverse effect on Exelon. In this regard, the committee considered the following factors:

•	The annual and long-term incentive programs place limits on incentive compensation grants and awards.

•	Incentive goals are not tailored solely to revenue-generating conduct.

•

The annual incentive program key performance indicators are reviewed in a challenge session by a senior management panel to make sure the goals are fair, reasonable, aligned with the overall business plan and balanced between financial and operational excellence.

•

The annual incentive program contains features that limit payouts on operating company and business unit key performance indicators, and the compensation and leadership development committee reserves the right to curtail awards if a business unit under-performs.

•	Exelon has long-term incentive programs that are linked to shareholder value.

•	Exelon’s officers are required to own Exelon stock, and PShares are paid out after a three-year performance period.

•

The Exelon Long-term Incentive Plan provides that the compensation and leadership development committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the company or its financial statements or changes in law or accounting principles.

•	The company has a recoupment policy.

Although the foregoing factors address financial risks, the committee also considered that Exelon’s policies and practices include measures to make sure that the cost reduction and other goals designed to address financial performance do not present significant operational risk issues. These measures include the following:

•

For employees and all officers with business unit responsibilities, the annual incentive compensation program includes measures based on business unit operating measures, such as safety and reliability.

•	Management carefully tracks a variety of safety and reliability metrics on a routine basis to make sure that performance is not adversely affected by such things as cost reduction efforts.

Tax Consequences

Under Section 162(m) of the Internal Revenue Code, executive compensation in excess of $1 million paid to a CEO or other person among the three other highest compensated officers (excluding the CFO) is generally not deductible for purposes of corporate federal income taxes. However, qualified performance-based compensation, within the meaning of Section 162(m) and applicable regulations, remains deductible. The compensation and leadership development committee intends to

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Compensation Discussion & Analysis

continue reliance on performance-based compensation programs, consistent with sound executive compensation policy. The committee’s policy has been to seek to cause executive incentive compensation to qualify as “performance-based” in order to preserve its deductibility for federal income tax purposes to the extent possible, without sacrificing flexibility in designing appropriate compensation programs.

Because it is not “qualified performance-based compensation” within the meaning of Section 162(m), base salary is not eligible for a federal income tax deduction to the extent that it exceeds $1 million. Accordingly, Exelon is unable to deduct that portion of Mr. Crane’s base salary in excess of $1 million. Annual incentive awards and performance share units payable to NEOs are intended to be qualified performance-based compensation under Section 162(m), and to be deductible for federal income tax purposes. Restricted stock and restricted stock units are not deductible by the company for federal income tax purposes under the provisions of Section 162(m) to the extent an NEO’s compensation that is not “qualified performance-based compensation” is in excess of $1 million.

In order to qualify payments under the AIP and performance share program as performance-based for Section 162(m) of the Internal Revenue Code, the committee uses a “plan-within-plan” two-step approach to determine the amount of the bonus payment. The first step is to fund the overall bonus pool. The pool is funded if the company meets the pre-established performance metrics. The second step is accomplished when the committee exercises “negative discretion” by making adjustments to the formula award funded by the overall pool. Negative discretion is used to reduce the amount funded by the pool to an amount equal to the target bonus (for AIP) or target equity (for the performance share program) adjusted for final company performance and individual performance.

Under Section 4999 of the Internal Revenue Code, there is an excise tax if change-in-control or severance benefits are greater than 2.99 times the five-year average amount of income reported on an individual’s W-2. In April 2009 the committee adopted a policy that no future employment or severance agreements that provide for benefits for NEOs on account of termination will include an excise tax gross-up. However, certain NEOs have change in control severance agreements that pre-date April 2009 and provide excise tax gross-ups, and avoid gross-ups by reducing payments to under the threshold if the amount otherwise payable to an executive is not more than 110 percent of the threshold.

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Executive Compensation Data

Executive Compensation

The tables below summarize the total compensation paid or earned by each of the Named Executive Officers (NEOs) of Exelon for the year ended December 31, 2015, presented in accordance with SEC requirements. Basic information about the elements of compensation as disclosed in the tables is shown below:

Salary:

•

Amounts may not match the amounts discussed in Compensation Discussion and Analysis because that discussion concerns salary rates; the amounts reported in the Summary Compensation Table reflect actual salaries paid during the year including the effect of changes in salary rates.

•	Changes to base salary generally take effect on March 1. There may also be changes at other times during the year to reflect promotions or changes in responsibilities.

Bonus:

•

Reflects discretionary bonuses or amounts paid under the annual incentive plan on the basis of the individual performance multiplier or discretionary amounts approved by the compensation and leadership development committee or, in the case of Mr. Crane, approved by the independent directors.

Stock Awards:

•	Values reported show the grant date fair value calculated in accordance with FASB ASC Topic 718.

•	Consist primarily of performance share unit awards and restricted stock unit awards pursuant to the terms of the 2011 Long-Term Incentive Plan.

•	Since 2013, award mix is 67 percent performance share units and 33 percent restricted stock units; stock options are no longer granted.

Performance Share Units:

•	Compensation and leadership development committee redesigned structure in 2013.

•	Reduced goal categories from six to two: financial management (weighted at 60 percent) and operational excellence (weighted at 40 percent). Within the goal categories there are quantitative metrics.

•	Performance period lengthened from one to three years.

•	Maximum payout for performance share units is 150 percent of target; threshold payout is 50 percent of target.

•

Total shareholder return reinstated as a formulaic award modifier. Awards can be increased or decreased by up to 25 percent based on total shareholder return performance relative to other energy services companies with business models most similar to ours.

•	Individual performance multiplier can increase awards up to 10 percent or reduce awards by 50 percent.

•

Threshold, target and distinguished goals for performance share unit awards established on the grant date (generally the date of the first committee meeting in the first year in the performance period).

•	Actual performance against the goals for each year in the performance period established at the first committee meeting after the completion of the year.

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Executive Compensation Data

•

At the end of the three-year performance period awards are made based on the average of the level of performance for each of the three years in the performance period, and the award date is the date of the first committee meeting after the completion of the third year in the performance period.

•

Under the new design, performance shares vest immediately; under the former one-year performance period structure, awards vested one-third upon award with one-third vesting on the date of the next two January committee meetings.

•

Performance share unit awards are settled 50 percent in Exelon common stock and 50 percent in cash, except for executive vice presidents and higher officers whose awards are paid 100 percent in cash if the officer has attained 200 percent of the applicable stock ownership requirement. However, executive vice presidents and higher officers who have achieved 200 percent or more of their stock ownership target as of September 30 of the year prior to payout have the option of settling the award entirely in stock, entirely in cash, or half in cash and half in stock.

Transition Awards:

•

One-time grant of transition awards made in 2013 in connection with the transition to the three-year performance period for performance shares so that the amount of performance share awards vesting each year would be consistent during the period until the 2013-15 performance shares vest.

•	Transition awards use the same goals and metrics as the performance shares, except that the total shareholder return modifier and individual performance multipliers do not apply.

Restricted Stock Units:

•	Vest ratably on the date of the next three January committee meetings.

•	In limited cases, restricted stock units are granted to executives as a means to recruit and retain talent.

•	May be used for new hires to offset annual or long-term incentives forfeited from a previous employer.

•	May also be used as a retention vehicle, vesting after pre-determined period of time and subject to forfeiture upon voluntarily termination.

•	May incorporate performance criteria as well as time-based vesting.

•	Amounts of restricted shares held by each NEO shown in the footnotes to the Outstanding Equity Table.

Stock Options:

•	Not granted since 2012.

•	Prior to 2013 made pursuant to terms of Long-Term Incentive Plan.

•	Granted at a strike price that was not less than the fair market value of a share of stock on the date of grant.

•	Fair market value was defined under the plans as the closing price on the grant date as reported on the New York Stock Exchange.

•	Individuals receiving stock options were provided right to buy fixed number of shares of Exelon common stock at the closing price on the grant date.

•

Target for the number of options awarded determined by the portion of the long-term incentive value attributable to stock options and a theoretical value of each option determined by the committee using a lattice binomial ratio valuation formula.

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Executive Compensation Data

•

Options vest in equal annual installments over a four-year period and have a term of 10 years. Employees who are retirement eligible are eligible for accelerated vesting upon retirement or termination without cause. Time vesting adds a retention element to the stock option program.

•	Under the terms of the Long-Term Incentive Plan stock options may not be re-priced or cashed out.

Non-equity incentive plan compensation:

•	Includes amounts earned under the annual incentive plan, determined by the extent to which the applicable financial and operational goals were achieved.

•	Amount of the annual incentive target opportunity expressed as a percentage of base salary, with actual awards determined using the base salary at the end of the year.

•	Threshold, target and distinguished (i.e., maximum) achievement levels established for each goal.

•	Threshold set at the minimally acceptable level of performance, for a payout of 50 percent of target.

•	Target set consistent with the achievement of the business plan objectives.

•	Distinguished set at a level that significantly exceeds the business plan and has a low probability of payout, capped at 200 percent of target.

•	Awards interpolated to the extent performance falls between the threshold, target, and distinguished levels.

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Executive Compensation Data

Summary Compensation Table

Year (a)	Salary ($) (b)	Bonus ($) Note 1 (c)	Stock Awards ($) Note 2 (d)	Option Awards ($) Note 3 (e)	Non-Equity Incentive Plan Compensation ($) Note 4 (f)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) Note 5 (g)	All Other Compen- sation ($) Note 6 (h)	Total ($) (i)
Christopher M. Crane President and Chief Executive Officer, Exelon
2015	$1,224,808	$—	$9,821,055	$—	$2,072,777	$2,462,551	$380,054	$15,961,245
2014	1,200,000	155,355	9,345,480	—	1,553,550	2,431,986	304,459	14,990,830
2013	1,191,539	—	12,606,074	—	1,565,250	1,584,841	243,994	17,191,698
Jonathan W. Thayer Senior Executive Vice President and Chief Financial Officer, Exelon
2015	794,556	—	2,700,466	—	947,006	229,066	90,194	4,761,288
2014	717,597	73,795	2,974,199	—	737,946	166,783	85,008	4,755,328
2013	670,193	—	4,000,394	—	633,913	162,252	254,815	5,721,567
Kenneth W. Cornew Senior Executive Vice President and Chief Commercial Officer, Exelon; President and Chief Executive Officer, Exelon Generation
2015	836,558	—	2,918,046	—	1,090,185	191,460	93,485	5,129,734
2014	815,769	84,929	2,822,820	—	849,285	194,029	55,193	4,822,025
2013	760,392	—	4,715,518	—	834,782	219,293	37,349	6,567,334
Denis P. O’Brien Senior Executive Vice President, Exelon; Chief Executive Officer, Exelon Utilities
2015	780,874	—	2,469,294	—	994,688	239,970	86,431	4,571,257
2014	761,534	84,964	2,382,900	—	849,639	299,132	54,936	4,433,105
2013	742,233	—	3,233,366	—	811,205	411,426	43,984	5,242,214
William A. Von Hoene Jr. Senior Executive Vice President and Chief Strategy Officer, Exelon
2015	755,296	—	2,296,821	—	835,753	163,284	111,890	4,163,044
2014	736,710	65,146	2,067,060	—	651,463	161,623	97,304	3,779,306
2013	717,446	—	3,371,564	—	639,495	179,014	74,359	4,981,878

Notes to the Summary Compensation Table

(1)

In recognition of their overall performance, certain executives may receive an individual performance multiplier to their annual incentive payments or other special recognition awards in certain years. For 2015, no NEOs received an individual performance multiplier.

(2)

The amounts shown in this column include the aggregate grant date fair value of restricted stock unit and performance share unit awards for the 2015-2017 performance period granted on January 26, 2015. The grant date fair values of the stock awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 17 of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2015 Annual Report on Form 10-K. The performance share unit awards are subject to performance conditions. For the 2015-2017 performance share unit award, the grant date fair value and the value assuming the highest level of performance, including the maximum total shareholder return multiplier and the maximum individual performance multiplier, is as follows:

	Performance Share Unit Value
	At Target	At Maximum
Crane	$6,580,092	$13,160,184
Thayer	1,809,310	3,618,619
Cornew	1,955,085	3,910,170
O’Brien	1,654,423	3,308,847
Von Hoene Jr.	1,538,856	3,077,712

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Executive Compensation Data

(3)	The amounts shown in this column include the aggregate grant date fair value of stock option awards granted. No stock options were granted to the NEOs in 2015, 2014 or 2013.
(4)	The amounts shown in this column for 2015 represent payments made pursuant to the Annual Incentive Plan.
(5)

The amounts shown in this column represent the change in the accumulated pension benefit for the NEOs from December 31, 2014 to December 31, 2015. None of the NEOs had above market earnings in a non-qualified deferred compensation account in 2015.

(6)	The amounts shown in this column include the items summarized in the following table:

All Other Compensation

Name (a)	Perquisites ($) Note 1 (b)	Reimburse- ment for Income Taxes ($) Note 2 (c)	Payments or Accruals For Termination or Change in Control (CIC) ($) Note 3 (d)	Company Contributions to Savings Plans ($) Note 4 (e)	Company Paid Term Life Insurance Premiums ($) Note 5 (f)	Dividends or Earnings Not Included in Grants ($) (g)	Total ($) (h)
Crane	$195,210	$80,227	$—	$73,488	$31,128	$—	$380,054
Thayer	36,131	36,546	—	13,956	3,561	—	90,194
Cornew	39,540	—	—	50,193	3,752	—	93,485
O’Brien	26,840	—	—	46,852	12,738	—	86,431
Von Hoene Jr.	31,978	28,634	—	45,318	5,960	—	111,890

Notes to All Other Compensation Table

(1)	The amounts shown in this column represent the incremental cost to Exelon to provide certain perquisites to NEOs as summarized in the Perquisites Table below.
(2)

Employees receive a reimbursement to cover applicable taxes when they work out of their home state and encounter double taxation in states and localities where they would not be eligible to receive a credit for such taxes when filing their tax returns in their home state, as well as on imputed income for business-related spousal travel expenses for those cases where the personal benefit is closely related to the business purpose, and for relocation expenses when the employee is required to relocate.

(3)

Represents the expense, if applicable, or the accrual of the expense that Exelon has recorded during 2015 after the announcement of the officer’s retirement or resignation for severance related costs including salary and Annual Incentive Plan continuation and other benefits as applicable.

(4)

Represents company matching contributions to the NEOs’ qualified and non-qualified savings plans. The 401(k) plan is available to all employees and the annual contribution for 2015 was generally limited by IRS rules to $18,000, although employees over age 50 can make additional “catch-up” contributions of up to $6,000. NEOs and other officers may participate in the Deferred Compensation Plan, into which payroll contributions in excess of the specified IRS limit are credited under a separate, unfunded plan that has the same portfolio of investment options as the 401(k) plan.

(5)

Exelon provides basic term life insurance, accidental death and disability insurance, and long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2015 for additional term life insurance policies for the NEOs and for additional long-term disability insurance over and above the basic coverage provided to all employees.

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Executive Compensation Data

Perquisites

The following table indicates the various perquisites for which Exelon incurred incremental costs in 2015 for each NEO. A checkmark (✓) indicates perquisite usage during 2015 by the NEO listed at the top of the column.

Perquisite	Crane	Thayer	Cornew	O’Brien	Von Hoene Jr.
Personal use of corporate aircraft (1)	✓
Personal use of company drivers (2)	✓	✓
Financial planning (3)	✓	✓	✓	✓	✓
Parking (4)	✓	✓	✓		✓
Company gifts and matching contributions (5)	✓	✓	✓	✓	✓
Physical examinations (6)		✓
Event tickets (7)			✓
Spousal travel (8)					✓

Notes to Perquisites Table

(1)

The figures shown in column (b) of the All Other Compensation Table above include $171,519 representing the aggregate incremental cost to Exelon for personal use of corporate aircraft by Mr. Crane. These costs were calculated using the hourly incremental cost for flight services, including federal excise taxes, fuel charges, and domestic segment fees. From time to time Mr. Crane’s spouse, or other family members, accompanied him in his travel on corporate aircraft. The aggregate incremental cost to the company, if any, for such travel by spouses or family members on corporate aircraft is included in this amount.

(2)

The company maintains several cars and drivers in order to provide transportation services for the NEOs and other officers to carry out their duties among the company’s various offices and facilities. Certain NEOs were also entitled to limited personal use of the company’s cars and drivers, including use for commuting which allowed them to work while commuting. The cost included in the All Other Compensation Table represents the estimated incremental cost to Exelon to provide limited personal service, based upon the number of hours that the drivers worked overtime providing services to each NEO, multiplied by the average overtime rate for drivers plus an additional amount for fuel. Personal use was imputed as additional taxable income.

(3)	The company will pay limited annual financial planning costs for executives that are imputed as additional taxable income.
(4)

For NEOs whose primary work location is downtown Chicago, Exelon’s office lease provides for a limited number of parking spaces that are available for Exelon use. When NEOs are unable to utilize the available spaces, Exelon pays for parking expenses incurred at other public garages. Messrs. Thayer and Cornew have company provided spaces in downtown Baltimore.

(5)

Executive officers may also have the company make matching gifts to qualified charitable organizations up to $10,000 for 2015. Messrs. Thayer and Cornew were subject to a $15,000 annual limit under Constellation’s legacy policy.

(6)	Executive officers may use company-provided vendors for comprehensive physical examinations and related follow-up testing.
(7)	Executives occasionally receive tickets to sporting or other events as recognition awards that are imputed to the officer as additional taxable income.
(8)

For executive officers, Exelon will pay the cost of travel, meals, and other related amenities for spouses and domestic partners when they attend company or industry-related events where it is customary and expected that officers attend with their spouses or domestic partners. The aggregate incremental cost to Exelon for these expenses is included in the All Other Compensation Table. In most cases, there is no incremental cost to Exelon for providing transportation or other amenities for a spouse or domestic partner, and the only additional cost to Exelon is to reimburse officers for the taxes on the imputed income attributable to their travel, meals, and related amenities when attending company or industry-related events. This cost is shown in column (b) of the All Other Compensation Table above.

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Executive Compensation Data

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Note 1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Note 2)			All Other Stock Awards: Number of Shares or Units (#) (Note 3) (i)	All Other Options Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($) (k)	Grant Date Fair Value of Stock and Option Awards ($) (Note 4) (l)
Name (a)	Grant Date (b)	Thres- hold ($) (c)	Plan ($) (d)	Maxi- mum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Crane	1/26/2015	$799,500	$1,599,000	$3,198,000
	1/26/2015				33,041	176,221	352,442				$6,580,092
	1/26/2015							86,796			3,240,963
Thayer	1/26/2015	365,274	730,548	1,461,096
	1/26/2015				9,085	48,455	96,910				1,809,310
	1/26/2015							23,866			891,156
Cornew	1/26/2015	420,500	841,000	1,682,000
	1/26/2015				9,817	52,359	104,718				1,955,085
	1/26/2015							25,789			962,961
O’Brien	1/26/2015	372,874	745,748	1,491,496
	1/26/2015				8,308	44,307	88,614				1,654,423
	1/26/2015							21,823			814,871
Von Hoene Jr.	1/26/2015	322,362	644,724	1,289,448
	1/26/2015				7,727	41,212	82,424				1,538,856
	1/26/2015							20,299			757,965

Notes to Grants of Plan-Based Awards Table

(1)

All NEOs have annual incentive plan target opportunities based on a fixed percentage of their base salary. Under the terms of the AIP, threshold performance earns 50% of the respective target, while performance at plan earns 100% of the respective target and the maximum payout is capped at 200% of target. For additional information about the terms of these programs, see Compensation Discussion and Analysis above.

(2)

NEOs have a long-term performance share unit target opportunity that is a fixed number of performance share units commensurate with the officer’s position. The possible payout at threshold for performance share unit awards was calculated at 50% of target, with a total shareholder return multiplier of 75% and an individual performance multiplier of 50%. The possible maximum payout for performance share units was calculated at 150% of target, with a total shareholder return multiplier of 125% and an individual performance multiplier of 110%, capped at 200% of target. For additional information about the terms of this program, see Compensation Discussion and Analysis and the narrative preceding the Summary Compensation Table above.

(3)	This column shows restricted stock unit awards made during the year. The vesting dates of the awards are provided in footnote 2 to the Outstanding Equity Table below.
(4)

This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share unit awards and restricted stock units granted to each NEO during 2015. Fair value of performance share unit awards granted on January 26, 2015 are based on an estimated payout of 100% of target.

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Executive Compensation Data

Outstanding Equity Awards at Year End

	Option Awards (See Note 1)				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options That Are Exercisable (#) (b)	Number of Securities Underlying Unexercised Options That Are Not Exercisable (#) (c)	Option Exercise or Base Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Yet Vested (#) (Note 2) (f)	Market Value of Shares or Units of Stock That Have Not Yet Vested Based on 12/31 Closing Price $27.77 ($) (Note 2) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#) (Note 3) (h)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (Note 3) (i)
Crane	213,750	71,250	$39.21	2-Apr-2022	406,381	$11,285,200	797,842	$22,156,072
	94,000	—	43.40	24-Jan-2021
	53,000	—	46.09	24-Jan-2020
	49,000	—	56.51	26-Jan-2019
	28,000	—	73.29	27-Jan-2018
	35,000	—	59.96	21-Jan-2017
	22,500	—	58.55	22-Jan-2016
Thayer	72,750	24,250	39.81	12-Mar-2022	141,659	3,933,870	221,310	6,145,779
	175,946	—	39.24	24-Feb-2022
	125,429	—	32.46	25-Feb-2021
	67,304	—	37.71	26-Feb-2020
	167,669	—	21.25	27-Feb-2019
	8,676	—	101.05	21-Feb-2018
	8,342	—	81.56	22-Feb-2017
Cornew	52,500	17,500	39.81	12-Mar-2022	152,454	4,233,648	238,118	6,612,537
	26,000	—	43.40	24-Jan-2021
	13,300	—	46.09	24-Jan-2020
	14,900	—	56.51	26-Jan-2019
	11,000	—	73.29	27-Jan-2018
	8,500	—	59.96	21-Jan-2017
	6,375	—	58.55	22-Jan-2016
O’Brien	76,500	25,500	39.81	12-Mar-2022	103,766	2,881,582	201,814	5,604,375
	49,000	—	43.40	24-Jan-2021
	27,000	—	46.09	24-Jan-2020
	30,700	—	56.51	26-Jan-2019
	22,000	—	73.29	27-Jan-2018
	19,000	—	59.96	21-Jan-2017
	20,000	—	58.55	22-Jan-2016
Von Hoene Jr.	66,000	22,000	39.81	12-Mar-2022	111,398	3,093,522	180,424	5,010,374
	67,000	—	43.40	24-Jan-2021
	33,000	—	46.09	24-Jan-2020
	25,200	—	56.51	26-Jan-2019
	19,000	—	73.29	27-Jan-2018
	19,000	—	59.96	21-Jan-2017
	17,000	—	58.55	22-Jan-2016

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Executive Compensation Data

Notes to Outstanding Equity Table

(1)

Non-qualified stock options were granted to NEOs pursuant to the company’s long-term incentive plans. Grants vest in four equal increments, beginning on the first anniversary of the grant date. All grants expire on the tenth anniversary of the grant date. For Mr. Thayer, stock options granted prior to March 12, 2012 were granted under the Constellation Energy Group Inc. Long Term Incentive Plan and were converted into the equivalent right to receive Exelon common stock. The number of stock options received upon conversion is equal to the original number of Constellation stock options multiplied by the merger exchange ratio (0.93) and rounded down to the nearest whole share. The exercise price for each converted share is equal to the original Constellation exercise price divided by the exchange ratio (0.93), rounded up to the nearest whole cent.

(2)

The amount shown includes unvested restricted stock unit awards and the performance share award earned for the performance period beginning January 1, 2013 and ending December 31, 2015. The unvested restricted stock unit awards are composed of the final third of the grant made in January 2013; two-thirds of the grant made in January 2014 and the full grant made in January 2015. All restricted stock unit awards continue to accrue additional shares through automatic dividend reinvestment. For Mr. Thayer and Mr. Cornew, the amount shown also includes a grant of 30,000 retention stock units made on January 28, 2013 which will vest on January 28, 2018. For Mr. Von Hoene, the amount shown also includes a grant of 20,000 retention stock units made on October 21, 2013 that will vest on October 21, 2018. All shares are valued at $27.77, the closing price on December 31, 2015.

(3)

The amount shown includes the target performance share unit award made in January 2014 for the performance period ending December 31, 2016 and the target performance share unit award made in January 2015 for the performance period ending December 31, 2017. These target awards have been increased to reflect the highest level of performance for the period, 200%. All shares are valued at $27.77, the closing price on December 31, 2015.

Option Exercises and Stock Vested

	Option Awards		Stock Awards (Note 1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Crane	—	$—	207,754	$7,757,538
Thayer	—	—	64,669	2,397,514
Cornew	—	—	69,947	2,555,734
O’Brien	—	—	57,597	2,150,686
Von Hoene Jr.	—	—	49,972	1,865,956

Notes to Option Exercises and Stock Vested Table

(1)

Share amounts are composed of the following tranches of prior awards that vested on January 26, 2015: the final third of the performance share unit grant made with respect to the three-year performance period ending December 31, 2012; two-thirds of the transition award share granted on January 28, 2013; the second third of the restricted stock unit grant made on January 28, 2013 and the first third of the restricted stock unit grants made on January 27, 2014. All of these awards were valued at $37.34 upon vesting. For Mr. Cornew, the amount shown also includes 10,000 retention stock units that vested on July 1, 2015 at a share price of $31.73. For Mr. Thayer, the amount shown also includes 6,758 restricted stock shares from a legacy Constellation Energy Group award made in 2012 that vested on February 24, 2015 at share price of $34.79.

Pension Benefits

Exelon sponsors the Exelon Corporation Retirement Program, a traditional defined benefit pension plan that covers certain management employees who commenced employment prior to January 1, 2001 and certain collective bargaining unit employees. The Exelon Corporation Retirement Program includes the Service Annuity System (“SAS”), which is the legacy ComEd pension plan. Effective January 1, 2001, Exelon also established two cash balance defined benefit pension plans in order to both reduce future retirement benefit costs and provide an option that is portable as the company anticipated a work force that was more mobile than the traditional utility workforce. The cash balance defined benefit pension plans cover management employees and certain collective bargaining unit employees hired on or after such date, as well as certain management employees hired prior to such date who elected to participate in a cash balance plan. Legacy Constellation employees participate in the Pension Plan of Constellation Energy Group, Inc. (“Constellation Pension Plan”). The Constellation Pension Plan includes a traditional pension formula referred to as the Enhanced Traditional Plan (“ETP”) and a Pension Equity Plan (“PEP”). Employees hired before January 1, 2000 participate in the ETP. Employees hired on or after

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January 1, 2000 and employees hired before that date who elected to do so participate in the PEP. Each of these plans is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. An employee can participate in only one of the qualified pension plans.

For NEOs participating in the SAS, the annuity benefit payable at normal retirement age is equal to the sum of 1.25% of the participant’s earnings as of December 25, 1994, reduced by a portion of the participant’s Social Security benefit as of that date, plus 1.6% of the participant’s highest average annual pay, multiplied by the participant’s years of credited service (up to a maximum of 40 years). Pension-eligible compensation for the SAS’s Final Average Pay Formula includes base pay and annual incentive awards. Benefits under the SAS are vested after five years of service.

The “normal retirement age” under the SAS is 65. The plan also offers an early retirement benefit prior to age 65, which is payable if a participant retires after attainment of age 50 and completion of 10 years of service. The annual pension payable under the plan is determined as of the early retirement date, reduced by 2% for each year of payment before age 60 to age 58, then 3% for each year before age 58 to age 50. In addition, under the SAS, the early retirement benefit is supplemented prior to age 65 by a temporary payment equal to 80% of the participant’s estimated monthly Social Security benefit. The supplemental benefit is partially offset by a reduction in the regular annuity benefit.

Under the cash balance pension plan, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. (Employees who participated in the SAS prior to January 1, 2001 and elected to participate in the cash balance plan also have a frozen transferred benefit from the former plan, and received a “transition” credit based on their age, service and compensation at the time of transfer.) Beginning January 1, 2008, the annual benefit credit under the plan is 7% of base pay and annual incentive award and beginning January 1, 2013 for employees hired on or after such date, the annual benefit credit is equal to a percentage of base pay and annual incentive award which varies between 3% and 8%, based upon age. For the portion of the account balance accrued beginning January 1, 2008, the annual investment credit is the third segment spot rate of interest on long-term investment grade corporate bonds. The segment rate will be determined as of November of the year for which the cash balance account receives the investment credit. For the portion of the benefit accrued before January 1, 2008, pending Internal Revenue Service guidance, the annual investment credit is the greater of 4%, or the average of the annual rate of return of the S&P 500 Stock Index and the 30-year Treasury bond rate (the interest rate is determined in November of each year). For employees hired on or after January 1, 2013, the annual investment credit is the second segment spot rate of interest on long-term corporate bonds, determined as of November of the year for which the cash balance account receives the investment credit, subject to a minimum annual investment credit rate of 3.8% and a maximum annual investment credit rate of 7%. Benefits are vested after three years of service, and are payable in an annuity or a lump sum at any time following termination of employment. Apart from the benefit credits and vesting requirement, and as described above, years of service are not relevant to a determination of accrued benefits under the cash balance pension plans.

For NEOs who participate in the PEP, a lump sum benefit amount is computed based on covered earnings multiplied by a total credit percentage. Covered earnings are equal to the average of the highest three of the last five twelve-month periods’ base pay plus short-term incentive. The total service credit percentage is equal to the sum of the credit percentages based on the following formula: 5% per year of service through age 39, 10% per year of service from age 40 to age 49, and 15% per year of service after age 49. No benefits are available under the PEP until a participant has at least three years of vesting service. Benefits payable under the PEP are paid as an annuity unless a participant elects a lump sum within 60 days after separation.

The Internal Revenue Code limits to $265,000 the individual 2015 annual compensation that may be taken into account under the tax-qualified retirement plan. As permitted by Employee Retirement Income Security Act, Exelon sponsors three supplemental executive retirement plans (or “SERPs”) that allow the payment to a select group of management or highly-compensated individuals out of its general assets of any benefits calculated under provisions of the applicable qualified pension plan which may be above these limits. The SERPs offer a lump sum as an optional form of payment, which includes

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Executive Compensation Data

the value of the marital annuity, death benefits and other early retirement subsidies at a designated interest rate. The interest rate applicable for distributions to participants in the SAS in 2015 is 2.83%. For participants in the cash balance pension plan and the PEP, the lump sum is the value of the non-qualified account balance. The values of the lump sum amounts do not include the value of any pension benefits covered under the qualified pension plans, and the methods and assumptions used to determine the non-qualified lump sum amount are different from the assumptions used to generate the present values shown in the tables of benefits to be received upon retirement, termination due to death or disability, involuntary separation not related to a change in control, or upon a qualifying termination following a change in control which appear later in this proxy statement.

Under the terms of the SERPs, participants are provided the amount of benefits they would have received under the SAS, cash balance plan, ETP or PEP, as applicable, but for the application of the Internal Revenue Code limits. In addition, certain executives previously received grants of additional credited service under a SERP. In particular, in 1998, Mr. Crane received an additional 10 years of credited service through September 28, 2008, the date of his tenth anniversary, as part of his employment offer that provided one additional year of service credit for each year of employment to a maximum of 10 additional years.

As of January 1, 2004, Exelon does not grant additional years of credited service to executives under the SERP for any period in which services are not actually performed, except that up to two years of service credits may be provided under severance or change in control agreements first entered into after such date, and performance-based grants or grants which make up for lost pension benefits from another employer may be (but have not been) provided. Service credits previously available under employment, change in control or severance agreements or arrangements (or any successor arrangements) are not affected by this policy.

The amount of the change in the pension value for each of the named executive officers is the amount included in the Summary Compensation Table above in the column headed “Change in Pension Value & Nonqualified Deferred Compensation Earnings.” The present value of each NEO’s accumulated pension benefit is shown in the following tables. The present value for cash balance and PEP participants is the account balance. The assumptions used in estimating the present values for SAS participants include the following: pension benefits are assumed to begin at each participant’s earliest unreduced retirement age; the SERP lump sum amounts are determined using the rate of 5% for SAS participants at the assumed retirement age; the lump sum amounts are discounted from the assumed retirement date at the applicable discount rates of 3.94% as of December 31, 2014 and 4.29% as of December 31, 2015; and the applicable mortality tables. The applicable mortality table is the RP 2000-based table projected generationally using Exelon’s best estimate of long-term mortality improvements. The December 31, 2015 mortality table is consistent with the mortality used in the Exelon December 31, 2015 pension disclosure.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Crane (1)	SAS	17.26	$955,457	$—
	SERP	27.26	13,753,084	—
Thayer	PEP	13.00	234,000	—
	SERP	13.00	1,297,615	—
Cornew	Cash Balance	21.59	594,698	—
	SERP	21.59	838,808	—
O’Brien	Cash Balance	33.51	1,315,232	—
	SERP	33.51	1,612,192	—
Von Hoene Jr.	Cash Balance	13.93	341,219	—
	SERP	13.93	925,850	—

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Executive Compensation Data

(1)

Based on discount rates prescribed by the SEC proxy disclosure guidelines, Mr. Crane’s non-qualified SERP present value is $13,753,084. Based on lump sum plan rates for immediate distributions under the non-qualified plan, the comparable lump sum amount applicable for service through December 31, 2015 is $21,114,777. Note that, in any event, payments made upon termination may be delayed by six months in accordance with U.S. Treasury Department guidance.

Deferred Compensation Programs

Exelon offers deferred compensation plans to permit the deferral of certain cash compensation to facilitate tax and retirement planning and satisfaction of stock ownership requirements for executives and key managers. Exelon maintains non-qualified deferred compensation plans that are open to certain highly-compensated employees, including the NEOs.

The Exelon Deferred Compensation Plan is a non-qualified plan that permits legacy Exelon executives and key managers to defer receipt of base compensation and the company to credit related matching contributions that would have been contributed to the Exelon Corporation Employee Savings Plan (the company’s tax-qualified 401(k) plan) but for the applicable limits under the Internal Revenue Code (the “Code”). The Constellation Deferred Compensation Plan is a non-qualified plan that permits legacy Constellation executives to defer receipt of base compensation and the company to credit related matching contributions that would have been contributed to the Exelon Corporation Employee Savings Plan. The Deferred Compensation Plans permit participants to defer taxation of a portion of their income. The Exelon Deferred Compensation Plan benefits the company by deferring the payment of a portion of its compensation expense, thus preserving cash.

The Exelon Employee Savings Plan is intended to be tax-qualified under Sections 401(a) and 401(k) of the Code. The Constellation Energy Group Employee Savings Plan was merged into Exelon’s Employee Savings Plan as of July 1, 2014. Exelon maintains the Employee Savings Plan to attract and retain qualified employees, including the NEOs, and to encourage employees to save some percentage of their cash compensation for their eventual retirement. The Employee Savings Plan permits employees to do so, and allows the company to make matching contributions in a relatively tax-efficient manner. The company maintains the excess matching feature of the Deferred Compensation Plans to enable key management employees to save for their eventual retirement to the extent they otherwise would have were it not for the limits established by the IRS.

The Stock Deferral Plan is a non-qualified plan that permitted legacy Exelon executives to defer performance share units prior to 2007.

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Executive Compensation Data

The following table shows the amounts that NEOs have accumulated under both the Deferred Compensation Plans and the Stock Deferral Plan. The Exelon Deferred Compensation and Stock Deferral Plans were closed to new deferrals of base pay (other than excess Employee Savings Plan deferrals), annual incentive payments or performance shares awards in 2007, and participants were granted a one-time election to receive a distribution of their accumulated balance in each plan during 2007. Existing balances will continue to accrue dividends or other earnings until payout upon termination. Balances in the Deferred Compensation Plan will be settled in cash upon the termination event selected by the officer and will be distributed either in a lump sum, or in annual installments. Share balances in the Stock Deferral Plan continue to earn the same dividends that are available to all shareholders, which are reinvested as additional shares in the plan. Balances in the plan are distributed in shares of Exelon stock in a lump sum or installments upon termination of employment.

The Deferred Compensation Plans continue in effect for those officers who participate in the Employee Savings Plan and who reach their statutory contribution limit during the year. After this limit is reached, their elected payroll contributions and company matching contribution will be credited to their accounts in the Deferred Compensation Plans. The investment options under the Deferred Compensation Plans consist of a basket of investment fund benchmarks substantially the same as those funds available through the Employee Savings Plan. Deferred amounts represent unfunded unsecured obligations of the company.

Name (a)	Executive Contributions in 2015 ($) (Note 1) (b)	Registrant Contributions in 2015 ($) (Note 2) (c)	Aggregate Earnings in 2015 ($) (Note 3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/15 ($) (Note 4) (f)
Crane	$104,481	$57,334	$(50,223)	$—	$1,020,731
Thayer	—	—	—	—	—
Cornew	28,578	31,515	(10,825)	—	249,197
O’Brien (5)	36,661	28,431	(121,737)	—	2,294,662
Von Hoene Jr.	34,871	27,372	(23,189)	—	334,881

(1)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.
(2)	The full amount shown under registrant contributions is included in the company contributions to savings plans for each NEO shown above in the All Other Compensation Table.
(3)

The amount shown under aggregate earnings reflects the NEO’s gain or loss based upon the individual allocation of his notional account balance into the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.

(4)

For all NEOs the aggregate balance shown in column (f) above includes those amounts, both executive contributions and registrant contributions, that have been disclosed either as base salary as described in Note 1 or as company contributions under all other compensation as described in Note 2 for the current fiscal year ending December 31, 2015. For Mr. Crane, all executive and registrant contributions included in column (f) have previously been disclosed in Summary Compensation Tables. Mr. Thayer did not participate in the plan during 2015.

(5)	For Mr. O’Brien the amounts shown in column (d) and column (f) also include the aggregate earnings and aggregate balance respectively of his Stock Deferral Plan account.

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Executive Compensation Data

Potential Payments upon Termination or Change in Control

Change in control employment agreements and severance plan covering named executive officers

Exelon’s change in control and severance benefits policies were initially adopted in January 2001 and harmonized the policies of Exelon’s predecessor companies. In adopting the policies, the compensation committee considered the advice of a consultant who advised that the levels were consistent with competitive practice and reasonable. The Exelon benefits currently include multiples of change in control benefits ranging from two times base salary and annual bonus for corporate and subsidiary vice presidents to 2.99 times base salary and annual bonus for the CEO, executive vice presidents, presidents of certain business units and select senior vice presidents. In 2003, the compensation committee reviewed the terms of the Senior Management Severance Plan and revised it to reduce the situations when an executive could terminate and claim severance benefits for “good reason,” clarified the definition of “cause,” and reduced non-change in control benefits for executives with less than two years of service. In December 2004, the compensation committee’s consultant presented a report on competitive practice on executive severance. The competitive practices described in the report were generally comparable to the benefits provided under Exelon’s severance policies. In discussing the compensation consultant’s December 2007 annual report to the committee on compensation trends, the consultant commented that Exelon’s change in control and severance policies were conservative, citing the use of double triggers, and that they remained competitive. In April 2009 the compensation committee adopted a policy that Exelon would not include excise tax gross-up payment provisions in senior executive employment, change in control, or severance plans, programs or agreements that are entered into, adopted or materially amended on or after April 2, 2009 (other than renewals of existing arrangements that are not materially amended or arrangements assumed pursuant to a corporate transaction).

Named executive officers have entered into individual change in control employment agreements or are covered by the change in control provisions of the Senior Management Severance Plan, which generally protect such executives’ position and compensation levels for two years after a change in control of Exelon. The individual agreements are initially effective for a period of two years, and provide for a one-year extension each year thereafter until cancellation or termination of employment. The plan does not have a specific term.

During the 24-month period following a change in control, or, with respect to an executive with an individual agreement, during the 18-month period following another significant corporate transaction affecting the executive’s business unit in which Exelon shareholders retain between 60% and 66 2/3% control (a significant acquisition), if a named executive officer resigns for good reason or if the executive’s employment is terminated by Exelon other than for cause or disability, the executive is entitled to the following:

•	the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

•

severance payments equal to 2.99 (or 2.0 if the executive does not have an individual agreement) times the sum of (1) the executive’s base salary plus (2) the higher of the executive’s target annual incentive for the year of termination or the executive’s average annual incentive award payments for the two years preceding the termination, but not more than the annual incentive for the year of termination based on actual performance before the application of negative discretion;

•

a benefit equal to the amount payable under the SERP determined as if (1) the SERP benefit were fully vested, (2) the executive had 2.99 additional years of age and years of service (2.0 years for executives who first entered into such agreements after 2003 or do not have such agreements) and (3) the severance pay constituted covered compensation for purposes of the SERP;

•	a benefit equal to the actuarial equivalent present value of any non-vested accrued benefit under Exelon’s qualified defined benefit retirement plan;

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Executive Compensation Data

•

all previously-awarded stock options, performance share units, restricted stock units, or restricted shares become fully vested, and the stock options remain exercisable until the earlier of the fifth anniversary of the executive’s termination date or the option’s expiration date;

•

life, disability, accident, health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least 10 years of service (or any lesser eligibility requirement then in effect for regular employees); and

•	outplacement and financial planning services for at least 12 months.

The change in control benefits are also provided if the executive is terminated other than for cause or disability, or terminates for good reason (1) after a tender offer or proxy contest commences, or after Exelon enters into an agreement which, if consummated, would cause a change in control, and within one year after such termination a change in control does occur, or (2) within two years after a sale or spin-off of the executive’s business unit in contemplation of a change in control that actually occurs within 60 days after such sale or spin-off (a disaggregation) if the executive has an individual agreement.

A change in control under the individual change in control employment agreements and the Senior Management Severance Plan generally occurs:

•	when any person acquires 20% of Exelon’s voting securities;

•

when the incumbent members of the Exelon board of directors (or new members nominated by a majority of incumbent directors) cease to constitute at least a majority of the members of the Exelon board of directors;

•

upon consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Exelon’s operating assets (excluding a transaction where Exelon shareholders retain at least 60% of the voting power); or

•	upon shareholder approval of a plan of complete liquidation or dissolution.

The term good reason under the individual change in control employment agreements generally includes any of the following occurring within two years after a change in control or disaggregation or within 18 months after a significant acquisition:

•	a material reduction in salary, incentive compensation opportunity or aggregate benefits, unless such reduction is part of a policy, program or arrangement applicable to peer executives;

•	failure of a successor to assume the agreement;

•	a material breach of the agreement by Exelon; or

•

any of the following, but only after a change in control or disaggregation: (1) a material adverse reduction in the executive’s position, duties or responsibilities (other than a change in the position or level of officer to whom the executive reports or a change that is part of a policy, program or arrangement applicable to peer executives) or (2) a required relocation by more than 50 miles.

The term cause under the change in control employment agreements generally includes any of the following:

•

refusal to perform or habitual neglect in the performance of duties or responsibilities or of specific directives of the officer to whom the executive reports which are not materially inconsistent with the scope and nature of the executive’s duties and responsibilities;

•

willful or reckless commission of acts or omissions which have resulted in or are likely to result in a material loss or material damage to the reputation of Exelon or any of its affiliates, or that compromise the safety of any employee;

•	commission of a felony or any crime involving dishonesty or moral turpitude;

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•	material violation of the code of business conduct which would constitute grounds for immediate termination of employment, or of any statutory or common-law duty of loyalty; or

•	any breach of the executive’s restrictive covenants.

Executives who entered into such change in control employment agreements prior to April 2, 2009 (and which have not been materially amended after such date) will be eligible to receive an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, but only if the amount of payments and benefits subject to these taxes exceeds 110% of the safe harbor amount that would not subject the employee to these excise taxes. If the amount does not exceed 110% of the safe harbor amount, then payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount.

If a named executive officer resigns for good reason or is terminated by Exelon other than for cause or disability, in each case under circumstances not involving a change in control or similar provision described above, the named executive officer may be eligible for the following non-change in control benefits under the Exelon Corporation Senior Management Severance Plan:

•	prorated payment of the executive’s annual incentive and performance share unit awards for the year in which termination occurs;

•	for a 15 to 24 month severance period, continued payment of an amount representing base salary and target annual incentive;

•	a benefit equal to the amount payable under the SERP determined as if the severance payments were paid as ordinary base salary and annual incentive;

•

during the severance period, continuation of health, basic life and other welfare benefits the executive was receiving immediately prior to the severance period on the same terms and conditions applicable to active employees, followed by retiree health coverage if the executive has attained at least age 50 and completed at least 10 years of service (or any lesser eligibility requirement then in effect for non-executive employees); and

•	outplacement and financial planning services for twelve months.

Payments under individual agreements entered into after April 2, 2009 or the Senior Management Severance Plan are subject to reduction by Exelon to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law.

The term good reason under the Senior Management Severance Plan means either of the following:

•

a material reduction of the executive’s salary (or, with respect to a change in control, incentive compensation opportunity or aggregate benefits) unless such reduction is part of a policy, program or arrangement applicable to peer executives of Exelon or of the business unit that employs the executive; or

•

a material adverse reduction in the executive’s position or duties (other than a change in the position or level of officer to whom the executive reports) that is not applicable to peer executives of Exelon or of the executive’s business unit, but excluding under the non-change in control provisions of the plan any change (1) resulting from a reorganization or realignment of all or a significant portion of the business, operations or senior management of Exelon or of the executive’s business unit or (2) that generally places the executive in substantially the same level of responsibility.

With respect to a change in control, the term good reason under the plan also includes a required relocation of more than 50 miles.

The term cause under the Senior Management Severance Plan generally has the same meaning as the definition of such term under the individual change in control employment agreements.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	83

Executive Compensation Data

Benefits under the change in control employment agreements and the Senior Management Severance Plan are subject to termination upon an executive’s violation of his or her restrictive covenants, and incentive payments under the agreements and the plan may be subject to the recoupment policy adopted by the board of directors.

Estimated Value of Benefits to be Received Upon Retirement

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they retired as of December 31, 2015. These payments and benefits are in addition to the present value of the accumulated benefits from each NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Value of Unvested Equity Awards ($) (Note 2) (c)	Total Value of All Payments and Benefits ($) (Note 3) (d)
Crane	$2,073,000	$21,674,000	$23,747,000
Thayer	—	—	—
Cornew	1,090,000	—	1,090,000
O’Brien	995,000	5,507,000	6,502,000
Von Hoene Jr.	836,000	4,888,000	5,724,000

Notes to Benefits to be Received Upon Retirement Table

(1)	Under the terms of the 2015 Annual Incentive Plan (AIP), a pro-rated actual incentive award is payable upon retirement assuming an individual performance multiplier (IPM) of 100% and based on the number of days worked during the year of retirement. The amount above represents the executive’s 2015 annual incentive payout (after company/business unit performance was determined) before applying the IPM, if applicable.
(2)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2015 of $27.77. At that stock price, all unvested stock options are “underwater” (or out of the money). Under the LTIP, if a holder has attained age 50 with 10 or more years of service (or deemed service), any unvested stock options will vest upon termination of employment because the holder has satisfied the definition of retirement under the LTIP;
b.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2013-2015 performance share unit award. It is assumed the 2013, 2014 and 2015 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77; and
c.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon retirement. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77.
(3)	The estimate of total payments and benefits is based on a December 31, 2015 retirement date.

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Executive Compensation Data

Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming their employment is terminated due to death or disability as of December 31, 2015. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Value of Unvested Equity Awards ($) (Note 2) (c)	Total Value of All Payments and Benefits ($) (Note 3) (d)
Crane	$2,073,000	$21,674,000	$23,747,000
Thayer	947,000	6,820,000	7,767,000
Cornew	1,090,000	7,332,000	8,422,000
O’Brien	995,000	5,507,000	6,502,000
Von Hoene Jr.	836,000	5,443,000	6,279,000

Notes to Benefits to be Received Upon Termination due to Death or Disability Table

(1)	Under the terms of the 2015 AIP, a pro-rated actual incentive award is payable upon death or disability assuming an IPM of 100% and based on the number of days worked during the year of termination. The amount above represents the executives’ 2015 annual incentive payout (after company/business unit performance was determined) before applying the IPM, if applicable.
(2)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2015 of $27.77. At that stock price, all unvested stock options are “underwater” (or out of the money). Under the LTIP, if a holder terminates employment due to death or disability, the holder’s stock options will vest upon termination of employment;
b.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2013-2015 performance share unit award. It is assumed the 2013, 2014 and 2015 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77; and
c.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon death or disability. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77.
(3)	The estimate of total payments and benefits is based on a December 31, 2015 termination due to death or disability.

Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement	85

Executive Compensation Data

Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated as of December 31, 2015 under the terms of the Amended and Restated Senior Management Severance Plan. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Retirement Benefit Enhance- Ment ($) (Note 2) (c)	Value of Unvested Equity Awards ($) (Note 3) (d)	Health and Welfare Benefit Continuation ($) (Note 4) (e)	Perquisites And Other Benefits ($) (Note 5) (f)	Total Value of All Payments and Benefits ($) (Note 6) (g)
Crane	$7,731,000	$3,615,000	$21,674,000	$94,000	$40,000	$33,154,000
Thayer	3,946,000	147,000	6,474,000	27,000	40,000	10,634,000
Cornew	4,454,000	235,000	6,986,000	38,000	40,000	11,753,000
O’Brien	4,056,000	214,000	5,507,000	56,000	40,000	9,873,000
Von Hoene Jr.	3,642,000	207,000	5,132,000	43,000	40,000	9,064,000

Notes to Benefits to be Received Upon Involuntary Separation Not Related to a CIC Table

(1)	Represents the estimated severance benefit equal to 2 times the sum of the executive’s (i) current base salary and (ii) the target annual incentive for the year of termination. In addition, under Section 4.2 of the Senior Management Severance Plan, a pro-rated annual incentive award is payable upon involuntary separation or qualifying voluntary separation based on the days worked during the year of termination and assuming the NEO’s IPM is 100% pursuant to the terms in the 2015 AIP. The amount above represents the executives’ 2015 annual incentive payout (after company/business unit performance was determined) before applying the IPM, if applicable.
(2)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(3)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2015 of $27.77. At that stock price, all unvested stock options are “underwater” (or out of the money). Under the LTIP, if a holder has attained age 50 with 10 or more years of service (or deemed service), any unvested stock options will vest upon termination of employment because the holder has satisfied the definition of retirement under the LTIP;
b.	the value of the executive’s unvested performance share units. The amount above includes the number of unvested shares earned for the 2013-2015 performance share unit award. It is assumed the 2013, 2014 and 2015 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77; and
c.	the accelerated portion of the executives’ restricted stock award that, per the applicable award agreement, would vest upon an involuntary separation not related to a change in control. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77.
(4)	Estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.
(5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(6)	The estimate of total payments and benefits is based on a December 31, 2015 termination date. The executives are participants in the Senior Management Severance Plan and severance benefits are determined pursuant to Section 4 of the Severance Plan.

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Executive Compensation Data

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated upon a qualifying change in control as of December 31, 2015. The company has entered into Change in Control agreements with Messrs. Crane, Cornew, O’Brien, and Von Hoene. These payments and benefits are in addition to the present value of accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Nonqualified Deferred Compensation section.

Name (a)	Cash Payment ($) (Note 1) (b)	Retirement Benefit Enhance- ment ($) (Note 2) (c)	Value of Unvested Equity Awards ($) (Note 3) (d)	Health and Welfare Benefit Continuation ($) (Note 4) (e)	Perquisites and Other Benefits ($) (Note 5) (f)	Modified Gross-up Payment ($) (Note 6) (g)	Scaleback ($) (Note 6) (h)	Total Value of All Payments and Benefits ($) (Note 7) (i)
Crane	$10,172,000	$5,138,000	$21,674,000	$142,000	$40,000	Not required	$(1,204,000)	$35,962,000
Thayer	5,215,000	147,000	6,820,000	41,000	40,000	Not required	(1,677,000)	10,586,000
Cornew	6,000,000	361,000	7,332,000	57,000	40,000	$5,816,000	Not required	19,606,000
O’Brien	5,738,000	233,000	5,507,000	84,000	40,000	Not required	Not required	11,602,000
Von Hoene Jr.	4,940,000	310,000	5,443,000	65,000	40,000	Not required	Not required	10,798,000

Notes to Benefits to be Received Upon a Qualifying Termination following a CIC Table

(1)	Represents the estimated cash severance benefit equal to 2.99 times the sum of the executive’s (i) current base salary and (ii) Severance Incentive. Also, this amount includes an additional payment for Mr. O’Brien of $35,000.
Under Section 4.1(a)(ii) of the CIC Employment Agreement, the executive’s target incentive award is payable upon termination. The amounts above represent the executives’ 2015 target annual incentive with the exception of Mr. Thayer. Under Section 5.1(a)(i) of the Senior Management Severance Plan, the executive is entitled to his or her annual incentive for the applicable performance period. For Mr. Thayer, the amount above represents his 2015 actual annual incentive payout (after company/business unit performance was determined) before applying his IPM, if applicable. Pursuant to the 2015 AIP, a pro-rated annual incentive award is payable, assuming the IPM is 100%.
(2)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(3)	The Value of Unvested Equity Awards includes the following:
a.	the ‘spread’ on all unvested stock options that would vest upon termination of employment. The ‘spread’ is based on Exelon’s closing stock price on December 31, 2015 of $27.77. At that stock price, all unvested stock options are underwater (or out of the money);
b.	the value of the executives’ unvested performance share units. Pursuant to Section 4.1(c) of the CIC Employment Agreement and Section 5.1(c) of the Senior Management Severance Plan, all of the shares will vest upon termination at the actual level earned and awarded. The amount above includes the number of unvested shares earned for the 2013-2015 performance share unit award. It is assumed the 2013, 2014 and 2015 performance shares are earned at target. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77; and
c.	the value of the executives’ restricted stock that, pursuant to Section 4.1(d) of the CIC Employment Agreement or the terms of the award, would vest upon a qualifying termination following a change in control. The value of the shares is based on Exelon’s closing stock price on December 31, 2015 of $27.77.
(4)	Estimated costs of healthcare, life insurance and long-term disability coverage which continue during the severance period.
(5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(6)	In 2009, the compensation committee adopted a policy that no future employment or severance agreements will provide for an excise tax gross-up payment. The Senior Management Severance Plan as amended and restated on January 1, 2009 and CIC Employment Agreements that become effective after April 2009 will reduce the executive’s parachute payments to his or her safe harbor amount in order to avoid the excise tax imposed under Section 4999 of the Internal Revenue Code. Messrs. Crane, Cornew, O’Brien and Von Hoene have grandfathered CIC Employment Agreements, which still entitle these NEOs to an excise tax gross-up payment only if the present value of his parachute payments exceed his safe harbor amount by more than 10%. If the present value of their parachute payments do not exceed the amount permitted by the IRS by more than 10%, their payments are reduced to their safe harbor.
(7)	The estimate of total payments and benefits is based on a December 31, 2015 termination date. The company has entered into change in control employment agreement with all of the executives except for Mr. Thayer who is a participant in the Senior Management Severance Plan and severance benefits are determined pursuant to Section 5 of the Senior Management Severance Plan.

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Vote on Management Proposal to Amend Exelon’s Bylaws to Provide Proxy Access

PROPOSAL 4: MANAGEMENT’S PROPOSAL REGARDING PROXY ACCESS

The board of directors believes that “proxy access”—the ability of shareholders to include shareholder-nominated candidates in the company’s proxy materials for annual meetings of shareholders—would enhance shareholder ability to participate in director elections while potentially enhancing board accountability and responsiveness. However, the board believes, and a number of our shareholders also believe, that it is important to structure proxy access to minimize the potential for abuse by investors who lack a meaningful long-term interest in Exelon or who wish to promote special interests that are not aligned with the interests of other shareholders. The board also believes that proxy access should be structured to minimize disruption of board functions and effectiveness.

In 2014, a shareholder submitted a proxy access proposal and requested that it be included in Exelon’s proxy statement for the annual meeting in 2015. The board of directors evaluated the shareholder proposal and considered the composition of Exelon’s shareholders, Exelon’s governance practices, and other factors. Exelon also sought input on the subject of proxy access from shareholders holding over 39 percent of Exelon’s outstanding common stock. Shareholders’ opinions about proxy access are mixed: some shareholders support proxy access consistent with the SEC rule adopted in 2010 (which was subsequently struck down by a federal court); some shareholders support proxy access but have concerns about the potential for shareholder abuse of proxy access and disruption of board functions; and other shareholders are opposed to proxy access in any form.

Accordingly, at the annual meeting in 2015, the board gave shareholders the opportunity to consider alternative proxy access proposals. The proxy statement for the annual meeting in 2015 presented for a shareholder vote both a management proposal and the shareholder proposal for proxy access. These alternative proposals included different standards regarding the appropriate qualifications for shareholders to use proxy access, the number of directors who may be nominated, and other important matters. At the 2015 annual meeting, shareholders approved the management proposal with over 52% of shares voting in favor of that proposal. In contrast, the shareholder proposal received support from only approximately 43% of the shares represented at the meeting. The proposal favored by a majority of shareholders at the 2015 annual meeting would allow any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 5 percent of Exelon’s outstanding common stock continuously for at least 3 years to nominate up to 20 percent of the Exelon directors to be elected (2 directors on Exelon’s current board of 13 directors) at the annual meeting of shareholders.

Both the board’s proposal and the shareholder proposal were advisory in nature. Subsequent to the 2015 annual meeting, Exelon sought further input from shareholders regarding proxy access and the board of directors considered developing trends for proxy access. Based on this additional information, Exelon determined that most shareholders would support a proxy access proposal that includes most elements of the management proposal presented at the 2015 annual meeting but with a 3 percent ownership requirement.

The proposal for proxy access recommended by the board of directors for approval by shareholders at the 2016 annual meeting is printed in its entirety in Appendix A attached to this proxy statement. In summary, the proposal recommended by the board, if approved by shareholders, would allow any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 3 percent of Exelon’s outstanding common stock continuously for at least 3 years to nominate up to 20 percent of the Exelon directors to be elected (2 directors on Exelon’s current board of 13 directors) at the annual meeting of shareholders.

88	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Vote on Management Proposal to Amend Exelon’s Bylaws to Provide Proxy Access

Exelon’s board of directors unanimously recommends a vote “FOR” this proposal. A summary of the principal features of the proposal and the basis of the board’s recommendation follows:

•

The Exelon board believes its proposed 3 percent ownership requirement provides a reasonable balance between the desire to provide meaningful rights to shareholders and the need to reduce the potential for abuse of proxy access by shareholders who may seek to advance special interests that may not be in the interest of all shareholders.

Several shareholders with whom Exelon discussed the subject since the 2015 annual meeting expressed continued support for a minimum ownership requirement of 5 percent, although others expressed a preference for a 3 percent ownership standard. The Exelon board believes that the prevailing view among shareholders has developed since the 2015 annual meeting to support a 3 percent ownership requirement.

•

The Exelon board of directors believes that the right to nominate up to 20 percent of the board (2 seats on a board of 13 directors) to serve on the Exelon board is a reasonable limit that will afford shareholders a meaningful opportunity to obtain board representation without excessive disruption of the balance of skill, experience and diversity of the board that would more likely result from the addition of a larger number of directors through a proxy access process.

Exelon already has a process for shareholders to make recommendations to the corporate governance committee for nominees for election to the board. The corporate governance committee has an important role in considering the effectiveness of the board and in identifying nominees who possess a combination of skills, professional experience and diversity of background necessary to oversee Exelon’s complex business. The corporate governance committee also considers whether a candidate would contribute to an effective and well-rounded and diverse board that operates openly and collaboratively and represents the best interests of all shareholders, and not just those with a special interest. The corporate governance committee’s process for considering nominees for director and the matters it considers are described above at page 1 under the heading “Director Qualifications and Nomination.” Although Exelon recognizes the value of proxy access, the board also recognizes that nominees proposed through proxy access are not subject to any evaluation or screening by the board’s corporate governance committee. Proxy access could therefore result in loss of important skills, experience and cognitive diversity on the board of directors.

The board believes that the board’s proposal allowing nominations of directors representing up to 20 percent of the board strikes the right balance between affording proxy access to long-term shareholders while not being overly disruptive to board functions and effectiveness that might adversely affect Exelon’s financial and operational performance.

The proposed amendment to the bylaws includes a requirement that shareholders may nominate no less than two candidates for the board of directors through proxy access. This will protect shareholders’ opportunities under proxy access in the event that the Exelon board is reduced in size to less than ten directors.

•

The board’s proposal requires a nominating shareholder or shareholder group to hold full voting and investment rights and the full economic interest, including the opportunity for profit and risk of loss, with respect to the required holdings of Exelon common stock continuously for at least 3 years.

The board believes that proxy access should be structured to require a sustained commitment to Exelon in terms of the shareholder’s ownership holding period, consistent with Exelon’s focus on managing the business for the long term. The board’s proxy access proposal will preclude the use of Exelon stock sold short in meeting the ownership requirements for proxy access. Exelon’s proposal establishes standards for treatment of borrowed shares in the share ownership requirements. In general, a shareholder who has loaned shares will be treated as the owner if the shareholder has the power to recall such loaned shares on not more than five business days’ notice, or if the shareholder has delegated voting power through an arrangement that is revocable at any time.

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Vote on Management Proposal to Amend Exelon’s Bylaws to Provide Proxy Access

•

Exelon’s board believes that a shareholder group making a nomination pursuant to proxy access should consist of no more than 20 shareholders. This will limit the administrative burden and expense that could otherwise be imposed upon Exelon in verifying the nature and duration of holdings of a large number of shareholders participating in a nomination.

Exelon believes that this is a reasonable limitation that will reduce administrative costs for Exelon and help reduce the risk of abuse of proxy access rights. Exelon has approximately 85 shareholders who collectively hold over 65 percent of Exelon’s common stock. These shareholders could easily act alone or form a group of 20 or fewer shareholders to establish the requisite 3 percent ownership requirement. Other holders of Exelon’s common stock who have legitimate concerns about the composition of the board could easily join with any one or more of the other holders of Exelon stock to form a group of 20 or fewer shareholders with the requisite 3 percent ownership. In the absence of a reasonable limitation on the number of shareholders in a group, Exelon could be required to make burdensome inquiries into the nature and duration of the share ownership of a large number of individuals participating in a nomination in order to verify their qualifications to make the nomination.

Shares held by two or more related investment funds will be treated as a single shareholder if the funds are (1) under common management and investment control, or (2) under common management and funded by a single employer, or (3) a “group of investment companies” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

•

The Exelon board believes that shareholders using proxy access to nominate directors should be required to provide information confirming that each nominee, if elected, will qualify as an independent director under the New York Stock Exchange rules and Exelon’s Corporate Governance Principles and that the election of each nominee will not violate applicable laws.

The board’s proposal includes a requirement that information regarding director independence be provided with respect to each nominee so it can be made available to shareholders when they cast their votes in the election of directors. Absent this requirement, shareholders will have information about the independence of Exelon’s nominees under the relevant independence standards but may not receive complete information about shareholder nominees. The board of directors will have the power to exclude shareholder nominees who do not meet established independence requirements.

•

The Exelon board believes that shareholders using proxy access to nominate directors should not be allowed to participate in another nomination pursuant to proxy access for the same election or engage in a proxy contest at the same meeting to seek the election of a greater number of nominees than the shareholder would be permitted to nominate through proxy access.

The board’s proposal provides that a shareholder participating in a nomination of directors through procedures other than proxy access will not be allowed to participate in a nomination at the same meeting through proxy access. Proxy access is intended to allow shareholders to nominate directors without the expense of a proxy solicitation. A shareholder who uses proxy access and engages in a proxy solicitation at the same time incurs the expense that proxy access is intended to avoid and diminishes the opportunities of other shareholders to make use of proxy access.

The nominating shareholder and members of a nominating group will not be permitted to join in another group that is making a nomination of other nominees through proxy access. This restriction is needed to prevent the use of the same shares to meet the minimum shareholding requirements for multiple nominations through proxy access.

•

The board’s proposal for proxy access represents the framework that the board believes would be most beneficial to all Exelon shareholders without excessive disruption in the functions and effectiveness of the board.

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Vote on Management Proposal to Amend Exelon’s Bylaws to Provide Proxy Access

The summary presented above is qualified by reference to the complete text of the proposal set forth in Appendix A. Shareholders are encouraged to review and rely upon the complete text of the proposed amendment to the Exelon bylaws.

The board of directors unanimously recommends a vote “FOR”

the management proposal regarding proxy access.

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Communication with the Board of Directors

PROCESS FOR SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders and other interested persons can communicate with any director or the independent directors as a group by writing to them, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The board has instructed the Corporate Secretary to review communications initially and transmit a summary to the directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters or individual service or billing complaints. Under the board policy, the Corporate Secretary will forward to the directors any communication raising substantial issues. All communications are available to the directors upon request. Shareholders may also report an ethics concern with the Exelon Ethics Hotline by calling 1-800-23-Ethic (1-800-233-8442). You may also report an ethics concern via the Internet at EthicsOffice@ExelonCorp.com.

SHAREHOLDER PROPOSALS

If you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. Exelon must receive your proposal on or before November 16, 2016. Exelon will consider only proposals meeting the requirements of the applicable rules of the Securities and Exchange Commission. Under our Bylaws, the proposal must also disclose fully all ownership interests the proponent has in Exelon and contain a representation as to whether the shareholder has any intention of delivering a proxy statement to the other shareholders of Exelon.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our corporate governance committee reviews all shareholder proposals and makes recommendations to the board for action on such proposals.

Additionally, under our Bylaws, for a shareholder to bring any matter before the 2017 annual meeting that is not included in the 2016 proxy statement, the shareholder’s written notice must be received by the Corporate Secretary not less than 120 days prior to the first anniversary of the mailing date of this proxy statement, which will be November 16, 2016.

DIRECTOR NOMINATIONS

A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the Exelon corporate governance committee for nomination as a director must submit the recommendation in writing to the Chair of the Corporate Governance Committee, c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. The corporate governance committee will consider all recommended candidates and self-nominees when making its recommendation to the full board of directors to nominate a slate of directors for election.

•

Nominations for 2016. Under the Exelon Bylaws, the deadline has passed for a shareholder to nominate a candidate (or nominate himself or herself) for election to the board of directors at the 2016 annual meeting.

•

Nominations for 2017. To nominate a candidate for election as a director or to stand for election at the 2017 annual meeting, a shareholder must either submit a recommendation to the corporate governance committee or provide the

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Communication with the Board of Directors

proper notice and the other information required by Exelon’s Bylaws. The Bylaws currently require the following: (1) notice of the proposed nomination must be received by Exelon no later than November 16, 2016; (2) the notice must include information required under the Bylaws, including: (a) information about the nominating shareholder, (b) information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, (c) a representation as to whether the shareholder intends to deliver a proxy statement to the other shareholders of Exelon, and (d) the signed consent of the candidate to serve as a director of Exelon, if elected. Exelon’s Bylaws are amended from time to time. If approved by shareholders at the annual meeting, the board’s adoption of the proxy access bylaws provision presented in Appendix A to this proxy statement will afford additional rights to shareholders for nomination of directors. Please review the Bylaws on our website to determine if any changes to the nomination process or requirements have been made.

AVAILABILITY OF CORPORATE DOCUMENTS

The Exelon Corporate Governance Principles, the Exelon Code of Business Conduct, the Exelon Amended and Restated Bylaws, and the charters for the audit, corporate governance, compensation and leadership development and other committees of the board of directors are available on the Exelon website at www.exeloncorp.com, on the corporate governance page under the Investors tab. Copies may be printed from the Exelon website and copies are available without charge to any shareholder who requests them by writing to Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398. In addition, our Articles of Incorporation, Compensation Consultant Independence Policy, Political Contributions Guidelines, biographical information concerning each director, and all of our filings submitted to the SEC are available on our website. Access to this information is free of charge to any user with internet access. Information contained on our website is not part of this proxy statement.

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Frequently Asked Questions

Can I access the Notice of Annual Meeting and Proxy Statement and the 2015 Financial Report on the Internet?

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On March 16, 2016, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice.

In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Exelon encourages shareholders to take advantage of the availability of the proxy materials on the internet in order to save Exelon the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.

Shareholders of Record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.

Do I need a ticket to attend the annual meeting?

You will need an admission ticket or proof of ownership to enter the annual meeting.

If you are a shareholder of record the bottom half of your proxy card will serve as your admission ticket.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Exelon stock as you enter the meeting, such as a bank or brokerage account statement. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Exelon stock, to:

Annual Meeting Admission Tickets c/o Bruce G. Wilson, Senior Vice President, Deputy General Counsel and Corporate Secretary, Exelon Corporation, 10 South Dearborn Street, P.O. Box 805398 Chicago, Illinois 60680-5398.

Shareholders also must present a form of personal photo identification in order to be admitted into the meeting.

No cameras, audio or video recording equipment, similar electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. Cell phones and similar wireless communication devices will be permitted in the meeting only if turned off. All items brought into the meeting will be subject to search.

Who is entitled to vote at the annual meeting?

Holders of Exelon common stock as of 5:00 p.m. New York Time on March 4, 2016 are entitled to receive notice of the annual meeting and to vote their shares at the meeting. As of that date, there were 921,694,742 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

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Frequently Asked Questions

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Exelon’s transfer agent, Wells Fargo Shareowner Services, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by Exelon.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

Your vote is important. We encourage you to vote promptly. Internet and telephone voting are available through 11:59 p.m. Eastern Time on April 25, 2016. You may vote in the following ways:

•

By Internet. If you have internet access, you may vote by internet. You will need the control number included on your proxy card or voting instruction form (“VIF”), as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or VIF.

•

By Telephone. If you are located in the United States or Canada, you can vote by calling the toll-free telephone number (1-800-690-6903) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or VIF, as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.

•

By Mail. If you are a holder of record and received a full paper set of materials, you can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the VIF provided by the holder of record.

•

At the Annual Meeting. If you are a shareholder of record and attend the annual meeting in person, you may use a ballot provided at the meeting to cast your vote. If you are a beneficial owner, you will need to have a legal proxy from your broker, bank or other holder of record in order to vote by ballot at the meeting.

May I revoke a proxy?

Yes. You may revoke a proxy at any time before the proxy is exercised by filing with the Corporate Secretary a notice of revocation, or by submitting a later-dated proxy by mail, telephone or electronically through the Internet. You may also revoke your proxy by attending the annual meeting and voting in person.

What is householding and how does it affect me?

Exelon has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

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Frequently Asked Questions

What are the voting requirements to elect the directors and to approve each of the proposals discussed in the Proxy Statement?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, in person or represented by proxy, is necessary to constitute a quorum.

Election of Directors: Majority Vote Policy

Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the nominee. In contested elections, the vote standard would be a plurality of votes cast.

Our Bylaws provide that, in an uncontested election, each director nominee must submit to the board before the annual meeting a letter of resignation that becomes effective only if the director fails to receive a majority of the votes cast at the annual meeting. The resignation of a director nominee who is not an incumbent director is automatically accepted by the board. The resignation of an incumbent director is tendered to the independent directors of the board for a determination of whether or not to accept the resignation. The board’s decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.

Ratification of PricewaterhouseCoopers as Independent Auditor

The appointment of PricewaterhouseCoopers LLP as Exelon Corporation’s independent auditor requires an affirmative vote of a majority of shares of common stock represented at the annual meeting and entitled to vote thereon in order to be adopted.

Executive Compensation

The vote on executive compensation is advisory and is not binding on the company, the board of directors, or the compensation and leadership development committee in any way, as provided by law. Our board and the compensation and leadership development committee will review the results of the vote and input from shareholders and will take it into account in making a determination concerning executive compensation consistent with our record of shareowner engagement.

Management Proposal Regarding Proxy Access

The adoption of the management proposal regarding proxy access requires an affirmative vote of a majority of shares represented at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal.

Shareholder Proposal Regarding the Form of Director Qualification Disclosure

The adoption of the shareholder proposal requires an affirmative vote of a majority of shares represented at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal.

How frequently will I have an opportunity to vote on executive compensation?

Every year. The Exelon board of directors has decided to hold the advisory vote on executive compensation annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

Could other matters be decided at the annual meeting?

At the date this proxy statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement.

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Frequently Asked Questions

Who will count the votes?

Representatives of Broadridge Financial Communications and Exelon’s Office of Corporate Governance will tabulate the votes and act as inspectors of the election.

Where can I find the voting results?

We will report the voting results in a Form 8-K to be filed with the SEC within four business days following the end of our annual meeting.

Who will pay for the cost of this proxy solicitation?

Exelon will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Alliance Advisors, LLC to distribute and solicit proxies. We will pay Alliance Advisors, LLC a fee of $15,000 plus reasonable expenses for these services.

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Appendix A

PROPOSED AMENDMENT TO EXELON’S BYLAWS TO IMPLEMENT PROXY ACCESS

Section	4.14. Proxy Access for Director Nominations.

(a)	Inclusion in Proxy Statement. The corporation shall include in its proxy statement for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the board of directors by a shareholder that satisfies, or by a group of no more than twenty shareholders that, collectively, satisfy, the requirements of this Section 4.14 (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 4.14 (the “Nomination Notice”) to have its nominee or nominees included in the corporation’s proxy materials pursuant to this Section 4.14.

(b)	Timeliness. To be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not less than one hundred and twenty days nor more than one hundred and fifty days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, in order to be timely the Nomination Notice must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In addition to the other requirements of this Section 4.14, the Nomination Notice must include the name and address of the Eligible Shareholder (including each shareholder whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder).

(c)	Required Information. For purposes of this Section 4.14, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined in Section 4.14(g)). To be timely, the Required Information must be delivered to or mailed and received by the secretary of the corporation within thirty days after the deadline for Nomination Notices set forth in Section 4.14(b).

(d)

Number of Shareholder Nominees. The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 4.14 but are subsequently withdrawn) appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed twenty percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 4.14, or if such amount is not a whole number, the closest whole number below twenty percent, but not less than two (the “Permitted Number”); provided that (i) if one or more vacancies for any reason occurs on the board of directors at any time after the deadline for Nomination Notices set forth in Section 4.14(b) and before the date of the applicable annual meeting of shareholders and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced and (ii) the Permitted Number shall be reduced for each annual meeting (but not more than two annual meetings) for each Shareholder Nominee that the board of directors decides to nominate for election at such annual meeting. If the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 4.14 exceeds the Permitted Number, each Eligible Shareholder shall select one of its Shareholder Nominees for inclusion in the corporation’s proxy materials. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee for inclusion in the corporation’s proxy materials, each Eligible Shareholder shall select one Shareholder Nominee, going in order of the amount (largest to smallest) of shares of the capital stock of the

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Appendix A

corporation each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the corporation, until the Permitted Number is reached, and all remaining Shareholder Nominees in excess of the Permitted Number shall be excluded from the corporation’s proxy materials.

(e)	Ownership for Purposes of Section 4.14. For purposes of this Section 4.14, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five business days’ notice, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the board of directors, which determination shall be conclusive and binding on the corporation and its shareholders. For purposes of this Section 4.14, the term “affiliate” shall have the meaning ascribed to it in the regulations promulgated under the Exchange Act. An Eligible Shareholder shall include in its Nomination Notice the number of shares it is deemed to own for the purposes of this Section 4.14.

(f)

Eligible Shareholder. An Eligible Shareholder must have owned (as defined in Section 4.14(e)) continuously for at least three years that number of shares of capital stock as shall constitute three percent or more of the outstanding capital stock of the corporation (the “Required Shares”) as of both (i) a date within seven calendar days prior to the date of the Nomination Notice and (ii) the record date for determining shareholders entitled to vote at the annual meeting. For purposes of satisfying the ownership requirements under this Section 4.14, (i) the shares of the capital stock of the corporation owned by one or more shareholders, or by the person or persons who own shares of the capital stock of the corporation and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed twenty, and (ii) two or more related funds will be treated as one shareholder or person for this purpose if such funds are (A) under common management and investment control, or (B) under common management and funded by a single employer, or (C) a “group of investment companies” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. No person may be a member of more than one group of persons constituting an Eligible

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Appendix A

Shareholder under this Section 4.14. Within the time period specified in this Section 4.14 for providing the Nomination Notice, an Eligible Shareholder must provide the following information in writing to the secretary of the corporation:

(i)	one or more written statements from each record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within three business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date and, in the case of loaned shares, a written statement to the effect that the person will recall such loaned shares prior to the record date for the annual meeting and hold such shares on the record date or will revoke delegated voting authority with respect to such shares and vote such shares at the annual meeting, and, in the case of shares held by two or more related funds, documentation that demonstrates to the reasonable satisfaction of the corporation that the funds are (A) under common management and investment control, or (B) under common management and funded by a single employer, or (C) a “group of investment companies” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended;

(ii)	the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 4.02(c) of this Article IV;

(iii)	a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv)	a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 4.14) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 4.14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the board of directors, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation, (E) intends to own the Required Shares through the date of the annual meeting, (F) has no present intention to dispose of the Required Shares within one year following the annual meeting if one or more of the Eligible Shareholder’s Shareholder Nominees is elected (it being understood that the Eligible Shareholder may disclaim any such representation regarding shares as to which the Eligible Shareholder has delegated investment power to an independent investment manager or shares held in or by an index fund), (G) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (H) otherwise will comply with all applicable laws, rules, regulations and listing standards in connection with any actions taken pursuant to this Section 4.14;

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Appendix A

(v)	in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters thereto, including withdrawal of the nomination; and

(vi)	an undertaking that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 4.14, (C) comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, and (D) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto, including prompt notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the annual meeting of shareholders and if any information or communications provided by the Eligible Shareholder to the corporation ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder shall promptly notify the secretary of the corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(g)	Statement. The Eligible Shareholder may provide to the secretary of the corporation, within the time period specified in this Section 4.14 for providing the Nomination Notice, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred words (excluding biographical and other information required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act), in support of the candidacy of all Shareholder Nominees nominated by the Eligible Shareholder (the “Statement”). Notwithstanding anything to the contrary contained in this Section 4.14, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 4.14 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Shareholder Nominee.

(h)

Representation and Agreement; Additional Information. At the time the Eligible Shareholder delivers the Nomination Notice, the Shareholder Nominee must deliver to the secretary of the corporation a written representation and agreement that the Shareholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question, or has fully disclosed to the corporation all such agreements, arrangements and understandings with, and all such commitments and assurances to, any person, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, or has fully disclosed to the corporation all such agreements, arrangements and understandings with any such person or entity, and (iii) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, and within five business days after receipt of such

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Appendix A

questionnaires from the corporation, the Shareholder Nominee must submit all completed and signed questionnaires and other information requests required of the corporation’s directors and officers. The corporation may request such additional information as necessary to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”) and the qualifications of the Shareholder Nominee to serve on the corporation’s Audit Committee and Compensation and Leadership Development Committee, and the Shareholder Nominee must respond to any such request within five business days after receipt. If any information or communications provided by the Shareholder Nominee to the corporation ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Shareholder Nominee shall promptly notify the secretary of the corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. If the board of directors determines that the Shareholder Nominee is not independent under the Applicable Independence Standards, or if the Shareholder Nominee fails to provide requested information on a timely basis, the Shareholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(i)	Eligibility for Nomination at Subsequent Meetings. Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent of the votes cast “for” the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 4.14 for the next two annual meetings of shareholders. Any Eligible Shareholder (including each shareholder whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder) whose Shareholder Nominee is elected as a director at the annual meeting of shareholders will not be eligible to nominate or participate in the nomination of a Shareholder Nominee for the next two annual meetings of shareholders other than the nomination of such previously elected Shareholder Nominee, unless the board of directors nominates such previously elected Shareholder Nominee at a subsequent annual meeting.

(j)

Disqualification. The corporation shall not be required, pursuant to this Section 4.14, to include in its proxy materials for any meeting of shareholders a Shareholder Nominee (i) if the secretary of the corporation receives a notice that any shareholder has nominated a person for election to the board of directors pursuant to the advance notice requirements for shareholder nominations for director set forth in Section 4.02(b) of this Article IV, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the board of directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the board of directors, (iv) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the Eligible Shareholder who has nominated such Shareholder Nominee shall have provided information to the corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not

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Appendix A

misleading, as determined by the board of directors, (ix) if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting, or (x) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 4.14. For the purposes of this Section 4.14(j), if an Eligible Shareholder is subject the conditions in clause (i), (ii), (viii), or (x), the corporation may exclude from its proxy materials all Shareholder Nominees nominated by such Eligible Shareholder or, if the proxy statement has already been filed, may declare all such Shareholder Nominees ineligible to stand for election or serve as a director; and if a Shareholder Nominee is subject to the conditions in clause (iii), (iv), (v), (vi), (vii) (viii), (ix), or (x), the corporation may declare such Shareholder Nominee ineligible and exclude such Shareholder Nominee from the proxy materials, or, if the proxy statement has already been filed, may declare the Shareholder Nominee ineligible to stand for election or serve as a director.

(k)	Invalidity. Notwithstanding anything to the contrary set forth herein, the board of directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 4.14, as determined by the board of directors or the person presiding at the annual meeting of shareholders, (ii) the Shareholder Nominee(s) are determined to be ineligible to stand for election or serve as a director pursuant to Section 4.14(j), or (iii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 4.14.

(l)	Filing of Solicitations and Other Communications. The Eligible Shareholder (including any person who owns shares of capital stock of the corporation that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 4.14(f) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

A-6	Exelon Corporation Notice of the Annual Meeting and 2016 Proxy Statement

Exelon Corporation P.O. Box 805398 Chicago, IL 60680-5398 exeloncorp.com © Exelon Corporation, 2016

EXELON CORPORATION 10 SOUTH DEARBORN STREET P.O. BOX 805398 CHICAGO, IL 60680-5398

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E02680-P75443-Z67404	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXELON CORPORATION
The board of directors recommends voting FOR Proposals 1 through 4:
1.	Election of Directors

	Nominees:	For	Against	Abstain
	1a. Anthony K. Anderson	☐	☐	☐

	1b. Ann C. Berzin	☐	☐	☐		For	Against	Abstain

	1c. Christopher M. Crane	☐	☐	☐	1l. Mayo A. Shattuck III	☐	☐	☐

	1d. Yves C. de Balmann	☐	☐	☐	1m. Stephen D. Steinour	☐	☐	☐

	1e. Nicholas DeBenedictis	☐	☐	☐	2. The Ratification of PricewaterhouseCoopers LLP as Exelon's independent Auditor for 2016.	☐	☐	☐

	1f. Nancy L. Gioia	☐	☐	☐	3. Approve the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

	1g. Linda P. Jojo	☐	☐	☐	4. Approve the management proposal to amend Exelon's bylaws to provide proxy access.	☐	☐	☐

	1h. Paul L. Joskow	☐	☐	☐

	1i. Robert J. Lawless	☐	☐	☐	NOTE: Authority is also given to vote on all other matters that may properly come before the meeting or any adjournment thereof.

	1j. Richard W. Mies	☐	☐	☐

	1k. John W. Rogers, Jr.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

To attend the annual meeting please detach and bring this ticket along with a valid photo ID and present them at the Shareholder Registration Table upon arrival. This ticket is not transferable.

No cameras, audio or video recording equipment, similar electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas. Cell phones and similar wireless communication devices will be permitted in the meeting only if turned off. All items brought into the meeting will be subject to search.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Exelon’s Notice and Proxy Statement and Annual Report are available online at www.proxyvote.com. The electronic documents have been prepared to offer easy viewing and are completely searchable. The website will allow you to view the materials as you vote the shares. We believe that you will find this method of viewing Exelon's information and voting the shares more convenient.

We encourage you to vote the shares at www.proxyvote.com and then register for the electronic delivery of Exelon’s proxy materials for 2017 and beyond.

IF YOU WISH TO ATTEND THE ANNUAL MEETING, DETACH AND BRING THIS ADMISSION TICKET ALONG WITH A PHOTO ID

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E02681-P75443-Z67404

EXELON CORPORATION

2016 COMMON STOCK PROXY

This proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Shareholders to be held

on Tuesday, April 26, 2016 at 9:00 A.M. Eastern Time at

PECO Energy Headquarters

2301 Market Street

Philadelphia, Pennsylvania

DARRYL M. BRADFORD and BRUCE G. WILSON, or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on the proxy card is/are entitled to vote at the annual meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If the proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors.

The Northern Trust Company as trustee for the Exelon Employee Savings Plan, for which Hewitt Associates LLC is the plan record keeper, is hereby authorized to execute a proxy with the identical instructions for any shares of common stock held in this plan for the benefit of any shareholder(s) named on this card. For all shares for which no valid instruction is timely received, the trustee of the respective plan is instructed to vote the shares in the same proportion as the shares that were affirmatively voted by shareholders participating in the respective plan.

Continued and to be signed on reverse side